Exhibit 10.16

HOTEL MANAGEMENT AGREEMENT

By and Between

JUSTICE OPERATING COMPANY LLC

and

INTERSTATE MANAGEMENT COMPANY, LLC

HILTON SAN FRANCISCO FINANCIAL DISTRICT

FEBRUARY 1, 2017

Exhibit A	Centralized Services

Exhibit B	Pro Forma Approved Annual Plan

Exhibit C	Form of Daily Cash Management Excel Spreadsheet

Exhibit D	Centralized Accounting Services

HOTEL MANAGEMENT AGREEMENT

THIS HOTEL MANAGEMENT AGREEMENT (this “Agreement”) is entered into on this 1st day of February, 2017 (the “Commencement Date”), between JUSTICE OPERATING COMPANY LLC, a Delaware limited liability company (the “Owner”) and INTERSTATE MANAGEMENT COMPANY, LLC, a Delaware limited liability company (the “Operator”).

RECITALS

A.       Owner is the owner of the hotel known as the Hilton San Francisco Financial District located at 750 Kearny Street, San Francisco, CA 94108 (the “Hotel”); and

B.        Owner and Operator desire to evidence their agreement with respect to the operation, direction, management, and supervision of the Hotel as more particularly set forth below.

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, Owner and Operator agree as follows:

ARTICLE I

THE HOTEL

1.1.          Owner and Operator acknowledge that the Hotel consists of and contains the Building, together with the parcel of land on which the Building is located, the Installations, the FF&E, the Operating Equipment, the Operating Supplies and fitness facilities and any parking areas or other facilities located on such land, including, without limitation, the Chinese Cultural Center premises, and the spa premises. Operator and Owner agree that while the operation and management of any parking areas will be included in the definition of the Hotel and therefore shall be managed by Operator pursuant to the terms of this Agreement, Owner hereby reserves the right to have all or any portion of such parking areas managed by any person or entity other than Operator (the “Owner Parking Facility Rights”) and as result thereof such parking areas shall no longer be included as part of the Hotel for purposes of Operator’s management thereof. In addition, Operator agrees that Owner shall have the right to repurpose various portions of the Hotel at any time during the Operating Term.

ARTICLE II

OPERATING TERM

2.1.         This Agreement shall have an initial term commencing on the Takeover Date and expiring on the tenth (10th) anniversary of the Takeover Date (the “Initial Term”), unless sooner terminated in accordance with the provisions of this Agreement or unless extended as provided by the terms of this Agreement or as otherwise provided by the written agreement of Owner and Operator. This Agreement shall automatically renew for the applicable Renewal Term unless either party gives the other party written notice of termination no less than ninety (90) days before the end of the Initial Term or the then applicable Renewal Term (such date, the “Renewal Termination Date”); provided that no such renewal shall be effective if an Operator Event of Default is ongoing on either the Renewal Termination Date or the commencement date of any such Renewal Term.

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ARTICLE III

APPOINTMENT AND ENGAGEMENT OF OPERATOR

3.1.          Subject to the terms of this Agreement, Owner hereby engages Operator as its agent and exclusive operator of the Hotel during the Operating Term and Operator hereby accepts such engagement.

3.2.          Subject to (a) Operator being provided with sufficient funds in accordance with the terms of this Agreement and (b) the terms of the then applicable Approved Annual Plan, Operator shall operate the Hotel and all of its facilities and activities (i) in such a manner to meet the Standard at all times throughout the Operating Term and (ii) in compliance in all material respects with the Legal Requirements. Operator shall also operate and manage the Hotel for Owner in a commercially reasonable, business-like, prudent and professional manner.

3.3.          Operator acknowledges and agrees that (a) Owner has an office in the Building and intends to oversee actively the operation of the Hotel, (b) if Owner exercises its Owner Parking Facility Rights, the success of the operation of such parking areas by a person or entity other than Operator will be partially dependent upon the operations and success of the Hotel and (c) Owner may engage an asset manager for the purpose of overseeing Operator’s management of the Hotel. Operator will consult regularly (at least monthly or as otherwise reasonably requested by Owner) with Owner to provide Owner with a status report of the Hotel operations and discuss any other matters concerning the operation or condition of the Hotel, including, without limitation, any policies or procedures affecting any aspect of the Hotel’s (i) physical components, (ii) operations, (iii) financial performance and/or (iv) relative performance in the marketplace. In furtherance of the foregoing, Operator shall, and shall instruct its executive staff, to provide Owner with access to real-time information concerning the Hotel, which shall be in addition to the periodic reports on the operation of the Hotel required elsewhere in this Agreement. Operator shall take into account Owner’s recommendations and the impact of decisions made by Operator on the anticipated operating and financial performance of the Hotel. Operator shall in all events consult with Owner before implementing any material changes in policies and procedures relating to the Hotel (and, if another provision of this Agreement requires approval for such changes, obtain Owner’s approval). Owner shall consult directly with the Vice President of Operations or such other corporate employee of Operator as Owner may reasonably request, and shall not contact any Hotel Employee, regarding the operations of the Hotel, other than the General Manager, the Director of Sales and Marketing and the Director of Finance. Notwithstanding the foregoing, but subject to Section 3.5, nothing in this Section 3.3 shall negate the authority granted to Operator under this Agreement and all Hotel Employees will be directed by Operator as employer.

3.4.          Subject to the terms of this Agreement, Operator shall have control and discretion in all aspects of the operation, direction, management and supervision of the Hotel. Specifically, during the Operating Term, Operator, as agent and for the account of Owner, shall in accordance with and subject to the then applicable Approved Annual Plan and the other applicable provisions of this Agreement (including Section 3.2), and only to the extent Owner has provided sufficient funds therefor, either through Hotel operations or directly from Owner:

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A.	Determine Hotel policies including but not limited to (i) credit policies (including entering into agreements with credit card organizations), (ii) terms of admittance, (iii) charges for rooms, (iv) food and beverage policies, (v) Employment Policies, and (vi) entertainment policies;

B.	Recruit, train, direct, supervise, employ and dismiss the Hotel Employees for the operation of the Hotel, and in connection therewith establish and maintain an affirmative action plan for the Hotel to the extent required for Operator and/or the Hotel to maintain its status as a federal contractor;

C.	Develop and implement advertising, marketing, promotion, publicity and similar programs for the Hotel;

D.	(i) Negotiate and enter into Leases, collect the rent under such Leases and otherwise administer the Leases and (ii) negotiate and enter into contracts for the provision of services to the Hotel;

E.	Upon receipt of all necessary information from Owner, apply for, process and take all necessary steps to procure and keep in effect in Owner’s name (or, if required by the licensing authority, in Operator’s name or both) all licenses and permits and the sales tax registration(s) required for the operation of the Hotel;

F.	Provide purchasing services for routine replacements and renewals of FF&E, Operating Equipment and Operating Supplies necessary for the operation of the Hotel; non-routine purchases of such items may be provided pursuant to a separate written agreement on terms and conditions set forth therein (including a separate fee); provided, however, to the extent that Owner purchases any of the FF&E, Operating Equipment or Operating Supplies used in connection with the operation of the Hotel, Owner will provide to Operator sufficient information for Operator to maintain accurate books and records regarding sales tax accruals and pay such accruals out of Total Revenues from the Hotel, and Owner agrees to fully cooperate with Operator in the event of any related tax audit;

G.	Provide routine accounting services as required in the ordinary course of business;

H.	Comply with all applicable laws, ordinances, regulations, rulings and orders of governmental authorities affecting or issued in connection with the Hotel, as well as with orders and requirements of any board of fire underwriters or any other body which may exercise similar functions. Owner agrees to promptly deliver to Operator any notice of violation thereof received with respect thereto;

I.	Cause all needed ordinary repairs and maintenance to the Hotel in accordance with the Standard, the Franchise Agreement any Mortgage and any applicable Legal Requirements, and supervise such repairs and maintenance;

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J.	Subject to Section 3.6 below, operate the Hotel in accordance with (i) the Major Agreements, (ii) any agreement related to the operation of the Hotel which was entered into prior to the date hereof provided a copy of such agreement has been delivered to Operator or is then in the actual or construction possession or control of Operator, and (iii) any agreement related to the operation of the Hotel which (y) Operator enters into on behalf of Owner or (z) Owner has entered into at Operator’s request; and

K.	Provide such other services as are required under the terms of this Agreement or as are customarily performed without additional fee by management companies of similar properties in the area of the Hotel.

3.5.          Notwithstanding the foregoing or anything to the contrary in this Agreement and other than as expressly provided in the then applicable Approved Annual Plan, Operator shall not, without Owner’s approval:

A.	enter into any service or other arrangement (or series of related contracts or arrangements) if (i) the contract or other arrangement would or are reasonably anticipated to, exceed $10,000 in the aggregate, (ii) the term of such contract or arrangement is in excess of one (1) year (and in no event beyond the Initial Term), or (iii) the contract or other arrangement is not terminable by Owner or Operator without payment or penalty upon not less than thirty (30) days notice. Operator shall nevertheless promptly report to Owner the execution of each such contract having a liability to the Hotel in excess of $5,000;

B.	enter into any agreement creating a voluntary lien or encumbrance affecting any portion of the Hotel;

C.	enter into any Lease or enter into any lease for the use of any item of FF&E or other property;

D.	borrow any money, guaranty the debts of any third person or execute any credit documents or incur any obligation in the name of, or on behalf of Owner or the “Hotel”, except in the ordinary course of business and consistent with the Approved Annual Plan;

E.	incur any liabilities or obligations to third parties which are unrelated to the operation, maintenance and security of the Hotel which create any contractual obligation upon the Owner or the Hotel;

F.	settle any (i) condemnation awards with respect any portion of the Hotel regardless of amount or (ii) casualty insurance claims with respect to the Hotel or Owner which involve, or which may be reasonably estimated to involve (x) amounts in excess of $10,000, or (y) any admission of liability on the part of the Hotel or Owner;

G.	employ any professional firm out of the ordinary course of business;

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H.	prosecute or settle any tax claims or appeals;

I.	except as approved in advance and in writing by Owner (in the Approved Annual Plan or otherwise), or as expressly permitted in this Agreement (including Article VI), purchase any goods, supplies and services from itself or any Affiliate of Operator, or enter into any other transaction with an Affiliate of Operator;

J.	provide complimentary rooms or services to (i) any guests other than in connection with (A) settling guest satisfaction issues provided that in Operator’s reasonable and prudent judgment, it is in the best interest of Owner and the Hotel and (B) group sales agreements, provided that (y) in Operator’s reasonable and prudent judgment, it is in the best interest of Owner and (z) such complimentary rooms or services are normal and customary practices with respect to group sales agreements in the San Francisco market, taking into account the size of the group, the value of the group sales agreement and the length of stay, and (ii) any other person as expressly provided in, and subject to, the terms of Section 4.3;

K.	acquire on behalf of Owner any land or any interest therein;

L.	acquire any personal property or capital assets (either by purchase or lease) of or from the Hotel or any interest therein;

M.	participate in any condemnation proceeding relating to the Hotel or any portion thereof, provided that Operator may assert a claim and file such necessary documents with respect to the assertion of such claim in any such proceeding, subject to consultation with Owner and further provided that Operator shall not assert any claims or take any substantive or procedural positions adverse to Owner’s interests in such proceeding;

N.	sell, transfer or otherwise dispose of all or any portion of the Hotel except for dispositions of FF&E to the extent expressly permitted herein or expressly provided for in the then applicable Approved Annual Plan;

O.	perform any alterations to the Hotel or any portion thereof except to the extent Operator’s performance of any such alternation shall be expressly provided for in the then applicable Approved Annual Plan;

P.	institute or defend any legal proceedings with respect to the Hotel; provided that, Operator may, without Owner’s consent (i) institute claims for collection of bad debts after reasonably determining that it is in the best interest of Owner and/or the Hotel, (ii) defend employment-related claims (provided that Owner’s approval shall be required for settlement of any employment claim requiring payment of Owner’s funds or admission of liability on the part of the Hotel or Owner), (iii) defend and/or settle claims involving amounts less than $10,000 and (iv) defend insured claims (provided that Owner’s consent shall be required for settlement of any insured claim requiring payment by Owner of more than $5,000 or admission of liability of the Hotel or Owner);

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Q.	lease or rent any one or more of the Hotel’s ballroom, conference room, and banquet room for periods in excess of twenty-one (21) days or the Hotel’s bar or restaurant for periods in excess of five (5) consecutive days;

R.	take any other action which, under the terms of this Agreement, is prohibited or requires the approval of Owner.

For the purposes of Section 3.5(Q), Operator shall request Owner’s approval in writing, which request shall be accompanied by such information as is reasonably necessary to enable Owner to make an informed decision. In the event Owner fails to notify Operator in writing of its approval or disapproval within a twenty-four (24) hour period, such failure shall be conclusively deemed to be Owner’s approval of same. For all other purposes of this Section 3.5, Operator shall request Owner’s approval in writing, which request shall be accompanied by such information as is reasonably necessary to enable Owner to make an informed decision. In the event Owner fails to notify Operator in writing of its approval or disapproval within five (5) business days, Operator shall deliver to Owner of a second notice following such original five (5) business day period, indicating in ALL CAPITAL TYPE that Owner’s failure to deliver its objection as provided in this Section 3.5 in the next five (5) business days shall result in Owner’s deemed approval of the item set forth in the request and Owner’s failure to respond within said five (5) business day period shall be conclusively deemed to be Owner’s approval of same.

3.6.          Operator’s obligations with respect to any Major Agreement shall be limited to the extent (a) complete and accurate copies thereof, or summaries of the relevant provisions thereof, have been delivered to Operator, or are then in the actual or constructive possession or control of Operator or the Hotel’s general manager, and (b) the provisions thereof and/or compliance with such provisions by Operator (i) are applicable to the day to day operation, maintenance and non-capital repair and replacement of the Hotel or any portion thereof (including cash management), (ii) do not require contribution of capital from the Operator, (iii) do not materially increase Operator’s obligations hereunder or materially decrease Operator’s other rights hereunder, (iv) do not limit or purport to limit any corporate activity or transaction with respect to Operator or its affiliates or any other activity, transfer, transaction, property or other matter involving Operator or its affiliates other than at the site of the Hotel except to the extent set forth in Article XIX of this Agreement or otherwise agreed to by Operator in a subordination agreement and (iv) are otherwise contemplated to be within the scope of Operator’s duties under this Agreement. Owner acknowledges and agrees that any failure of Operator or the Hotel to comply with the provisions of any Major Agreement that is a direct result of (A) the condition of the Hotel and/or the failure of the Hotel to comply with the provisions of such Major Agreement, prior to the Takeover Date, (B) construction activities at the Hotel, (C) latent defects in the design and/or construction of the Hotel, (D) written instructions from Owner to operate the Hotel in breach of its obligations under such Major Agreement and/or (E) Owner’s failure to approve any matter requested by Operator that is necessary to comply with the applicable Major Agreement, shall not be deemed a breach by Operator of its obligations under this Agreement.

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3.7.          Operator agrees to pay to Owner a contribution (the “Key Money Contribution”) in the form of a loan in the amount of two million dollars ($2,000,000) within seven (7) days after the Takeover Date. The Key Money Contribution shall be amortized in equal monthly amounts over an eight (8) year period commencing on the second (2nd) anniversary of the Takeover Date. If this Agreement is terminated for any reason prior to the tenth (10th) anniversary of the Takeover Date, then Owner shall pay to Operator, concurrent with the effective date of termination of this Agreement the unamortized portion of the Key Money Contribution (the “Unamortized Key Money”). Repayment of the Unamortized Key Money shall not be considered a waiver by Owner of any right to seek any and all damages against Operator if Owner terminates this Agreement due to an Event of Default by Operator.

3.8.          Notwithstanding anything in the foregoing to the contrary, in connection with the Franchise Agreement, Operator (a) shall work closely with Owner and Franchisor to cause Owner and the Hotel to comply with the Franchise Agreement, (b) is authorized to communicate with Franchisor (provided Operator provides Owner with 24 hours’ notice prior to any communication other than day-to-day operational matters) in order that Owner may participate in such communications), purchase supplies and services as may be required by the Franchise Agreement, (c) promptly provide Owner with the results of any reports, inspections, or other matters provided to Operator by Franchisor with regard to the Hotel, and (d) promptly advise Owner of notice of default by Owner or the Hotel received from Franchisor.

3.9.          Operator agrees to perform the following obligations in all material respects in connection with the transition of operation of the Hotel that will occur on the Takeover Date:

A.	Operator shall honor any reservations for Hotel guest rooms and other Hotel facilities on or after the Takeover Date which have been made by guests or customers before the Takeover Date with the current operator of the Hotel or Owner. Owner shall cause to be transferred to Operator any guest and customer deposits held by the current operator of the Hotel with respect to those reservations;

B.	Operator shall assume responsibility for guest tray ledger transferred by the current operator of the Hotel and the care and protection of the contents of safe deposit boxes and any luggage, parcels, packages, faxes, messenger and overnight courier packages and mail of guests held by the current Hotel operator or Owner on the Takeover Date;

C.	Operator shall accept as agent for Owner and perform the obligations being assumed by Owner from and after the Takeover Date under space leases, concession and license agreements, equipment leases and service contracts of the current Hotel operator or lessee;

D.	Operator shall assist Owner with the transfer of existing permits, to the extent transferable, and in applying for and obtaining all other necessary permits for the lawful operation of the Hotel from and after the Takeover Date;

E.	If requested by Owner, Operator shall acquire from the existing hotel operator, Owner or their Affiliates and lawfully transfer into its name or one of its Affiliates acceptable to Owner the liquor license for the sale of alcoholic beverages at the Hotel and the liquor inventory of the Hotel; and

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F.	Operator shall otherwise assist and cooperate with Owner in the orderly and smooth transition of operation of the Hotel from the current operator to Operator on the Takeover Date.

ARTICLE IV

HOTEL EMPLOYEES

4.1.

A.	All Hotel Employees shall be employees of Operator. Operator shall comply with all applicable Legal Requirements, Union Agreements, including, without limitation, worker’s compensation, social security, unemployment insurance, hours or labor, wages, working conditions, and other employer-employee related subjects respecting the Hotel Employees. To the extent possible, Operator shall use local labor in the operation of the Hotel. Notwithstanding anything to the contrary herein, upon commencement of management of the Hotel, Operator agrees to offer employment to a sufficient number of former employees of the Hotel who desire employment by Operator on sufficient terms and conditions to avoid the notification requirements of the WARN Act and similar state law requirements. The Operator may not knowingly hire any individuals for employment at the Hotel who are related to the officers, directors or shareholders of Operator without Owner’s prior approval. Operator shall use its reasonable efforts to design, promote and implement employment practices which emphasize the continuity of management (including but not limited to the executive staff), minimize training and moving costs and reduce personnel turnover and shall consider the objective of minimizing Operating Expenses when making staffing, employee transfer and staff reduction decisions.

B.	Owner shall have the right to consult with Operator with respect to the hiring, initially and with respect to any replacement of, the Hotel’s General Manager, Director of Sales and Marketing, Director of Finance, Director of Human Resources, Director of Food and Beverage, Director of Catering, Chief Engineer and Executive Chef (the “Core Executive Staff”). Owner shall have the right to approve, which approval shall not be unreasonably withheld, delayed or conditioned, the hiring or replacement of the Core Executive Staff within five (5) business days after written request from Operator, which request shall be accompanied by such information as is reasonably necessary to enable Owner to make an informed decision. In the event Owner fails to notify Operator in writing of its approval or disapproval within such five (5) business day period, Operator shall deliver to Owner of a second notice following such original five (5) business day period, indicating in ALL CAPITAL TYPE that Owner’s failure to deliver its objection as provided in this Section 4.1 in the next five (5) business days shall result in Owner’s deemed approval of the item set forth in the request and Owner’s failure to respond within said five (5) business day period shall be conclusively deemed to be Owner’s approval of same. All compensation (including, without limitation, all wages, costs of payroll and similar taxes, employee benefits, relocation expenses, fringe benefits, bonuses and severance payments) of the Hotel Employees (“Employee Expenses”) shall be an Operating Expense and shall be borne by Owner and paid or reimbursed to Operator out of the Agency Account or if the amounts therein are insufficient by Owner upon demand therefor by Operator. Owner acknowledges and agrees that Operator shall have the right to institute compensation, employee benefit, severance payment and bonus policies and programs for the Hotel Employees so long as such policies are reasonable and customary in the industry for similar positions in comparable hotels, provided, Owner shall have the right to approve such policies and programs in the aggregate within each Approved Annual Plan. The aggregate amount of Employee Expenses, including, without limitation, Employee Expenses for Core Executive Staff and department heads, shall be subject to Owner’s approval as part of the Proposed Annual Plan review and approval process, or otherwise approved by Owner. If this Agreement is terminated in the middle of any Fiscal Year, Owner shall pay a pro-rata portion of any Hotel Employee’s bonus that accrued during the Operating Term. Notwithstanding anything here in the contrary, the parties hereby agree that Owner’s liability to pay for (or reimburse Operator for) any severance obligations relating to any member of the Core Executive Staff shall be limited to an amount equal to the ratio, expressed as a percentage, of (a) such person’s tenure as a member of the Core Executive Staff at the Hotel to (b) such person tenure as an employee of Operator and its Affiliates.

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4.2.         Operator shall comply with all applicable laws with respect to pension, medical, health, life insurance, retirement, welfare and similar employee benefits in the name of Operator, and may, enroll the Hotel Employees in additional retirement, health and welfare employee benefit plans substantially similar to corresponding plans implemented in other hotels with similar service levels managed by Operator and in accordance with industry standards. Such plans may be, at Operator’s option, joint plans for the benefit of employees at more than one hospitality property owned, leased or managed by Operator or its Affiliates, subject to the provisions of applicable laws. Employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and reasonable administrative fees which Operator may expend in connection therewith shall be the responsibility of Owner and shall be an Operating Expense; provided that, other than withdrawal liability, such employer contributions shall be subject to the then-applicable Annual Plan. Operator agrees to request an annual estimate of withdrawal liability from any applicable Union. The administrative expenses of any joint plans will be equitably apportioned by Operator among properties covered by such plan, based on the Hotel’s payroll expense as it relates to the total expense of such joint plan. Operator shall not recognize any labor union for purposes of representing Hotel Employees, except (i) any currently recognized by the employer prior to the Takeover Date and (ii) pursuant to a lawful final order of the National Labor Relations Board. Operator shall negotiate for the mutual best interests of Owner and Operator with any labor unions representing Hotel Employees, but any collective bargaining agreement or labor contract resulting therefrom will be executed by Operator as the employer with the prior approval of Owner, which approval shall not be unreasonably withheld or delayed. It is understood that, with respect to any labor negotiations applicable to the Hotel, Operator shall consult with Owner in advance of, and during the course of, negotiations with any labor union. Operator shall receive input from Owner in connection with the negotiation of collective bargaining agreements and Operator shall reflect such input in such negotiations. Operator agrees that, with respect to any collective bargaining agreement negotiations, Operator will review with Owner all economic terms of any collective bargaining agreement proposal before making or agreeing to such proposed economic terms. Operator shall not enter into any multiemployer bargaining arrangement applicable to the Hotel and other hotel properties not owned or managed by Operator without Owner’s prior written approval, which approval shall not be unreasonably withheld or delayed. If a collective bargaining agreement is in place for the Hotel Employees immediately prior to the termination of this Agreement, Operator may request that Owner, in connection with such termination, seek an assessment regarding the amount of withdrawal liability incurred under any related benefit plan, if any. At Operator’s option, Owner shall post a bond or establish an escrow account to cover the costs of such withdrawal liability relating to the termination of this Agreement. Owner hereby acknowledges and agrees that (a) any employee benefit plan withdrawal liability and (b) compliance with the provisions of the WARN Act upon any disposition of the Hotel, upon any termination of this Agreement or upon the occurrence of any other event giving rise to the application of the WARN Act are the responsibility and obligation of Owner, and Owner shall use commercially reasonably efforts to (i) cause the succeeding employer to hire a sufficient number of employees at the Hotel to avoid the occurrence of a “closing” under the WARN Act or (ii) provide Operator with sufficient notice of termination to allow Operator to comply with the WARN Act and avoid any liability thereunder, and Owner hereby agrees to indemnify, defend and hold Operator harmless in connection with any employee benefit plan withdrawal liability or any breach or claimed breach of the WARN Act in connection with any such disposition, termination or other occurrence, to the extent set forth in Section 22.2.

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4.3.          Operator, in its reasonable discretion, but always in accordance with the system-wide policies and procedures of Operator (which shall limit accommodations to space projected to be available and not reserved or occupied by members of the public), may, as an Operating Expense of the Hotel, (a) provide lodging for Operator’s executive employees visiting the Hotel in connection with the performance of Operator’s services and allow them the use of Hotel facilities and (b) provide the General Manager of the Hotel and other Core Executive Staff temporary living quarters within the Hotel and the use of all Hotel facilities for up to thirty (30) days, in either case without charge, as the case may be, subject to the Approved Annual Plan.

4.4.          Operator shall not be liable for any failure of the Hotel to comply prior to the Commencement Date with any Employment Laws.

4.5.          Operator shall make available from time to time, and for the period of time reasonably required, its Senior Vice President of Operations for the purpose of providing services in connection with the operation or control of the Hotel, including, without limitation, for the purpose of improving the operations of the Hotel or supervising the operation of the Hotel to ensure that the Standard is achieved and maintained.

4.6.          Operator may, in its discretion, transfer one or more employees of Operator (or any of its Affiliates) to perform operational services at the Hotel on a temporary basis whenever it determines that circumstances have made it impractical for Operator to hire a qualified permanent employee, in which event such employee of Operator (or its Affiliate) shall be provided with room and food at the Hotel free or charge for a reasonable temporary period.

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ARTICLE V

AGENCY; PROVISION OF FUNDS

5.1.          In the performance of its duties as Operator of the Hotel, Operator shall act solely as agent of, and for the account of, Owner. Nothing in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner and Operator. Except as otherwise provided in this Agreement, (a) all debts and liabilities to third persons incurred by Operator in the course of its operation and management of the Hotel in accordance with the provisions of this Agreement shall be the debts and liabilities of Owner only and (b) Operator shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Hotel as agent for Owner. Operator may so inform third parties with whom it deals on behalf of Owner and may take any other reasonable steps to carry out the intent of this paragraph.

5.2.          Operator shall in no event be required (a) to advance any of its funds (whether by waiver or deferral of its management fees or otherwise) for the operation of the Hotel or (b) to incur any liability unless Owner shall have furnished Operator with funds necessary for the discharge thereof prior to incurring such liability. Operator shall not be deemed to be in default of its obligations under this Agreement to the extent it is unable to perform any obligation due to the lack of available funds from the operation of the Hotel or as otherwise provided by Owner.

ARTICLE VI

CENTRALIZED SERVICES; INFORMATION TECHNOLOGY

6.1.          Operator may, subject to the then applicable Approved Annual Plan, provide or cause its Affiliated companies to provide for the Hotel and its guests the Centralized Services. The current list of Centralized Services offered by Operator is attached to this Agreement as Exhibit A (other than the Centralized Accounting Services, which are as separately defined in this Agreement), and will be modified on an annual basis in connection with the review and approval of the Approved Annual Plan. Subject to the provisions of the applicable Approved Annual Plan, Operator or such of Operator’s Affiliated companies as provide Centralized Services shall be entitled to be reimbursed for the Hotel’s share of the total costs that are reasonably incurred in providing such Centralized Services on a system-wide basis to hotels and motels managed by Operator or its Affiliates which costs may include, without limitation, salaries (including payroll taxes and employee benefits) of employees of Operator and its Affiliates, costs of all equipment employed in the provision of such services and a reasonable charge for overhead. The Hotel’s share of such costs shall be determined in an equitable manner by Operator (which shall be reasonably satisfactory to Owner) and substantiated to Owner after each Fiscal Year, shall be an Operating Expense of the Hotel and shall be paid or reimbursed to Operator out of the Agency Account, or if the amounts therein are insufficient such costs shall be borne and paid by Owner in accordance with Section 7.1. Operator shall maintain and make available to Owner invoices or other evidence supporting all of the charges for Centralized Services. Notwithstanding the foregoing, Operator’s fee for providing Centralized Accounting Services shall be the Centralized Accounting Services Fee. Owner acknowledges and agrees that (a) Operator has disclosed to Owner the types of Centralized Services Operator currently makes available to properties which it operates, including those that require mandatory participation by the Hotel, (b) the Hotel is likely to receive substantial benefit from its participation in such Centralized Services, (c) Operator is not obligated to provide such Centralized Services under Article III of this Agreement, but will offer such Centralized Services to the Hotel so long as Operator continues to offer them to other similar hotels operated by Operator or its Affiliates, and (d) the receipt by Operator of the Centralized Accounting Services Fee does not breach any fiduciary or other duty which Operator may have to Owner.

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6.2.          Operator shall arrange for the procurement, as an Operating Expense, of all operating supplies, inventory, and/or services necessary for the normal and ordinary course of operation of the Hotel. Owner acknowledges and agrees that Operator, subject to the Major Agreements and the Approved Annual Plan, may enter into certain Multi-Property Programs pursuant to which Operator or affiliates of Operator may receive rebates or other volume- based incentive compensation from participating vendors or suppliers of goods or services under such Multi-Property Programs (“Operator Rebates”). Owner acknowledges and agrees that (i) Operator has disclosed to Owner the types of Multi-Property Programs Operator currently makes available to properties which it operates and (ii) the Hotel is likely to receive a benefit from its participation in such Multi-Property Programs, which the Hotel could not obtain on its own. The receipt by Operator of any Operator Rebates does not breach any fiduciary or other duty which Operator may have to Owner. Owner may opt-in or-out of the Multi-Property Programs during the Annual Plan approval process each year.

6.3.          Operator may, subject to the then applicable Approved Annual Plan, provide certain information technology services, including, but not limited to: (a) de-centralized accounting support services, (b) Operator’s IT Central Support Services (support desk and e-mail services), (c) Operator’s IT Delphi System Support (centralized sales and catering software application), (d) use of certain Microsoft software applications at the Hotel, and (e) Virtual Private Network Connectivity and Support (connection to Operator’s software applications via secure internet connection) (the “IT Services”). For purposes of the Virtual Private Network, Operator may install hardware at the Hotel, which hardware shall be Owner’s property (installation in connection with Operator’s initial takeover of management of the Hotel shall be at no cost to Owner pursuant to Section 9.8; installations after 2017 shall be as provided in the Approved Annual Plan). In addition, Operator shall make all necessary business process changes from time to time, including, without limitation, necessary changes to information technology equipment and software to (i) comply with the operating standards required by the Major Agreements, (ii) make reasonable adaptations to changing technology, (iii) be otherwise consistent with the Standard, and (iv) achieve and sustain compliance on an on-going basis with the then current Payment Card Industry Data Security Standards and other applicable information security and operating rules and regulations of the credit card associations, and applicable data protection and privacy laws and regulations. A list of the IT Services (and the current estimated costs therefor) is included in Exhibit A, subject to change in connection with the then applicable Approved Annual Plan review and approval process for each Fiscal Year.

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6.4.          To the extent requested by Owner, Operator may provide project management services in connection with the procurement and installation of information technology for the Hotel during the Operating Term on terms and conditions (including separate fees for such services) mutually agreed upon by Owner and Operator.

ARTICLE VII

WORKING CAPITAL AND BANK ACCOUNTS

7.1.          Commencing immediately prior to the Takeover Date, Owner will provide Operator with the Minimum Working Capital for the Hotel. Owner shall at all times provide, either from Total Revenues or from other funds of Owner, sufficient funds as reasonably determined by Operator to constitute normal working capital for the uninterrupted and efficient operation of the Hotel (but which, in no event, shall be an amount less than the Minimum Working Capital), in accordance with this Agreement, and to maintain the Standard as required herein (but without negating Operator’s obligation to obtain Owner’s consent to exceed budget amounts if required under Section 8.6). Operator agrees that in determining the required working capital, Operator shall take into account the anticipated Operating Expenses and anticipated Total Revenues of the Hotel for the applicable rolling thirty (30) day period. In furtherance thereof, Operator shall provide to Owner monthly cash flow forecasts covering the next ninety (90) days of the Hotel’s financial needs as part of Operator’s Monthly Cash Flow Forecast. Operator shall manage accounts receivable and inventories as would a prudent operator of a hotel similar to the Hotel and consistent with its operation of its other hotels.

Within fourteen (14) days following Operator’s notice to Owner that additional funds are required to pay payroll expenses and other necessary Operating Expenses, Owner shall provide such funds necessary to pay such Operating Expenses. Any such failure to provide such funding within the required time period shall constitute a breach under Section 17.1(A) of this Agreement. Operator may, but shall not be required to, fund such expenses, and in such event, Operator may, in addition to all other rights, repay itself as soon as any funds are available.

7.2.          All funds received by Operator in the operation of the Hotel, including working capital furnished by Owner, shall be deposited in an Agency Account in such federally insured financial institution as may be selected by Operator and reasonably approved by Owner and approved by any Mortgagee. Such funds shall not be commingled with Operator’s other funds. To the extent funds are currently available in the Agency Account, Operator shall pay all Operating Expenses and Fixed Charges on behalf of Owner from the Agency Account. Upon Owner’s written request and direction, Operator shall pay on behalf of Owner from the Agency Account (but only to the extent that such funds are available in the Agency Account following the payment of all Operating Expenses and Fixed Charges), such other Owner Expenses as may be requested by Owner; provided, however, Operator will not be required to pay such Owner Expenses until Operator receives Owner’s Expense Notice. Owner agrees to provide Owner’s Expense Notice at least thirty (30) days prior to the date on which the first payment by Operator is due, and such Owner’s Expense Notice shall only be revocable upon thirty (30) days prior written notice from Owner.

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7.3.          In addition to the Agency Account established pursuant to Section 7.2, the FF&E Reserve Account shall be established at the same institution for a reserve for replacements, substitutions and additions to the FF&E. Such funds shall not be commingled with Operator’s other funds.

7.4.          The Agency Account and the FF&E Reserve Account, shall be opened and maintained at all times in the name of Operator as agent for Owner doing business as the “Hilton San Francisco Financial District” and shall be under the control of Operator. Notwithstanding the foregoing, checks or other documents of withdrawal may be signed only by authorized representatives of Operator, provided that such representatives shall be bonded or otherwise insured in a manner reasonably satisfactory to Owner. Owner shall have read-only access to the Agency Account and FF&E Reserve Account. The premiums for bonding or other insurance shall be an Operating Expense except for premiums for bonding off-site executive employees of Operator. Operator shall prepare all bank reconciliations and do all necessary accounting with respect to the Agency Account and the FF&E Reserve Account. Owner may review such bank reconciliations in detail at any time.

7.5.          The provisions of this Article VII and any other provisions of this Agreement regarding cash management or the handling of Hotel funds (including any reserves) are subject to, and Operator shall comply with, any requirements regarding cash management and handling of all or any portion of Total Revenues and other Hotel funds including with respect to any reserves and any lock box or similar arrangements, of any Mortgagee, and within ten (10) days after being requested in writing to do so, Operator will join in any commercially reasonable agreement, acknowledgement or consent with respect thereto required by any Mortgagee. Nothing in this Section 7.5 shall negate or reduce Owner’s obligations to provide sufficient funds for operation in accordance with the other provisions of this Agreement.

ARTICLE VIII

BOOKS, RECORDS AND STATEMENTS; ANNUAL PLAN

8.1.          Operator shall keep full and accurate books of account and other records reflecting all transactions of the Hotel and the results of the operation of the Hotel in accordance with GAAP and the Uniform System with such exceptions as may be required by the provisions of this Agreement; provided, however, that Operator may, with prior written notice to Owner, make such modifications to the methodology in the Uniform System as are consistent with Operator’s standard practice in accounting for its operations under management contracts generally, so long as such modifications (a) do not affect the determination of the Basic Fee, the Incentive Fee, Total Revenues, Operating Expenses or Fixed Charges, (b) are consistent with good hotel accounting practices and the requirements of this Agreement, and (c) do not impair Owner’s ability to comply with any requirement of any laws applicable to Owner and/or the Hotel. All financial books and records for the Hotel, including, without limitation, all books of account, invoices, financial reports and analyses, financial statements and bank account statements, shall be uploaded to an appropriate remote electronic storage system utilized by Operator’s accounting department (the “Electronic Storage System”). Operator shall provide Owner with the necessary information for Owner to create and establish its own user name and password for the Electronic Storage System in order to allow Owner to have remote read-only access to all data on the Electronic Storage System without interruption on a 24-hour basis throughout the Operating Term. In addition, Operator shall prepare and provide to Owner a daily cash management excel spreadsheet in substantially the form attached hereto as Exhibit C, subject to updates to the form as reasonably requested by Owner from time to time. Notwithstanding the foregoing, all physical books and records (including those which may be kept in Operator’s home office or other suitable location pursuant to the adoption of a central billing system or other centralized service, but excluding employment records other than employee census information), shall be available to Owner and its representatives during normal business hours and at all other reasonable times, upon reasonable prior notice by Owner and its agents, for examination, audit, inspection and transcription. Promptly upon Owner’s written request, Operator shall deliver a copy of such books and records to Owner. All books and records including, without limitation, books of account, guest records and front office records (but excluding any employment records other than employee census information), shall be the property of Owner and shall not be removed from the Hotel without Owner’s prior written approval, except that (i) such books and records shall be uploaded to the Electronic Storage System and (ii) Operator shall have the right to make copies of such records and have access to the records after termination of this Agreement. Operator shall be prohibited from using any of the guest records for the Hotel in the management, operation, advertising, marketing or promotion of any other hotel, condominium, condo-hotel, timeshare, resort property or other transient hospitality product, provided that Operator may use guest records in connection with its national group sales program and in accordance with the programs available pursuant to the Franchise Agreement.

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8.2.

A.	Operator shall deliver to Owner in electronic format weekly “flash” reports.

B.	Operator shall deliver to Owner in electronic format within fifteen (15) days after the end of each month, the Monthly Reports covering operations for the prior month and the year-to-date through the prior month. On or before two (2) business days after the delivery of any internal financial and operation reports concerning the Hotel, including, without limitation, month end “flash” reports, Operator shall deliver to Owner a copy of the report.

C.	Within twenty (20) days after the end of each calendar quarter, Operator shall deliver to Owner unaudited financial statements and reports for such quarter (the “Quarterly Operating Statements”), providing the same information as contained in the Monthly Reports, but adjusted to reflect the applicable portion of the Fiscal Year.

D.	Within fifteen (15) days after the end of each Fiscal Year, Operator shall deliver to Owner an unaudited annual accounting (the “Annual Operating Statement”). The Annual Operating Statement shall provide the same information as contained in the Monthly Reports, but adjusted to reflect the entire Fiscal Year and shall show the results of operations of the Hotel during the Fiscal Year and a computation of Total Revenues, Operating Expenses, and Distributable Cash, if any, and any other information necessary to make the computations required hereby or which may be reasonably requested by Owner, all for such Fiscal Year. Subject to the reconciliation set forth in Section 8.3 below, the Annual Operating Statement for any Fiscal Year shall be controlling over the interim accountings for such year.

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E.	The Monthly Reports, the Quarterly Operating Statements and the Annual Operating Statement shall each be prepared in accordance with the Uniform System and/or GAAP unless otherwise set forth in this Agreement. Any financial statements included in the Monthly Reports, the Quarterly Operating Statements or the Annual Operating Statement must be accompanied by a certificate of Operator’s designated accounting officer certifying that such statements were prepared under such officer’s supervision and that such statements were true and correct as of the date prepared.

8.3.          Operator shall provide reasonable assistance to an accounting firm selected by Owner in order to permit such accounting firm to deliver to Owner annual audited financial statements of Owner for the immediately preceding Fiscal Year. At Owner’s request and for an additional fee, Operator shall provide the SAS-70 (SSAE- SOC 16) audit to Owner. The fee to Owner shall be determined by allocating pro-rata the total fee incurred by Operator for such audit among the owners of all hotels operated by Operator or its Affiliates that request such audit. If any audit discloses any discrepancies from the Annual Operating Statement, Owner shall notify Operator thereon within sixty (60) days after delivery of the audited Annual Operating Statement. Except for any such discrepancies of which Owner notifies Operator based upon the audit on or before expiration of the sixty (60) day period after delivery of the audited Annual Operating Statement, at the end of such sixty (60) day period, the Annual Operating Statement shall be deemed to be final and binding upon the parties absent any intentional misrepresentation or concealment of information with respect to the operation of the Hotel by Operator. Any adjustments to the Basic Fee or Incentive Fee or any other amounts paid under this Agreement required because of the results of such audit shall be made by the parties within ten (10) business days of Operator’s receipt of written notice from Owner regarding any discrepancies disclosed by the audit. The cost of any audit of the Annual Operating Statement shall be an Operating Expense. For the avoidance of doubt, when determining whether there has been an overpayment of the Basic Fee and/or the Incentive Fee and/or any other amounts paid under this Agreement for any Fiscal Year, such determination shall be based on such fees that have been paid for such Fiscal Year and the calculation by Operator of those fees to be paid by Owner pursuant to the Annual Operating Statement for such Fiscal Year.

8.4.          With respect to the first (1st) Fiscal Year, the Approved Annual Plan shall be the pro forma Approved Annual Plan attached hereto as Exhibit B. With respect to each other Fiscal Year, on or before each November 15 during the Operating Term, Operator shall submit to Owner for Owner’s approval, a proposed Annual Plan for the Hotel (the “Proposed Annual Plan”), which shall include for the ensuing Fiscal Year, the following proposed budgets and programs:

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A.	A proposed operating budget (the “Proposed Operating Budget”) on a monthly and yearly basis with detailed departmental schedules for each line item and the assumptions underlying the same, including, without limitation: (a) projected occupancy and average room rates by month broken down by room segment; (b) projected Total Revenues; (c) proposed Hotel room rates and charges for other services; (d) projected Operating Expenses of the Hotel; (e) proposed staff scheduling and compensation (including, without limitation, any bonuses or other incentive compensation for Hotel Employees); (f) a narrative comparison of budgeted revenue and expense levels to the previous Fiscal Year’s estimated and accrual results, highlighting material changes for the upcoming Fiscal Year, (g) anticipated depreciation and amortization of fixed assets at the Hotel; (h) annual debt service with respect to the Hotel; (i) projected contributions by, and distributions to, Owner as a result of Hotel operations; (j) an estimate of working capital balance required to be maintained, as of the end of each month; (k) projected amount of reductions for accounts receivable; and (l) all other items reasonably requested by Owner in order to provide the projected cash flow for the Hotel during such upcoming calendar year;

B.	A proposed capital budget (“Proposed Capital Budget”) setting forth Operator’s estimate of the capital expenditures to be made respecting the Hotel for both of the following:

(I)       major repairs, alternations, improvements, renewals and replacements (which repairs, alterations, improvements and renewals are not routine maintenance, repairs and alterations referred to in Section 8.4(C)) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing and vertical transportation elements of the Hotel building (“Major Capital Expenditures”); and

(II)       non-routine repairs and maintenance to the Building which are normally capitalized under GAAP, such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like, but which are not Major Capital Expenditures.

C.	A proposed budget (the “Proposed FF&E Budget”) setting forth Operator’s estimate of the FF&E expenditures to be made and the sources of funds for the replacements and renewals to the Hotel’s FF&E.

D.	A market overview of local competitive properties of the Hotel including narrative descriptions of (i) local competitive properties of the Hotel (including the Competitive Set) including narrative descriptions and allocable costs of (x) such hotel’s national or regional or business segment marketing plans, (y) local marketing, and (z) sales initiatives, (ii) the Hotel’s target market and the Hotel’s relative position in such market, and (iii) the proposed room rate structures and occupancy for the target market.

E.	A marketing plan for the Hotel including narrative descriptions and allocable costs of (i) Operator’s national or regional or business segment marketing plans, (ii) local Hotel marketing, and (iii) intended sales initiatives.

F.	A staffing plan describing the general staffing needs for the operation and management of the Hotel.

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The budget components of the Proposed Annual Plan shall be prepared in accordance with the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Operator’s standard financial reporting and budgeting practices. Owner shall make the final determination respecting the approval of the Proposed Annual Plan. Owner shall notify Operator in writing of its approval or disapproval of the Proposed Annual Plan not later than thirty (30) days after Owner’s receipt of the Proposed Annual Plan and, if Owner disapproves of the Proposed Annual Plan, Owner shall state in such notice the reasons therefor with reasonable particularity. In the event Owner fails to notify Operator in writing of its approval or disapproval of the Proposed Annual Budget within five (5) days of Operator’s delivery to Owner of a second notice following such thirty (30) day period, indicating in ALL CAPITAL TYPE that Owner’s failure to deliver its objection(s) to the Proposed Annual Plan as provided in this Section 8.4 in the next five (5) days shall result in the Proposed Annual Plan becoming the Approved Annual Plan for the Fiscal Year to which it relates, then such Proposed Annual Plan shall be deemed approved by Owner and shall be deemed the Approved Annual Plan for the Fiscal Year to which it relates.

If any item or items contained in the Proposed Annual Plan are disapproved by Owner in writing, Operator shall submit to Owner a new Proposed Annual Plan or appropriate portion thereof within fifteen (15) days following Operator’s receipt of Owner’s written notice of disapproval. If any item contained in the revised Proposed Annual Plan is then disapproved by Owner in writing within fifteen (15) days thereafter, Operator shall submit to Owner a further revised Proposed Annual Plan or appropriate portion thereof within fifteen (15) days following Operator’s receipt of Owner’s written notice of disapproval of the revised Proposed Annual Plan.

8.5.          In the event Operator and Owner are unable to agree on the Proposed Annual Plan (including all revised versions thereof) prior to January 31st of the Fiscal Year to which such Proposed Annual Plan relates, the dispute shall be resolved by an independent internationally recognized hotel consultant, selected and retained jointly by Owner and Operator, which consultant (a) shall have not fewer than ten (10) years of experience in the hotel business; (b) shall not be an Affiliate or a person who has any past, present, or currently contemplated future business or personal relationship with either Owner or Operator; and (c) whose compensation is not fixed based upon the results of the issue at dispute (the “Industry Expert”). Until the Proposed Annual Plan is approved in writing by Owner, Operator shall (i) operate the Hotel in accordance with those items of the Proposed Annual Plan which are not in dispute, and (ii) with regard to such items that are in dispute, Operator shall operate the Hotel consistent with the most recent Approved Annual Plan until such dispute is resolved, except for, or as modified by, (x) an adjustment to the disputed items so as to increase (but not decrease) disputed expense items by the same percentage as any percentage increase in the CPI, from the CPI in effect on the first day of the first month of the Fiscal Year applicable to such last Approved Annual Plan to the CPI in effect on the first day of the first month of the Fiscal Year applicable to the disputed Proposed Annual Plan, (y) Necessary Expenses which shall be paid as required, and (z) Emergency Expenses which shall be paid as required. Upon the Owner’s approval of the Proposed Annual Plan or the resolution of any dispute in connection therewith, the Proposed Annual Plan shall be deemed to be the “Approved Annual Plan”, the Proposed Operating Budget shall be deemed to be the “Operating Budget”, the Proposed Capital Budget shall be deemed to be the “Capital Budget”, and the Proposed FF&E Budget shall be deemed to be the “FF&E Budget”.

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8.6.          Upon approval of the Proposed Annual Plan by Owner, Operator shall use diligent and commercially reasonable efforts to operate the Hotel substantially in accordance with the Approved Annual Plan. Operator shall not, without Owner’s prior written approval, which approval may be withheld in Owner’s sole and absolute discretion, materially deviate from the then applicable Approved Annual Plan or:

A.	Incur any expense for any line-item in the Operating Budget which causes (i) the aggregate expenditures for such line item to exceed the budgeted amount by the greater of (x) 10% or (y) $10,000 or (ii) the Operating Budget to be exceeded by more than 10% in the aggregate, in each case for the applicable fiscal period set forth in the Operating Budget, provided that Operator may at Owner’s cost and expense, without Owner’s approval pay any (1) Necessary Expenses, and/or (2) Emergency Expenses.

B.	Incur any expense for any line-item in the Capital Budget which causes (i) the aggregate expenditures for such departmental category to exceed the budgeted amount by the greater of (x) 10% or (y) $10,000 or (ii) the Capital Budget to be exceeded by more than 5% in the aggregate, in each case for the applicable fiscal period set forth in the Capital Budget, provided that Operator may, without Owner’s approval, pay any Emergency Expenses which are capital in nature up to a cap of $50,000 in any Fiscal Year.

8.7.          Subject to Operator’s obligation to operate the Hotel in Owner’s best interest, if Operating Expenses increase as a result of (a) occupancy (based on guests paying the then market room rates), or (b) the volume of the overall business of the Hotel (“Business Opportunities”) that were not contemplated in the Approved Annual Plan, permitted Operating Expenses shall be equitably adjusted upward to reflect the increased Operating Expenses for the period of time that the Business Opportunities exist (“Opportunity Costs”). Any dispute with respect to the Business Opportunities or Opportunity Costs shall be resolved by an Industry Expert.

8.8.          In entering into this Agreement, each of Operator and Owner acknowledges that neither Operator nor Owner has made any representation to the other regarding projected earnings, the possibility of future success or any other similar matter respecting the Hotel, and that Operator and Owner understand that no guarantee is made to the other as to any specific amount of income to be received by Operator or Owner or as to the future financial success of the Hotel. Operator is not warranting or guaranteeing in any respect that the actual operating results of the Hotel during the period covered by the then applicable Approved Annual Plan will not materially vary from the then applicable Approved Annual Plan.

8.8.         Any reference to compliance with the Approved Annual Plan or subject to the Approved Annual Plan or similar phrases in this Agreement shall include all variances to the Annual Plan expressly permitted pursuant to the terms of Section 8.6.

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ARTICLE IX

MANAGEMENT FEES

AND PAYMENTS TO OPERATOR AND OWNER

9.1.          Owner shall pay to Operator, on a monthly basis, a Basic Fee equal to one and seven-tenths percent (1.70%) of Total Revenues for services rendered under this Agreement commencing on the Takeover Date and continuing through the remainder of the Operating Term.

9.2.          In addition to the Basic Fee, Owner shall pay to Operator, on a monthly basis, a fee equal to two thousand five hundred ($2,500) per month (the “Centralized Accounting Services Fee”), or a pro-rata percentage for any partial month, commencing on the Takeover Date and continuing through the remainder of the Operating Term and for three (3) months after the termination of this Agreement. The Centralized Accounting Services Fee shall be increased (but not decreased) annually on the first day of each succeeding Fiscal Year by the same percentage as any percentage increase in the CPI from the first day of the prior Fiscal Year through the first day of such succeeding Fiscal Year.

9.3.          Beginning on the first (1st) anniversary of the Takeover Date (i.e., beginning on the commencement of the second Fiscal Year) and in addition to the Basic Fee and the Centralized Accounting Services Fee, Operator shall be entitled to an Incentive Fee for each Fiscal Year (or any partial Fiscal Year at the beginning or at the end of the Operating Term) equal to ten percent (10%) of the amount by which Gross Operating Profit in the current Fiscal Year (or the pro-rated portion thereof) exceeds the previous Fiscal Year’s Gross Operating Profit or the pro-rated portion thereof). The Incentive Fee will be due and payable to Operator on an annual basis within thirty (30) days following Owner’s receipt, review and approval of the Annual Operating Statement for the applicable Fiscal Year in accordance with Sections 8.2 and 8.3.

9.4.          In each month during the Operating Term, Operator shall be paid out of the Agency Account the following payments for the preceding month: (a) the Basic Fee, (b) the Centralized Accounting Services Fee, (c) any expenses for Centralized Services, and (d) any expense reimbursements due to Operator, as determined from the monthly income and expense statement, which expense reimbursement for avoidance of doubt shall not include Operator’s Expenses. Such payment shall, be due and made upon delivery of the income and expense statement for such month and shall be deducted by Operator out of the Agency Account.

9.5.          On or before the twentieth (20th) day following the last day of each calendar quarter (or such other fiscal period as Owner and Operator may determine) of each Fiscal Year during the Operating Term, after (a) payment of Operating Expenses, Fixed Charges and, to the extent the same are to be paid by Operator under this Agreement, Owner Expenses, (b) deposits to the FF&E Reserve Account in accordance with the FF&E Budget, (c) any required payment to Operator pursuant to Section 9.6 below and (d) retention of working capital sufficient in the reasonable opinion of Operator to assure the uninterrupted and efficient operation of the Hotel as required under Section 7.1 above, all remaining funds in the Agency Account shall be paid to Owner (such funds, “Distributable Cash”).

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9.6.          At the end of each Fiscal Year and following receipt and approval by Owner of the Annual Operating Statement, an adjustment to the Basic Fee and Incentive Fee will be made, if necessary in accordance with Section 8.3 above.

9.7.          Owner shall be liable for and shall pay Operator for any applicable sales, use, excise consumption or similar taxes that are payable to any taxing jurisdiction with respect to any fees, reimbursements or other amounts due to Operator under this Agreement to ensure that the net amount of such fees, reimbursements or other amounts received by Operator shall be equal to the full amount that Operator would have otherwise received if no such taxes applied to such amounts. This Section 9.7 does not apply to federal or state income taxes payable by Operator as a result of its gross or net income relating to any fees collected under this Agreement.

9.8.          Operator shall not charge a fee to or require reimbursement of any expense from Owner relating to standard Operator transition or start-up expenses (including costs for Payment Card Industry (PCI) compliance) incurred by Operator strictly related to Operator’s commencement of management of the Hotel on the Takeover Date, until the total of such fees and expenses exceeds one hundred fifty thousand dollars ($150,000), at which point Owner shall be fully liable for such fees and costs. For the avoidance of doubt, Owner is liable for any transition costs relating to the liquor license or other licenses held for the Hotel.

ARTICLE X

INTENTIONALLY RESERVED

ARTICLE XI

FF&E RESERVE

11.1.        During each Fiscal Year there shall be allocated and paid on a monthly basis to the FF&E Reserve Account from Total Revenues an amount equal to four percent (4%) of Total Revenues for such Fiscal Year. Notwithstanding the foregoing, Operator agrees that to the extent a Mortgagee requires Owner to cause a portion of Total Revenues to be maintained in a separate FF&E reserve account or equivalent thereof (“Lender Reserve Account”), the sums held in the Lender Reserve Account will be included in determining the amount of Total Revenues necessary to be deposited in the FF&E Reserve Account in accordance with the terms hereof.

11.2.        All funds in the FF&E Reserve Account, together with any interest earned thereon shall be used solely for purposes of replacing, substituting, adding to or refurbishing the FF&E in accordance with the applicable portion of the Approved Annual Plan. Any funds remaining in the FF&E Reserve Account at the end of a Fiscal Year shall be carried forward to the next Fiscal Year.

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ARTICLE XII

INSURANCE

12.1.        The following insurance with respect to the Hotel, to the extent such insurance is commercially available, shall be obtained by Operator and maintained throughout the Operating Term at Owner’s sole cost and expense provided, however, Owner may elect, at the beginning of the Operating Term or no more than once per year during the Operating Term, so long as such election is at least sixty (60) days prior to any then-current policy renewal, to provide such insurance upon written notice to Operator and delivery of certificates of insurance acceptable to Operator:

A.	insurance covering the Building, the Installations and the FF&E on an special peril broad form basis, against such risks as are customarily covered by such insurance (including, without limitation, boiler and machinery insurance, but excluding damage resulting from earthquake, war, and nuclear energy), in aggregate amounts which shall be not less than the full replacement cost of the Building, the Installations and the FF&E (exclusive of foundations, footings and land);

B.	commercial general liability insurance with a combined single limit of not less than $1,000,000 for each occurrence and $2,000,000 per location aggregate including the following coverages: (i) bodily injury including sickness and disease, (ii) death, (iii) property damage, (iv) assault and battery, (v) mental anguish as a result of bodily injury, (vi) sexual assault, (vii) personal and advertising injury including false arrest, false imprisonment, unlawful detention, malicious prosecution, libel, slander or violation of the right of privacy, (viii) wrongful entry or eviction, (ix) liquor liability (if the Hotel sells, serves or furnishes alcoholic beverages) and host liquor liability if the sale or service of alcohol is provided by a third party, (x) innkeeper’s liability, (xi) contractual liability, (xii) independent contractors, (xiii) premises and operation, (xiv) products and completed operations, and (xv) pollution coverage for liability arising out of heat, smoke or fumes from a hostile fire vapor or soot produced by or originating from equipment that it utilized by HVAC equipment and bacteria, fungi, carbon monoxide or pool chemicals.;

C.	umbrella excess liability insurance with a $50,000,000 per occurrence and per location limit applying on an excess and follow form basis over the commercial general liability and auto liability insurance coverages;

D.	business interruption insurance covering loss of income for a minimum period of eighteen (18) months resulting from interruption of business resulting from physical damage caused by the occurrence of any of the risks affecting the Hotel insured against under “special perils” policy referred to in Sections 12.1 (A), (E) and (F);

E.	if the Hotel is located within an area designated “high hazard flood zone” pursuant to the Federal Emergency Management Agency, as the same may be amended from time to time, flood insurance in such amount as Owner may reasonably require;

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F.	business automobile liability insurance with limits of $1,000,000 insuring against damage due to bodily injury, death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicles, whether owned, non-owned, hired or leased, in connection with Hotel operations and garage-keeper’s liability if the Operator provides parking services for guest vehicles;

G.	earthquake insurance if the Hotel is located in an “earthquake zone” as determined by the U.S. Geological Survey in reasonable amount for a hotel of this type in the geographic area; and

H.	Such other or additional insurance as may be (i) required under the provisions of any applicable Major Agreement (provided Operator has been given detailed written notice of such requirements) or (ii) requested by Owner in writing and customarily carried by prudent operators of similar service level hotels in the geographic area of the Hotel.

12.2.        Operator shall obtain the following insurance with respect to the Hotel employees and shall maintain such insurance during the Operating Term of this Agreement at Owner’s sole cost and expense:

A.	worker’s compensation insurance not less than amounts prescribed by applicable state law and employers liability coverage having a minimum per occurrence limit of $1,000,000 per accident/disease;

B.	crime insurance, in such amounts and with such deductibles that are commercially available and economically feasible, covering Operator’s employees at the Hotel (other than executive employees of Operator) or in job classifications normally insured in other hotels it manages in the United States or otherwise required by law; and

C.	Employment Insurance with reasonable limits and commercially available and economically feasible deductibles.

12.3.        All insurance policies shall name Operator as the insured party and shall name as additional insureds Owner and such other parties as may be required by the terms of the Major Agreements as appropriate. Owner understands that coverage afforded the Owner as an additional insured is solely for liability arising out of Operator’s activities performed by Operator by or on behalf of Owner and that it may be necessary for Owner to purchase separate policies to cover Owner activities not performed by or on behalf of Operator. In the event that Owner shall obtain any insurance as required under Section 12.1 of this Agreement, other than through the program established by Operator, such insurance policy shall name Operator, Interstate Hotels & Resorts, Inc., its subsidiaries and employees as an additional insured by endorsement and Owner’s coverage will be primary and noncontributory to coverage carried by the Operator.

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12.4.       All insurance policies shall be in such form and with such companies having an A.M. Best’s Rating of A- XV or better and provided Owner has given Operator detailed written notice of such requirements, shall comply with the requirements of any Major Agreement. Insurance may be provided under blanket or master policies covering one or more other hotels operated by Operator or owned by Owner. The portion of the premium for any blanket or master policy which is allocated to the Hotel as an Operating Expense or Fixed Charge shall be determined in an equitable manner by Operator and reasonably approved by Owner and paid out of the Agency Account or, if the funds therein are insufficient, by Owner upon demand therefor by Operator. Such amount shall be determined by a suitable and customary formula applying the specific hotel exposures against appropriate rates to determine the premium allocation for the Hotel.

12.5.       All insurance policies shall specify that they cannot be canceled or materially modified on less than twenty (20) days prior written notice to both Owner and Operator and any additional insureds (or such longer period as may be required under a Major Agreement, provided that Operator has been advised in writing of such period) and shall provide that claims shall be paid notwithstanding any act or negligence of Owner, or Operator unilaterally or on behalf of Owner, including without limitation their respective agents or employees.

12.6.       All insurance policies shall provide, to the extent customarily obtainable from the insurance company providing such insurance, that the insurance company will have no right of subrogation against Owner, Operator any party to a Major Agreement or any of their respective agents, employees, partners, members, officers, directors or beneficial owners.

12.7.       Owner and Operator hereby release one another from any and all liability, to the extent of the waivers of subrogation obtained under Section 12.6, associated with any damage, loss or liability with respect to which property insurance coverage is provided pursuant to this Article or otherwise.

12.8.       The proceeds of any insurance claim (other than proceeds payable to third parties under the terms of the applicable policy) shall be paid into the Agency Account to the extent of Owner’s interest therein unless otherwise required by the terms of a Major Agreement.

12.9.       Operator shall have the right to pay for, or reimburse itself for, insurance required under this Article XII out of the Agency Account. Notwithstanding anything to the contrary set forth in this Agreement, Operator shall have no obligation to obtain or maintain any insurance set forth in this Article if funds from Total Revenues or funds otherwise provided by Owner are not made available to Operator to purchase the same.

12.10.       Subject to the provisions of the Approved Annual Plan, Operator may act, directly or indirectly, in a brokerage capacity with respect to the insurance required under this Article or as a direct insurer or reinsurer with respect to the same.

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ARTICLE XIII

PROPERTY TAXES

13.1.       If requested by Owner and provided that funds from Total Revenues or funds otherwise provided by Owner are available, Operator shall (a) pay or shall cause to be paid all Property Taxes on behalf of Owner not less than ten (10) days prior to the applicable due dates and (b) furnish to Owner, before the respective dates on which Property Taxes will become delinquent, proof of payment thereof, in accordance with applicable laws and in form satisfactory to Owner, Operator shall promptly furnish Owner with proof of payment of Property Taxes.

13.2.       Owner may initiate a Tax Contest, and if requested by Owner, Operator agrees to cooperate with Owner in a Tax Contest and execute any documents or pleadings required for such purpose, provided that the facts set forth in such documents or pleadings are accurate and that such cooperation or execution does not impose any liability on Operator. All costs and expenses incurred by Owner and Operator in connection with a Tax Contest shall be Fixed Charges.

ARTICLE XIV

REPAIRS AND MAINTENANCE AND CAPITAL EXPENDITURES

14.1.       Subject to the then applicable Approved Annual Plan and Owner’s provision of the required working capital pursuant to Section 7.1, Operator shall from time to time make such repairs and maintenance (other than Major Capital Expenditures) as are required to maintain the Hotel in a manner to allow the Hotel to meet the physical elements of the Standard.

14.2.       Owner shall maintain the Hotel in accordance with the Standard and shall approve, in the Proposed Annual Plan or an amendment to any Approved Annual Plan, any Major Capital Expenditures proposed by Operator which are required to maintain the Hotel in accordance with the Standard. Operator shall not make any Major Capital Expenditure without Owner’s prior written approval even if such Major Capital Expenditure is contemplated in the then applicable Approved Annual Plan and Operator shall provide details and documentation requested by Owner in connection therewith in order for Owner to make such approval determination. Notwithstanding anything herein to the contrary, Owner may, at its option, make any Major Capital Expenditure without the consent of Operator.

14.3.       If Owner directly performs or contracts for repair, maintenance, refurbishing, construction or renovations at the Hotel, Owner must coordinate, and require its contractors and subcontractors to coordinate, with Operator including, but not limited to, causing any Owner employees, contractors or subcontractors to comply with safety and security rules of the Hotel and communicate on a regular basis the activities being performed at the Hotel to assure the health, safety and efficient operation of the Hotel and its guests and employees. Owner shall use commercially reasonably efforts to comply with all laws, obtain all necessary permits and shall provide Operator copies of any permits prior to commencement of any such activities.

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ARTICLE XV

OWNER COVENANTS AND REPRESENTATIONS

15.1.       Owner represents, warrants and covenants that it holds good and marketable fee title to the Hotel and that it will maintain good and marketable fee title to the Hotel free of any and all liens, encumbrances or other charges except for easements or encumbrances that do not adversely affect the operation of the Hotel, mortgages or liens for taxes, assessment levies or other public charges not yet due or payable.

15.2.       Owner represents, warrants and covenants that neither it, nor any of its Affiliates (or any of their respective principals, partners or funding sources), is, nor will become (a) a person designated by the U.S. Department of Treasury’s Office of Foreign Asset Control as a “specially designated national or blocked person” or similar status, (b) a person described in Section 1 of U.S. Executive Order 13224 issued on September 23, 2001; (c) a person otherwise identified by a government or legal authority as a person with whom Owner or Operator is prohibited from transacting business; (d) directly or indirectly owned or controlled by the government of any country that is subject to an embargo by the United States government; or (e) a person acting on behalf of a government of any country that is subject to an embargo by the United States government. Owner agrees that it will notify Operator in writing immediately upon the occurrence of any event which would render the foregoing representations and warranties contained in this Section 15.2 incorrect.

15.3.       Owner represents, warrants and covenants: (a) that it is familiar with the FCPA, and the purposes of the FCPA, and in particular, the FCPA’s prohibition of the payment or the gift of any item of value, either directly or indirectly, by a company organized under the laws of the United States of America, or any of its states, to an official of a foreign government for the purpose of influencing an act or decision in such person’s official capacity, or inducing such person to use influence with the foreign government to assist a company in obtaining or retaining business for, with, or in that foreign country or directing business to any person or company or obtaining an improper advantage, and (b) that it has not taken, and during the Operating Term of this Agreement it will not take, any action that would constitute a violation of the FCPA or any similar law.

15.4.       Owner represents, warrants and covenants that to its knowledge it is in compliance in all material respects with all Major Agreements, that Owner has not received any written notice of breach of any of currently effective Major Agreements and that Owner will continue to comply in all material respects with all Major Agreements during the Operating Term of this Agreement. Owner agrees to promptly provide to Operator copies of any written notice of default or breach received under any Major Agreement.

ARTICLE XVI

DAMAGE OR DESTRUCTION; CONDEMNATION

16.1.        If the Hotel is damaged by fire or other casualty, Operator shall promptly notify Owner. This Agreement shall remain in full force and effect subsequent to such casualty provided that either party may terminate this Agreement upon thirty days’ prior written notice to the other party if (a) Owner shall elect to close the Hotel as a result of such casualty (except on a temporary basis for repairs or restoration) or (b) Owner shall determine in good faith not to proceed with the restoration of the Hotel; provided further, Operator may terminate this Agreement upon thirty days’ prior written notice to Owner if forty percent (40%) or more of the rooms in the Hotel are unavailable for rental for a period of one hundred eighty (180) days or more as a result of such casualty.

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16.2.       If all or any portion of the Hotel becomes the subject of a condemnation proceeding or if Operator learns that any such proceeding may be commenced, Operator shall promptly notify Owner upon Operator’s receipt of written notice thereof. Either party may terminate this Agreement on thirty (30) days’ notice to the other party if (a) all or substantially all of the Hotel is taken through condemnation or (b) less than all or substantially all of the Hotel is taken, but, in the reasonable judgment of the party giving the termination notice, the Hotel cannot, after giving effect to any restoration as might be reasonably accomplished through available funds from the condemnation award, be profitably operated in accordance with the Standard.

16.3.       Any condemnation award or similar compensation shall be the property of Owner, provided that Operator shall have the right to bring a separate proceeding against the condemning authority for any damages and expenses specifically incurred by Operator as a result of such condemnation.

ARTICLE XVII

EVENTS OF DEFAULT

17.1.       Each of the following shall constitute an event of default (“Event of Default”):

A.	If Owner shall fail to provide funding in accordance with Section 7.1, and such default continues for a period of five (5) business days after written notice from the Operator;

B.	In addition to the Event of Default described in Section 17.(a) above, if either party shall be in default in the payment of any amount required to be paid under the terms of this Agreement, and such default continues for a period of ten (10) days after written notice from the other party;

C.	If either party is in Material Default hereunder (with the exception of any such failure constituting an Event of Default under any other subsection of this Section 17.1), and such Material Default continues for a period of fifteen (15) days after written notice from the other party; provided that in case of a Material Default that poses an imminent threat to the health and safety of the Hotel Employees or guests, the non-defaulting party may terminate this Agreement upon written notice if such default is not cured within three (3) business days following receipt of written notice thereof from the non-defaulting party;

D.	If either party shall (i) make an assignment for the benefit of creditors, (ii) institute any proceeding seeking relief under any federal or state bankruptcy or insolvency laws, (iii) institute any proceeding seeking the appointment of a receiver, trustee, custodian or similar official for its business or assets or (iv) consent to the institution against it of any Involuntary Proceeding;

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E.	If an Involuntary Proceeding shall be commenced against either party and shall remain undismissed for a period of sixty (60) days;

F.	If Owner violates Sections 15.2 or 15.33 hereof, in which case Operator may terminate this Agreement immediately;

G.	An assignment by Operator in violation of the provisions of Article XIX;

H.	The failure of Operator to deliver to Owner on or before three (3) business days after the date when due any financial report or statement required to be delivered to Owner under this Agreement, and such failure continues for a period of three (3) business days after written notice thereof from Owner;

I.	The failure of Operator to execute and deliver any commercially reasonable instrument requested by Owner to effectuate or evidence the subordination of Operator’s rights hereunder or any estoppels certificate under Article XXI of this Agreement; provided that Operator shall have five (5) business days after the receipt of written notice of such default to cure; or

J.	If any act is committed by corporate executive personnel of Operator which constitutes fraud, theft, embezzlement or any gross misdemeanor or greater crime or any similar criminal act involving dishonesty (which, for the avoidance of doubt, would include any acts committed which constitute fraud, theft, embezzlement or any gross misdemeanor or greater crime or any similar criminal act involving dishonesty of Operator’s corporate executive personnel in the supervision and training of all Hotel Employees) in the course of performing his or her duties on behalf of Operator with respect to the Hotel; provided, however, that if, and only if, any of the foregoing acts or events are committed (a) by corporate executive personnel of Operator who are not corporate executives of Operator with the responsibilities of an executive vice president or higher and (b) without the actual prior knowledge of any person who controls Operator, such act or event committed by such corporate executive may be cured by Operator if, within ten (10) Business Days after being notified in writing of the occurrence of such act or event, Operator makes full restitution to Owner of any and all damages caused by, or resulting from, such act or event (less any portion of such damages which has been recovered) and promptly takes all appropriate actions necessary to remediate the situation and protect the interests of Owner and the Hotel.

K.	If, because of any wrongful act or omission on the part of Operator, (A) a written notice of default shall be issued under the Franchise Agreement which may, if uncured, permit the Franchise Agreement to be terminated (a “Franchise Agreement Default”) and (B) Operator fails to take corrective action to cure such default within any applicable notice or grace period or otherwise within sufficient time to avoid such termination (for the avoidance of doubt, a wrongful act or omission on the part of Operator shall not include an act or omission which was due to Owner’s failure to provide sufficient funds in accordance with the terms of this Agreement).

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17.2.       Unless otherwise stated in Section 17.1 hereof, if any event of default shall occur, the non-defaulting party may terminate this Agreement on five (5) days prior written notice to the defaulting party.

17.3.       The right of termination set forth in Section 17.2 shall not be in substitution for, but shall be in addition to, any and all rights and remedies for breach of contract available in law or at equity.

17.4.       Neither party shall be deemed to be in default of its obligations under this Agreement if, and to the extent that, such party is unable to perform such obligation as a direct result of earthquakes, hurricanes, floods, fires, or other casualties, strike or other labor unrest not involving Hotel Employees, takings, war, terrorist acts, riot or other civil commotion (which shall not include the inability of such party to meet its financial obligations or an adverse change in general economic or market conditions, unless such adverse change is the result of one of the foregoing events). The foregoing list of events and circumstances is exclusive and not merely a list of examples.

17.5.       Each of the parties hereto irrevocably waives any right such party may have against the other party hereto at law, in equity or otherwise to any consequential damages, punitive damages or exemplary damages.

ARTICLE XVIII

TERMINATION OF AGREEMENT

18.1.       Provided Owner gives Operator forty-five (45) days’ prior written notice, Owner may terminate this Agreement effective as of and conditioned upon the closing of the sale of the Hotel to a bona fide third-party purchaser who is not an Affiliate of Owner without any termination fee or penalty being due to Operator (other than amounts accrued prior to the effective date of termination as set forth in Section 18.9).

18.2.       Beginning on the second (2nd) anniversary of the Takeover Date and upon at least sixty (60) days’ written notice to Operator, Owner may terminate this Agreement, without cause and without any termination fee or penalty being due to Operator (other than amounts accrued prior to the effective date of termination as set forth in Section 18.9).

18.3.

A.	Beginning on the second (2nd) anniversary of the Takeover Date (such that the first “testing year” commencing on the first day of the third year after the Takeover Date) and upon at least sixty (60) days’ written notice to Operator, Owner may terminate this Agreement without any termination fee or penalty being due to Operator (other than amounts accrued prior to the effective date of termination as set forth in Section 18.9), in the event that the operations of the Hotel fail both of the following performance tests in any Fiscal Year, which shall be deemed a “Performance Failure”:

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(I)	the Gross Operating Profit for any Fiscal Year is less than ninety percent (90%) of the Gross Operating Profit set forth in the Approved Annual Plan for such Fiscal Year (without regard to any amendments or changes to such Approved Annual Plan, whether Owner’s approval thereof is either required or obtained), and

(II)	the RevPAR Index is less than 90% (the “RevPAR Test”).

In the event of a Performance Failure, Owner only shall be permitted to exercise its termination right under this Section 18.3 during the ninety (90) day period following Owner’s receipt of the Monthly Reports (as described in Section 8.2) for the last month of the Fiscal Year in which such Performance Failure occurred. Notwithstanding the foregoing, if within thirty (30) days after receipt of the notice to terminate due to a Performance Failure, Operator pays Owner an amount equal to the difference between (x) actual Gross Operating Profit and (y) budgeted Gross Operating Profit set forth in the Approved Annual Plan for the Fiscal Year that gave rise to the Performance Failure under this Section 18.3, then such Performance Failure shall be deemed fully cured by Operator, such that the notice to terminate due to a Performance Failure is automatically deemed rescinded and no basis for a Performance Failure shall be deemed to exist; provided that Operator may only cure a Performance Failure twice during the Operating Term.

B.	Notwithstanding anything to the contrary contained in this Agreement, if at any time after the Takeover Date: (i) a hotel in the then existing Competitive Set is no longer operating at a level substantially equivalent to the higher of (x) the Standard; or (y) as of the date hereof, (ii) information with respect to a hotel in the then existing Competitive Set is no longer available through the Smith Travel Research; and/or (iii) a material change to a hotel in the then existing Competitive Set occurs, including the cessation of operation of a hotel or a change to the standards of operation of a hotel, then either party may request that the other party consent to the removal and replacement of such hotel in the Competitive Set.

C.	In the event that the removal of a hotel from the Competitive Set is requested by either party and the other party consents to such removal, Owner and Operator, each acting reasonably, shall endeavor to agree upon one or more replacement hotels to be included in the Competitive Set that consist of hotels in the Hotel’s immediate market area that are most comparable to the Hotel in quality, price and market position (with due consideration given to location, age, quality, size, amenities, amount of meeting space and business mix); provided that: (i) any replacement hotel must have been in operation for at least five full years; (ii) the Competitive Set includes at least four hotels and no more than six hotels, and (iii) a single hotel in the Competitive Set does not account for more than 30% of the total guest rooms of all hotels included in the Competitive Set (the “Replacement Hotel Requirements”). If the parties are unable to reach agreement as to: (x) whether a hotel should be removed from the Competitive Set, and/or (y) which hotels are to be included in the Competitive Set, either party may submit the matter to the Industry Expert for resolution.

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D.	In connection with the removal of a hotel from the Competitive Set or the selection of a replacement hotel or hotels for the Competitive Set, either party may also request that the RevPAR Test be modified to account for the changes to the Competitive Set. If the parties are unable to reach agreement as to a modification of the RevPAR Test, either party may request that the Industry Expert resolve such dispute, concurrently with the resolution of whether a hotel should be removed from the Competitive Set and/or which hotels are to be included in the Competitive Set.

E.	In the event a hotel or hotels are removed from the Competitive Set pursuant to the procedure set forth in this Section 18.3, and the parties determine that the immediate market area does not include a replacement hotel which meets the Replacement Hotel Requirements, either party may propose: (i) a replacement hotel which does not meet the Replacement Hotel Requirements for the other party’s consideration; and (ii) in connection with such proposal, a modification to the RevPAR Test to account for the changes to the Competitive Set that result from the addition of a hotel which does not meet the Replacement Hotel Requirements. If the parties are unable to reach agreement as to: (x) the inclusion of a hotel which does not meet the Replacement Hotel Requirements, and/or (y) a modification to the RevPAR Test in connection therewith, either party may submit the matter to the Industry Expert for resolution.

F.	The Competitive Set shall be reviewed and amended as requested under this Section 18.3 and as part of the approval of the then applicable Proposed Annual Plan.

18.4.       Operator and Owner agree that upon termination, there may be certain adjustments to the final accounting for which information may not be available at the time of the final accounting and the parties agree to readjust such amounts and make the required cash adjustments when such information becomes available; provided, however, but subject to the provisions of Article XXII hereof, all accounts shall be deemed final one (1) year after termination of the Agreement.

18.5.       No later than ninety (90) days following the termination of this Agreement Operator shall transfer to Owner all remaining amounts in the Agency Account and the FF&E Reserve Account.

18.6.       Following termination of this Agreement, Operator shall transfer to Owner all books and records (excluding employment records other than (i) employee census information and (ii) union employee records that must remain at the Hotel) with respect to the Hotel following termination of this Agreement.

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18.7.        To the extent permitted by applicable laws, upon termination of this Agreement for any reason Operator shall use reasonable efforts to assist Owner in assigning any contracts, permits or licenses (including restaurant and liquor licenses) to Owner or the subsequent manager or owner and. shall use reasonable efforts to obtain all consents necessary therefor; provided that (a) Owner shall give Operator sufficient time to effect such transfers; (b) Owner shall cooperate and require that the new manager and/or owner to cooperate, with Operator with respect to such transfers; (c) Owner shall pay or reimburse any costs or expenses, including reasonable attorney fees, incurred by Operator in connection with these efforts.

18.8.

A.	All intellectual technology or intellectual property, including any software or systems, used on a system wide basis at Operator’s properties shall remain the exclusive property of Operator (“Operator IP”). Upon termination of this Agreement for any reason Operator shall have the right to remove such Operator IP, and remove Owner’s access to any proprietary systems related to such Operator IP without compensation to Owner. Owner assumes all liability if Owner uses illegally licensed software that constitutes Operator IP. Notwithstanding the foregoing, upon termination of this Agreement for any reason, Operator shall provide to Owner a copy of all data and information relating to the operation of the Hotel during the twelve (12) months immediately preceding the termination date and the right to copy such data and information, but not the Operator IP itself.

B.	Operator shall cause any intellectual technology or intellectual property, including any software or systems, specific to the Hotel itself, (“Owner IP”) to be in the name of Owner in order that such Owner IP shall be owned, licensed and proprietary to Owner. The Owner IP shall remain the exclusive property of Owner and upon termination, Operator shall have no right to remove such Owner IP or remove Owner’s access to any system related to such Owner IP. Operator assumes all liability if Operator uses illegally licensed software that constitutes Owner IP.

C.	All hardware or other software equipment installed at the Hotel (excluding leased equipment) shall remain the exclusive property of Owner and upon termination, Operator shall have no right to remove such non-leased hardware or equipment.

18.9.        If this Agreement is terminated for any reason, a Termination Reserve shall be established to (i) reimburse Operator for all costs and expenses incurred by Operator in terminating its employees at the Hotel (such as severance pay, unemployment compensation, employment relocation, earned and accrued vacation pay, bonus accruals, estimated tax payments and any other employee liability costs arising out of termination of employment of Operator’s employees at the Hotel), but specifically excluding withdrawal liability from any applicable Union (which is addressed in Section 4.2 of this Agreement); (ii) pay outstanding accounts payable for liabilities and obligations incurred during the Operating Term; and (iii) make any required adjustments as described in Section 18.4 hereof. On or before the effective date of termination, Operator shall provide Owner an estimate of such costs and expenses, based on known liabilities with reasonable evidence to substantiate this estimate for review and mutual reasonable approval by the parties.

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18.10.       Upon termination of this Agreement for any reason during, or at the end of, the Operating Term of this Agreement, (a) Operator and Owner agree to sign any documents reasonably necessary to effect such termination or change in management for the Hotel, (b) Owner shall pay to Operator all Basic Fees, Centralized Services Fees, Incentive Fees, reimbursable expenses and other amounts due under this Agreement through the effective date of termination, including, if applicable, the Unamortized Key Money in accordance with Section 3.7, and (c) Operator shall pay to Owner any amounts due and owing to Owner under this Agreement. For avoidance of doubt, the Unamortized Key Money shall not be payable if this Agreement is terminated as a result of an Operator Event of Default.

18.11.       Upon termination of this Agreement for any reason, subject to Owner performing its obligations with respect to the termination, Operator shall peaceably and quietly surrender and deliver up to Owner possession of the Hotel in accordance with its obligations contained herein, with the specific intent to effectuate a smooth transition of management of the Hotel to Owner or a third party so as to minimize any potential disturbance of guests.

ARTICLE XIX

ASSIGNMENT

19.1.       Operator shall not assign or pledge this Agreement without the prior written consent of Owner; provided that, Operator may, without the consent of Owner, assign this Agreement to (a) any entity controlling, controlled by or under common control with Operator (control being deemed to mean the ownership of fifty percent (50%) or more of the stock or other beneficial interest in such entity and/or the irrevocable power to direct the day-to-day and long-term operations and policies of such entity); (b) any entity which is the successor by merger, consolidation or reorganization of Operator or Operator’s general partner, managing member or parent corporation or (c) the purchaser of all or substantially all of the hotel management business of Operator or Operator’s general partner, managing member or parent corporation. Should Operator assign this Agreement under subsection (a), (b) or (c) above, Owner agrees to attorn to the assignee. Nothing in this Agreement shall prohibit or be deemed to prohibit any pledge by Operator of the Basic Fee, Incentive Fee or any other amounts received by Operator under this Agreement to any institutional lender as collateral security for debt of Operator and/or Operator’s Affiliates.

19.2.       Owner shall not assign this Agreement without the prior written consent of Operator; provided that, Owner may assign this Agreement without Operator’s consent to any person or entity acquiring Owner’s fee interest in the Hotel as of the effective date of such acquisition if (a) Owner provides Operator with thirty (30) days prior written notice of such assignment, and (b) such assignee agrees in writing to be bound by this Agreement and assumes in writing all of Owner’s obligations under this Agreement from and after the effective date of such assignment. Nothing in this Agreement shall prohibit or be deemed to prohibit any mortgage, charge, pledge or other encumbrance of all or any part of Owner’s right, title and interest in the Hotel to any institutional lender as collateral security for debt of Owner and/or Owner’s Affiliates, subject to the terms of Article XXI.

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19.3.       Upon any permitted assignment of this Agreement and the assumption of this Agreement by the assignee, the assignor shall not be relieved of any obligation or liability under this Agreement arising after the effective date of the assignment unless (a) such assignee assumes liabilities that arose prior to the effective date of the assignment (which, in the case of Owner, shall include any obligation to repay the Unamortized Key Money) or (b) the non-assigning party receives other written assurance with respect to such liabilities reasonably acceptable to such non-assigning party, in which case of either (a) or (b) the assigning party shall be automatically released from any and all liability arising from, or relating to, this Agreement and the ownership and operation of the Hotel (including without limitation, in the case of Owner, any obligations with respect to the Unamortized Key Money).

ARTICLE XX

NOTICES

20.1.       Any notice, statement or demand required to be given under this Agreement shall be in writing, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission, receipt electronically or verbally confirmed, or by nationally-recognized overnight courier, receipt confirmed, addressed if to:

Owner:	Justice Operating Company LLC
10940 Wilshire Boulevard, Suite 2150
Los Angeles, CA 90024
Attention: David Gonzalez
Facsimile No.: (310) 496-1605
Email: dgonzalez@intgla.com

with a copy to:	Justice Operating Company LLC
10940 Wilshire Boulevard, Suite 2150
Los Angeles, CA 90024
Attention: John Winfield
Facsimile No.: (310) 889-2525
Email: jwinfield@intgla.com

and Operator:	Interstate Management Company, LLC
c/o Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive, Suite 500
Arlington, VA 22203
Attention: Executive Vice President and General Counsel
Facsimile No.: (703) 387-3389

or to such other addresses as Operator and Owner shall designate in the manner provided in this Section 20.1. Any notice or other communication shall be deemed given (a) on the date three (3) business days after it shall have been mailed, if sent by certified mail, (b) on the business day it shall have been sent by facsimile transmission (unless sent on a non-business day or after business hours in which event it shall be deemed given on the following business day), or (c) on the date received if it shall have been given to a nationally-recognized overnight courier service.

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ARTICLE XXI

SUBORDINATION; ESTOPPELS; RECOGNITION

21.1.       Operator agrees that its rights under this Agreement are subject and subordinate to any Mortgage now, or hereafter in effect, as well as with respect to any security agreements, pledge agreements or other secured financing documents encumbering any direct or indirect interests in the Hotel or the Owner itself (collectively, the “Lenders’ Liens”); provided that such Lenders’ Liens are held by Institutional Lenders, and further provided that, such subordination shall not be deemed a waiver or forbearance from (a) receiving from Owner, on a current basis and as and when due, any and all fees and expenses due to it under this Agreement prior to an event of default under any such mortgage or deed of trust or (b) exercising any right Operator may have to terminate this Agreement pursuant to Article 17 above, subject to granting reasonable cure rights to such Institutional Lender. Operator further agrees to execute and deliver within ten (10) days after written request therefor any document or certificate containing customary and reasonable terms confirming subordination and attornment, as Owner or any holder of any such Lenders’ Liens may reasonably request.

21.2.       Owner and Operator agree that from time to time upon the request of the other party or a party to a Major Agreement, it shall execute and deliver within ten (10) days after the request a certificate confirming that this Agreement is in full force and effect, stating whether this Agreement has been modified and supplying such other information as the requesting party may reasonably require.

ARTICLE XXII

INDEMNIFICATION

22.1.       To the fullest extent permitted by law, Operator hereby agrees to indemnify, defend and hold Owner and its Affiliates (and each of their respective agents, principals, contractors, shareholders, partners, members, officers, directors and employees, and each of their respective successors and assigns (individually, an “Owner Indemnitee” and collectively, “Owner Indemnitees”)) harmless from and against any and all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) that may be incurred by or asserted against any Owner Indemnitee and that arise from or relates to (a) the fraud, willful misconduct or gross negligence of the off-site employees of Operator, General Manager or Director of Finance, (b) the breach by Operator of any provision of this Agreement caused by the fraud, willful misconduct or gross negligence of the off-site employees of Operator, General Manager or Director of Finance, or (c) any action taken by Operator, General Manager or Director of Finance which is beyond the scope of Operator’s authority under this Agreement (the “Operator Indemnity Obligations”); provided that, Operator shall not be obligated with regard to the foregoing for the Hotel’s Director of Finance if the Director of Finance (i) was the Hotel’s Director of Finance (or equivalent position) immediately prior to the Takeover Date and (ii) less than six (6) months have elapsed since the Takeover Date. Owner shall promptly provide Operator with written notice of any claim or suit brought against any Owner’s Indemnitee by a third party which might result in such indemnification. Owner shall cooperate with the Operator or its counsel in the preparation and conduct of any defense to any such claim or suit.

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22.2.       To the fullest extent permitted by law, Owner hereby agrees to indemnify, defend and hold Operator and its affiliates (and each of their respective agents, principals, contractors, shareholders, partners, members, officers, directors and employees, and each of their respective successors and assigns (individually, an “Operator Indmenitee” and collectively, “Operator Indemnitees”)) harmless from and against all liabilities, losses, claims (including, but not limited to Employment Claims) damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses; and any additional tax as set forth in Section 9.7 and interest and penalties thereon) that may be incurred by or asserted against any Operator Indemnitee and that arise from or relates to (a) the performance of Operator’s services in accordance with this Agreement, (b) any act or omission (whether or not willful, tortious, or negligent) of Owner or any third party, (c) any liabilities arising from a tax audit with respect to the Hotel whether conducted during or after the Operating Term, (d) Owner’s failure to promptly remove any Hazardous Materials on any portion of the Hotel or its surrounding site or otherwise remedy the problem in accordance with all laws, rules and regulations of any governmental authority or (e) or any other occurrence related to the Hotel and/or Operator’s duties under this Agreement whether arising before, during or after the Operating Term (the “Owner Indemnity Obligations”). Operator shall promptly provide Owner with written notice of any claim or suit brought against it by a third party which might result in such indemnification. Operator shall cooperate with the Owner or its counsel in the preparation and conduct of any defense to any such claim or suit. IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT THIS AGREEMENT INCLUDES INDEMNIFICATION PROVISIONS WHICH, IN CIRCUMSTANCES OTHER THAN AS PROVIDED FOR IN SECTION 22.1, COULD INCLUDE AN INDEMNIFICATION BY OWNER OF OPERATOR FROM CLAIMS OR LOSSES ARISING AS A RESULT OF OPERATOR’S OWN NEGLIGENCE OR THE NEGLIGENCE OF OPERATOR’S EMPLOYEES WHETHER OR NOT SUCH NEGLIGENCE IS PASSIVE OR ACTIVE. It is agreed that none of the Operator Indemnitees shall have any right to indemnity with respect to any Owner Indemnity Obligations if such Owner Indemnity Obligations result from, were caused by or otherwise constitute an Operator Indemnity Obligation for which Operator is required to indemnify the Owner Indemnitees in accordance with Section 22.1.

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22.3.       If any action, lawsuit or other proceeding shall be brought against any Indemnified Party hereunder arising out of or based upon any of the matters for which such party is indemnified under this Agreement, such Indemnified Party shall promptly notify the Obligor in writing (which may be in the form of email) thereof and, except in the case of an Employment Claim (which shall be defended by Operator subject to the indemnity set forth in Section 22.2). Obligor shall promptly assume the defense thereof (including without limitation the employment of counsel selected by Obligor) unless otherwise agreed to in writing by the parties as provided herein, such defense to be subject to the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (provided, however, by way of illustration and not limitation, it shall be reasonable for the Indemnified Party to deny consent to any settlement that requires the Indemnified Party to admit guilt or liability). The Indemnified Party shall cooperate with the Obligor in the defense of any such action, lawsuit or proceeding, on the condition that the Obligor shall reimburse the Indemnified Party for any out-of-pocket costs and expenses incurred in connection therewith. Subject to the terms of this Agreement, the Obligor shall have the right to negotiate settlement or consent to the entry of judgment with respect to the matters indemnified hereunder; provided, however, that if any such settlement or consent judgment contemplates any action or restraint on the part of the Indemnified Party, then such settlement or consent judgment shall require the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In addition to the foregoing, the Indemnified Party shall have the right (at its own expense) to employ separate counsel in any such action and to participate in the defense thereof. An Indemnified Party may settle any action on its own behalf (i.e., with respect to its own liability and with no requirement of Obligor to admit guilt or liability) only with the prior written consent of Obligor, which consent shall not be unreasonably withheld (provided, however, by way of illustration and not limitation, it shall be reasonable for Obligor to deny consent to any settlement that requires Obligor to expend funds in an amount Obligor reasonably determines is inappropriate so long as the Indemnified Party remains adequately protected at all times). In the event that Obligor fails to use reasonable efforts to defend or compromise any action, lawsuit or other proceeding for which an Indemnified Party is indemnified hereunder or as the parties may agree, the Indemnified Party may, at Obligor’s expense and without limiting Obligor’s liability under the applicable indemnity, assume the defense of such action and the Obligor shall pay the charges and expenses of such attorneys and other persons on a current basis within thirty (30) days of submission of invoices or bills therefor. In the event the Obligor is Owner and Owner neglects or refuses to pay such charges, Operator may pay such charges out of the Agency Account and deduct such charges from any amounts due Owner, or add such charges to any amounts due Operator from Owner under this Agreement. If Operator is the Obligor and Operator neglects or refuses to pay such charges, the amount of such charges shall be deducted from any amounts due Operator under this Agreement.

22.4.        The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Operating Term.

ARTICLE XXIII

MISCELLANEOUS

23.1.       Owner and Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding, and enforceable as between them and as against third parties; provided, however, that neither party shall be required to execute any other document or instrument or perform any other action that would materially increase its liability or decrease its rights under this Agreement.

23.2.       This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Owner acknowledges that in entering into this Agreement, Owner has not relied on any projection of earnings, statements as to the possibility of future success, or other similar matter which may have been prepared by Operator.

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23.3       The. headings of the titles to the articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

23.4.       A waiver of any of the terms and conditions of this Agreement may be made only in writing and shall not be deemed a waiver of such terms and conditions on any future occasion.

23.5.       This Agreement shall be binding upon and inure to the benefit of Owner and Operator and their respective successors and permitted assigns.

23.6.       This Agreement shall be construed, both as to its validity and as to the performance of the parties, in accordance with the laws of the state of California without reference to its conflict of laws provisions.

23.7.       This Agreement may be executed in any number of counterparts each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Signatures on this Agreement delivered by facsimile shall be deemed to be original signatures for all purposes of this Agreement.

23.8.

(a)       The parties shall first attempt in good faith to resolve disputes informally prior to pursuing formal dispute resolution under Section 23.8(b). Upon receiving notice of any claim or dispute, the parties shall first meet in good faith at a mutually agreeable time and location to discuss the dispute and attempt to settle the matter without resort to formal dispute resolution. This meeting shall proceed in advance of further arbitration or other legal proceedings, provided that either party may initiate arbitration or other legal proceedings as necessary in order to avoid the expiration of any statutes of limitation, statutes of repose, or similar time limitations. In such event, the arbitration or legal proceeding shall be stayed pending completion of the informal meeting.

(b)       Except as provided in Section 8.5, all disputes and claims related to or arising out of the Agreement shall be resolved by arbitration conducted through any nationally recognized arbitration provider, in accordance with the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association then currently in effect. The arbitrator shall be independent and impartial, and shall be a judge or lawyer with at least ten (10) years of experience handling claims related to the hospitality industry, unless otherwise agreed to by the parties. All arbitration proceedings shall be held in San Francisco, California unless otherwise agreed to by the parties. Any arbitration arising out of or relating to this Agreement may include, by consolidation or joinder or in any other manner, other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a claim not described therein or with a person or entity not named or described therein. This agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof. The award of the arbitrators may be entered as a judgment in any court of competent jurisdiction.

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(c)       The parties shall equally share all costs and expenses related to payment of arbitrators or filing fees or other similar expenses assessed by arbitration institutions.

(d)       WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE PARTIES.

23.9.       If any provision of this Agreement or its application to any party or circumstances is determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, will not be affected thereby, and each provision hereof will be valid and will be enforced to the fullest extent permitted by law.

23.10.       Owner or Owner’s agent shall have the continuing right during the term of this Agreement upon reasonable prior notice and at reasonable times to inspect the Hotel.

23.11.       Time shall be of the essence in the performance of the obligations of the parties under this Agreement.

23.12.       This Agreement may not be modified, amended, surrendered or changed, except by a written document signed by Owner and Operator agreeing to be bound thereby.

23.13.       Notwithstanding anything herein to the contrary, if Owner’s approval or consent is required under this Agreement, Operator shall request such approval or consent in writing and Owner shall deliver its response to such request in writing. For the avoidance of doubt, as used in this Section 23.13 “in writing” shall include email communications.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Operator and Owner have duly executed this Agreement the day and year first above written.

JUSTICE OPERATING COMPANY, LLC,
a Delaware limited liability company

By:	Justice Mezzanine Company, LLC, a Delaware limited liability company, its sole Member

By:	Justice Investors, LP, a California Limited partnership, its sole Member

By:	Portsmouth Square, Inc.,
its sole General Partner

By:	/s/ John V. Winfield
Name:	John V. Winfield
Its:	President

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INTERSTATE MANAGEMENT COMPANY, LLC

By:	Interstate Operating Company, L.P., member

By:	Interstate Hotels & Resorts, Inc., general partner

By:	/s/ Monica L. Bernstein
Name:	Monica L. Bernstein
Title:	Vice president of LegaI

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DEFINITION ANNEX

“Affiliate” or “Affiliated” - shall mean any person which, directly or indirectly, controls, is controlled by or is under common control with, such person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise, including, without limitation, control exists when a person is a managing member, managing partner, trustee, president and/or chief executive officer of a person and/or of an Affiliate of such person. A “person” shall mean an individual, corporation, partnership, limited liability company, limited partnership and/or trust. A natural person is an Affiliate to another natural person if he or she is a spouse, parent or lineal descendent of the other person.

“Agency Account” - shall mean, collectively, one or more accounts bearing the name of the Hotel where all funds received by Operator in the operation of the Hotel are deposited.

“Agreement” - shall mean the Hotel Management Agreement.

“Annual Operating Statement” - has the meaning set forth in Section 8.2(D).

“Approved Annual Plan” - shall mean the then applicable Proposed Annual Plan approved in accordance with the provisions of Section 8.5.

“Basic Fee” - shall mean the base management fee paid by Owner to pursuant to Section 9.1.

“Building” - shall mean a building with 543 guest rooms (with the potential of 19 additional rooms), restaurant(s), lounge(s), conference and meeting rooms and a 5-level underground parking garage.

“Capital Budget” - has the meaning set forth in Section 8.5.

“Centralized Accounting Services” - shall mean services provided to create, maintain and verify financial statements by the general ledger group in Operator’s shared services center along with providing sales and use tax services and filing, as set forth in Exhibit D.

“Centralized Accounting Services Fee” - has the meaning set forth in Section 9.2.

“Centralized Services” - shall mean the Centralized Accounting Services and any and each of the purchasing services, other group benefits and services, revenue management services, on-site sales training, associate satisfaction surveys, Operator’s national training program and other training, as are made available generally to similar properties managed by Operator.

“Competitive Set” - shall mean the hotels within the Hotel’s market area that are most closely comparable to the Hotel in quality, price and market (with due consideration given to age, quality, size, location, amenities, amount of meeting space and business mix). The initial Competitive Set shall be determined by the parties within thirty (30) days after the Commencement Date, provided that if the parties disagree as to whether any hotel should be included and/or excluded from the Competitive Set and the parties cannot reach a resolution within such thirty (30) day period, then such dispute shall be resolved by the Industry Expert.

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“Commencement Date” - shall mean the date of this Agreement as set forth in the introductory paragraph hereto.

“Comparable Aggregate Cost Test” - has the meaning set forth in Section 6.2.

“Core Executive Staff” - has the meaning set forth in Section 4.1(B).

“CPI” - shall mean the Consumer Price Index - All Urban Consumers (U.S. City Average) (1982-1984 =100), or any successor index thereto appropriately adjusted.

“Distributable Cash” - has the meaning set forth in Section 9.5.

“Electronic Storage System” - has the meaning set forth in Section 8.1.

“Emergency Expenses” - shall mean expenses, regardless of amount, which in Operator’s good faith judgment are immediately necessary to protect the physical integrity or lawful operation of the Hotel or the health or safety of its occupants.

“Employee Expenses” - has the meaning set forth in Section 4.1(B).

“Employment Claim” - shall mean any claim based upon a violation or alleged violation of the Employment Laws.

“Employment Insurance” - shall mean Employment Practices Liability Insurance.

“Employment Laws” - shall mean any federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees affecting labor union activities, civil rights or employment in the United States, including, without limitation, the Civil Rights Act of 1870, 42 U.S.C. §1981, the Civil Rights Acts of 1871, 42 U.S.C. §1983 the Fair Labor Standards Act, 29 U.S.C. §201, et seq., the Civil Rights Act of 1964, 42 U.S.C. §2000e, et seq., as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C. §621, et seq., the Rehabilitation Act, 29 U.S.C. §701, et seq., the Americans With Disabilities Act of 1990, 29 U.S.C. §706,42 U.S.C. §12101, et seq., the Employee Retirement Income Security Act of 1974,29 U.S.C. § 301, et seq., the Equal Pay Act, 29 U.S.C. §201, et seq., the National Labor Relations Act, 29 U.S.C. §151, et seq., and any regulations promulgated pursuant to such statutes (as amended from time to time, and together with any similar laws now or hereafter enacted).

“Employment Policies” - shall mean the policies, procedures and programs for the Hotel relating to the employment of Hotel Employees, including wage, benefits and severance policies. The Employment Policies shall be reasonably designed to effect compliance with the Employment Laws and shall be consistent with industry standards from time to time for reputable hotel management companies.

“Event of Default” - has the meaning set forth in Section 17.1.

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“FCPA” - shall mean the United States Foreign Corrupt Practices Act, 15 U.S.C. §§ 778dd-2.

“FF&E” - shall mean the furniture, furnishings, wall coverings, floor coverings, window treatments, fixtures and hotel equipment and vehicles.

“FF&E Budget” - has the meaning set forth in Section 8.5.

“FF&E Reserve Account” - shall mean an account established for a reserve for replacements, substitutions and additions to the FF&E.

“Fiscal Year” - shall mean each twelve (12) consecutive calendar month period or partial twelve (12) consecutive calendar month period within the Term commencing on January 1st (or, with respect to the first year of the Term, the Commencement Date) and ending on December 31st (or, with respect to the last year of the Term, the expiration or earlier termination of the Term) unless Owner and Operator otherwise agree.

“Fixed Charges” - shall mean the cost of the following items relating to the Hotel or its facilities which are properly attributable under the Uniform System to the period in question:

(i)	Property Taxes;

(ii)	Insurance premiums (or the allocable portion thereof in the case of blanket policies) for all insurance maintained under Section 12.1; and

(iii)	The Basic Fee.

“Franchise Agreement” - shall mean the franchise or license agreement from time to time issued to owner with respect to the operation of the Hotel, if any. Presently, “Franchise Agreement” means the Franchise License Agreement having an effective date of November 24, 2004 between Hilton Inns, Inc., as Franchisor, and Owner, as franchisee, as the same has been and may be modified and amended.

“Franchisor” - shall mean any issuer of a franchise or license agreement with respect to the operation of the Hotel from time to time. Presently, the Franchisor is Hilton Inns, Inc.

“GAAP” - shall mean generally accepted accounting principles in the United States.

“Gross Operating Profit” - shall mean the amount, if any, by which Total Revenues exceed Operating Expenses.

“Hotel” - shall mean the hotel known as Hilton San Francisco Financial District located at 750 Kearny Street, San Francisco, CA 94108.

“Hotel Employees” - shall mean the on-site staff of the Hotel.

“Hotel Purchases” - has the meaning set forth in Section 6.2.

“Incentive Fee” - shall mean the incentive management fee paid by Owner to Operator pursuant to Section 9.3.

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“Indemnified Party” - shall mean any Owner Indemnitee or Operator Indemnitee, as the context requires.

“Industry Expert” - has the meaning set forth in Section 8.5.

“Initial Term” - has the meaning set forth in Section 2.1.

“Installations” - shall mean the mechanical systems and built-in installations of the Building including, but not limited to, heating, ventilation, air conditioning, electrical and plumbing systems, elevators and escalators, and built-in laundry, refrigeration and kitchen equipment.

“Institutional Lender” - shall mean a foreign or domestic commercial bank, trust company, savings bank, savings and loan association, life insurance company, real estate investment trust, pension trust, pension plan or pension fund, a public or privately-held fund engaged in real estate and/or corporate lending, or any other financial institution commonly known as an institutional lender (or any Affiliate thereof); provided further that such entity shall not be an Affiliate of Owner.

“Involuntary Proceeding” - shall mean any of the following instituted against a party by any other person or entity: (i) assignment for the benefit of creditors, (ii) proceeding seeking relief under any federal or state bankruptcy or insolvency laws, or (iii) proceeding seeking the appointment of a receiver, trustee, custodian or similar official for such party’s business or assets.

“IT Services” - has the meaning set forth in Section 6.3.

“Key Money Contribution” - has the meaning set forth in Section 3.8.

“Leases” - shall mean the leases, licenses and concession agreements for or any other arrangement granting any rights to occupy or use any portion of the Hotel for any purpose, including, without limitation, for retail space, office space, kiosk space and lobby space at the Hotel (including without limitation, car rental counters and gift shops) and commercial space, if any, that is adjacent to or otherwise part of the Hotel (including without limitation, rooftop antennas), provided, however, “Leases” shall not include any guest room rentals or banquet or conference space rentals consistent with the then applicable Approved Annual Plan or in the ordinary course of business.

“Legal Requirements” - shall mean (a) all federal, state, county, city and local laws, ordinances, statutes, regulations and orders relating to the Hotel now or hereafter in effect, including, but not limited to, environmental laws and (b) all terms, conditions, requirements and provisions of all permits.

“Lender Reserve Account” - has the meaning set forth in Section 11.1.

“Lenders’ Liens” - has the meaning set forth in Section 21.1.

“Major Agreements” - shall mean any Mortgage, any Franchise Agreement and the Union Agreements.

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“Major Capital Expenditures” - has the meaning set forth in Section 8.4(B).

“Material Default” - shall mean any breach or failure by either Owner or Operator to comply with any of its covenants and agreements contained in this Agreement, other than any such breach or failure that in the context hereof is minor, immaterial or insubstantial and not reasonably likely to prejudice any other party or any part of the Hotel in any material way.

“Minimum Working Capital” - shall mean an amount equal to (i) from the Takeover Date to July 31, 2017, four hundred thousand dollars ($400,000), and (ii) from August 1, 2017 through the remainder of the Operating Term, eight hundred thousand dollars ($800,000).

“Monthly Cash Flow Forecast” - shall mean a monthly cash flow forecast for the Hotel with projections for the next 90-day period.

“Monthly Reports” - shall mean, collectively, with respect to each month during the Operating Term (a) a balance sheet as of the last day of such month; (b) a source and use of funds statement for such month; (c) an income and expense statement for such month, including departmental details; (d) Monthly Cash Flow Forecast; (e) a comparison of the monthly, quarterly and year-to-date actual revenues and expenses with the then applicable Approved Annual Plan as well as a periodic and year-to-date comparison of such actual revenues and expenses with those of the prior Fiscal Year; (f) a calculation and computation of Operator’s Basic Fee and Incentive Fee and any expense reimbursement to Operator or its Affiliates; (g) a calculation and computation of the distribution of Distributable Cash; (d) a reserve reconciliation showing an acquisition and disposal report of all FF&E, the Capital Budget and the FF&E Budget and any expenditures year-to-date; (h) the applicable STAR Report for the Hotel; (i) any QA Scoring Guide reports issued by the Franchisor and (j) such other reports or information as reasonably required by Owner. The Monthly Reports for the last month of a Fiscal Year shall include year-end unaudited financial statements.

“Mortgage” - shall mean (a) any existing and future mortgage or deed of trust or similar security instrument that, from time to time, encumbers the Hotel or any portion thereof to secure any indebtedness of Owner or any holder of a direct or indirect equity interest in Owner or any other obligations secured by the Hotel or any portion thereof or (b) any existing and future pledge agreement, security agreement or similar instrument that, from time to time, encumbers the direct or indirect equity interests of any person or entity that directly or indirectly owns all, or any portion of, the Owner, provided that in the case of both (a) and (b), such security instruments relate to the financing of the Hotel.

“Mortgagee” - shall mean the mortgagee or beneficiary under any Mortgage.

“Necessary Expenses” - shall mean expenses, regardless of amount, that are necessary for the continued operation of the Hotel in accordance with the requirements of any Major Agreement and the operational standards set forth in this Agreement and which are not within the reasonable control of Operator (including, but not limited to, those for insurance, taxes, utility charges and debt service).

“Obligor” - shall mean the party required to provide indemnification under this Agreement.

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“Operating Budget” -has the meaning set forth in Section 8.5.

“Operating Equipment” - shall mean the chinaware, glassware, silverware, linens, and other items of a similar nature.

“Operating Expenses” - shall mean all costs and expenses of maintaining, conducting and supervising the operation of the Hotel and all of its facilities which are properly attributable under the Uniform System to the period in question.

A.	Operating Expenses shall include, without limitation:

(i)	The cost of all Operating Equipment and Operating Supplies;

(ii)	Salaries and wages of Hotel Employees, including costs of payroll taxes, employee benefits and severance payments. The salaries or wages of off-site employees of Operator or its Affiliates shall not be Operating Expenses, provided that if it becomes necessary for an off-site employee of Operator or an Affiliate to temporarily perform services at the Hotel of a nature normally performed by Hotel Employees, his or her salary (including payroll taxes and employee benefits) for such period only as well as his or her traveling expenses shall be Operating Expenses and reimbursed to Operator;

(iii)	The cost of all other goods and services obtained in connection with the operation of the Hotel including, without limitation, heat and utilities, laundry, landscaping and exterminating services and office supplies;

(iv)	The cost of all non-capital repairs to and maintenance of the Hotel;

(v)	Insurance premiums (or the allocable portion thereof in the case of blanket policies) for all insurance maintained under Section 12.2 and losses incurred on any self-insured risks (including deductibles);

(vi)	All taxes, assessments, permit fees, inspection fees, and water and sewer charges and other charges (other than income or franchise taxes) payable by or assessed against Owner with respect to the operation of the Hotel, excluding Property Taxes;

(vii)	Legal fees and fees of any independent certified public accountant for services directly related to the operation of the Hotel and its facilities;

(viii)	All expenses for advertising the Hotel and all expenses of sales promotion and public relations activities;

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(ix)	All out-of-pocket expenses and disbursements reasonably incurred by Operator, pursuant to, in the course of, and directly related to, the management and operation of the Hotel under this Agreement, which fees, expenses and disbursements shall be paid out of the Agency Account or paid or reimbursed by Owner to Operator upon demand. Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, facsimile, air express and other incidental expenses and any fees or expenditures required for Operator to operate the Hotel in the given jurisdiction, but, except as otherwise provided in this Agreement, shall not include any of the regular expenses of the central offices maintained by Operator, other than offices maintained at the Hotel exclusively for the management of the Hotel. Operator shall maintain and make available to Owner invoices or other evidence supporting such charges;

(x)	The Centralized Accounting Services Fee and any fees or tax levied on those charges by the local jurisdiction;

(xi)	Periodic payments made in the ordinary course of business under any applicable franchise agreement;

(xii)	Any other item specified as an Operating Expense in this Agreement and

(xiii)	Any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System unless specifically excluded under the provisions of this Agreement.

B.	Operating Expenses shall not include:

(i)	Amortization and depreciation;

(ii)	The making of or the repayment of any loans or any interest thereon;

(iii)	The costs of any alterations, additions or improvements which for Federal income tax purposes or under the Uniform System or GAAP must be capitalized and amortized over the life of such alteration addition or improvement;

(iv)	Payments on account of any equipment lease that is to be capitalized under GAAP;

(v)	Payments under any ground lease, space lease or easement agreement;

(vi)	Payments into or out of the FF&E Reserve Account;

(vii)	Operator’s Expenses; or

(viii)	Any item defined as a Fixed Charge.

“Operating Supplies” - shall mean the stock and inventories of paper supplies, cleaning materials and similar consumable items and food and beverage.

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“Operating Term” - shall mean the Initial Term and any Renewal Term(s).

“Operator” - shall have the meaning set forth in the preamble.

“Operator’s Expenses” - shall mean:

A.	Except to the extent set forth in Section 6.1, all costs, expenses, salaries, wages or other compensation of any corporate, regional or other headquarters/corporate level employees of Operator, except to the extent such employees are regularly employed full time at the Hotel by Operator;

B.	Any expenses of Operator’s principal or branch offices;

C.	Any part of Operator’s capital expenses;

D.	Except to the extent set forth in Section 6.1, Operator’s overhead or general expenses, including but not limited to telex, duplicating, stationery and postage expenses incurred at Operator’s principal or branch offices, except as may be expressly assumed by Owner pursuant to the terms of this Agreement;

E.	Except to the extent set forth in Section 6.1, all costs and expenses of providing centralized data processing and accounting services to the Hotel;

F.	Any expenses for advertising or promotional materials that feature Operator’s name or activities but which do not promote the Hotel, unless and to the extent approved in advance by Owner to be an Operating Expense;

G.	Any travel expenses of Operator’s corporate, regional or headquarters office employees for a period that are (i) in excess of the amount shown on the Approved Annual Plan for Operator’s travel expenses for such period (or otherwise approved by Owner) (ii) are not reasonable and necessary travel expenses incurred while engaged in the performance of this Agreement, (iii) in the case of air travel, exceed the coach or economy fare reasonably available under the circumstances for the flight in question; provided, however, that for purposes of including travel expenses in Operating Expenses, all expenses incurred on any trip which includes visits to more than one property managed by Operator or its Affiliates or is otherwise for purposes related to the Hotel and other properties managed by Operator or its Affiliates shall be equitably allocated among all the properties visited or benefited; and

H.	Any cost for which Operator is liable under Article XXII or any other provision of this Agreement.

“Operator Indemnitee” - shall have the meaning set forth in Section 22.1.

“Operator IP” - shall have the meaning set forth in Section 18.8.A).

“Owner” - shall have the meaning set forth in the preamble.

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“Owner Expenses” - shall mean fixed expenses (e.g., debt service, ground lease payments, capital costs, etc.) that Owner requests Operator to pay on behalf of Owner from the Agency Account.

“Owner Indemnitee” - shall have the meaning set forth in Section 22.1.

“Owner IP” - shall have the meaning set forth in Section 18.8.B).

“Owner Parking Facility Rights” - has the meaning set forth in Section 1.1.

“Owner’s Expense Notice” - shall mean Owner’s written request and direction (including copies of any material agreements) for Operator to pay Owner Expenses.

“Performance Failure” - has the meaning set forth in Section 18.3(A).

“Procuring Party” - has the meaning set forth in Section 6.2.

“Property Taxes” - shall mean real estate taxes, assessments, personal property taxes and any other ad valorem taxes imposed on or levied in connection with the Hotel, the Installations and the FF&E.

“Proposed Annual Plan” - has the meaning set forth in Section 8.4.

“Proposed Capital Budget” - has the meaning set forth in Section 8.4(B).

“Proposed FF&E Budget” - has the meaning set forth in Section 8.4(C).

“Proposed Operating Budget” - has the meaning set forth in Section 8.4(A).

“QA Scoring Guide” - shall mean the Hilton Worldwide Quality Assurance Evaluation and the equivalent of the same for any successor of Hilton as the Franchisor.

“Quarterly Operating Statements” - has the meaning set forth in Section 8.2(C).

“Renewal Term” - shall mean additional successive terms of one (1) year each, not to exceed five (5) years in the aggregate.

“Renewal Termination Date” - has the meaning set forth in Section 2.1.

“Replacement Hotel Requirements” - has the meaning set forth in Section 18.3(C).

“RevPAR” - shall have the meaning set forth in the Uniform System.

“RevPAR Index” - shall mean the ratio, expressed as a percentage, of (a) the RevPAR of the Hotel to (b) the average RevPAR of the Competitive Set.

“RevPAR Test” - shall have that meaning set forth in Section 18.3(A)(1).

9

“Standard” - shall mean the physical and operational standard of operation that (a) is equal to or greater than the standard of operation of those hotels comprising the Competitive Set, (b) provides for operation of the Hotel on a seven-day-a-week, twenty-four-hour-a-day basis, with, adequate, staffing to. provide first-class staffing and food, beverage, housekeeping, banquet, security personnel, bellmen and porter services at a level that is equal to, or higher, than those applied at the hotels comprising the Competitive Set, (c) consistently meets the then applicable requirements set forth in the Franchise Agreement, and (d) is intended to maximize the present value of the Hotel.

“Takeover Date” - shall mean the date Operator commences management of the Hotel, which date shall be confirmed by the parties and memorialized by a separate writing executed by both Owner and Operator within five (5) business days following the Takeover Date.

“Tax Contest” - shall mean contesting the validity or amount of any Property Tax.

“Total Revenues” - shall mean:

A.	All income, revenue, receipts and proceeds resulting directly or indirectly from the operation of the Hotel and all of its facilities (net of refunds and credits to guests and other items deemed “Allowances” under the Uniform System) which are properly attributable under the Uniform System to the period in question. Subject to subsection (B) below, Total Revenues shall include, without limitation, all amounts derived from:

(i)	The rentals of rooms, banquet facilities and conference facilities;

(ii)	The sale of food and beverage whether sold in a bar, lounge or restaurant, delivered to a guest room, sold through an in-room facility or vending machines, provided in meeting or banquet rooms or sold through catering operations, including for any events held off-site of Hotel premises;

(iii)	Charges for admittance to or the use of any parking facilities, recreational facilities or any entertainment events at the Hotel;

(iv)	Rentals paid under Leases, including, without limitation, any Leases for the Chinese Cultural Center, the spa premises, any parking areas, any telecommunications, rooftop antennas or billboards;

(v)	Charges for other Hotel services or amenities, including, without limitation, telephone service, in-room movies, laundry services and spa services; and

(vi)	The gross revenue amount on which the proceeds of business interruption or similar insurance are determined, with respect to any period for which such proceeds are received.

B.	Total Revenues shall not include:

10

(i)	Sales or use taxes or similar governmental impositions collected by Owner or Operator;

(ii)	Proceeds of insurance except as set forth in subsection (A) above;

(iii)	Proceeds of the sale or condemnation of the Hotel, any interest therein or any other asset of Owner not sold in the ordinary course of business, or the proceeds of any loans or financings;

(iv)	Capital contributed by Owner to the Hotel; and

(v)	The receipts of. any tenant, licensee or concessionaire under a Lease.

“Unamortized Key Money” - has the meaning set forth in Section 3.8.

“Uniform System” - shall mean the “Uniform System of Accounts” (Eleventh Revised Edition 2014, as further revised from time to time) as adopted by the American Hotel and Motel Association of the United States and Canada.

“Union” - shall mean the Bartenders and Service employees Culinary Local 2; Stationary Engineers Local 39; Front Desk, Accounting, Reservations Teamsters Local 856 and any other labor unions at any time representing Hotel Employees.

“Union Agreement” - shall mean any collective bargaining agreement or other agreement entered into by Operator or Owner with any Union with respect to employees of the Hotel, which has been approved by Owner.

“WARN Act” - shall mean the Worker Adjustment and Retraining Notification Act and/or any similar state or local laws (together with all rules and regulations promulgated thereunder and including, without limitation, any such state or local laws).

11

EXHIBIT A

Centralized Services

1

INTERSTATE HOTELS & RESORTS

Breakdown of Reimbursable Costs by Category per month

Changeback/Reimbursement Category

TOTAL CHARGEBACKS/ REIMBURSEMENTS	$13,226

Sales & Marketing	$2,701

Revenue Management Services, Top Performers Annual Sales Stars of Excellence, Group Sales - Meetings Made Simple (MMS), Smith Travel Research Reports, E-Commerce, Intersate Summer Sales Training

Information Technology	$6,528

IT Central Support Services, IHR1 Business Intelligence Portal, E-Mail/lway, Lync, Lawson, PCI Compliance, Help Desk Managed Services, Network Management Services, Firewall Management, Penetration and Phishing Testing, BlackLine

Human Resources	$3,997

Workday (HRIS), I-9 Management, Job Marketing, Sourcing and Placement Service, Pre-Hire Assessments, Management Training and College internships, Associate Engagement Survey, Employee Assistance Program, Affirmative Action Plan, Employee Communication, Service Anniversary Program, Core Compliance Training, Preventing Workplace Harassment, Leadership and Skills Development, Wage & Hour / FLSA Training, Foreign Corrupt Practices (FCPA), ECPAT Human Trafficking Awareness, California Legal and Litigation Training, Crisis Communications

2

EXHIBIT B

Pro Forma Approved Annual Plan

1

INTERSTATE

Pro Forma Assumptions

Category	Assumption
Hotel:	Hilton San Francisco Financial District
Hotel Status:	Existing
Opening Date:	1970
Current Owner:	Justice Operating Company LLC
Current Operator:	
Tenure:	Fee Simple
Market:	San Francisco/San Mateo
Sub-Market:	San Francisco/Nob Hill/Wharf
Location Type:	Urban
Room Count:	543
Meeting Space:	20,000 sf
Union:	yes
Chain Scale:	Upper Upscale
Current Brand Affiliation:	Hilton Hotels & Resorts
Renovation Cost:	TBD
Renovation per Room:	
Renovation Start (Year):	
Renovation Length:	
Management Fee:	1.7% with additional incentive fee of 10% of excess GOP from prior year starting in year 2.
Royalty Fee:	4% Jan - Dec 2017, 4.5% Through end of Franchise Agreement
F&B Royalty Fee:	0.0%
Marketing Fee:	4.0%
Reserve for Replacement:	4.0%

Key Information

Property Background:	Located in San Francisco's financial district, this upscale 27-story hotel is a 1-mile drive to the Moscone Center convention facility and 4.8 miles' drive to the Golden Gate Bridge. Rooms (with panoramic city or bay views) offer chic decor and custom-designed beds, plus flat-screen TVs and Wi-Fi (fee). Executive rooms and suites provide access to the Executive Lounge's free breakfast and evening appetizers. Suites add living areas and mini-fridges. Amenities include a restaurant, a buffet breakfast (fee), a stylish bar and a wine bar with access to iPads. There's also a 24/7 fitness center, a business center and 20,000 sq. ft. of meeting space.
Revenue Assumptions	We have analyzed the current revenue performance of the hotel believe that there is room for improvement. With a more effective revenue management strategy we would increase rack/retail efficiency and reduce the reliance on discounted rooms. We would also work towards achieving an increase in Group ADR. We believe the property will experience a slight decrease in occupancy, but will achieve a stabilized RevPar penetration of 101%. We are also projecting that the market will bounce back strong in year 3 with the re-opening of the Moscone Convention Center and the property will rebound even stronger.
Expense Assumptions	For expenses we have run comparisons to other IHR managed properties based on brand, size, and geographical location. We have used the average/median CPOR and % of revenue values, as well as historical values, to calculate projected expenses for this property. We are projecting that the property will achieve GOP of 37.6% in year one, increasing to GOP of 40.6% by year 5. Property taxes are estimated based on historical values.

San Francisco Hilton Financial District proforma tn 1 13 17

3:18 PM 1/23/2017

2

INTERSTATE HOTELS & RESORTS

Hilton San Francisco Financial District

543 Rooms

	2013 Actual				2014 Actual				2015 Actual			
Comp Set	Amount	Index		Growth	Amount	Index		Growth	Amount	Index		Growth
Occupancy	88.6%				89.1%			0.6%	89.3%			0.2%
ADR	$ 225.32				$ 249.85			10.9%	$ 264.45			5.8%
RevPAR	$ 199.64				$ 220.12			10.3%	$ 233.51			6.1%
Property												
Rooms Available	198,195				198,195			0.0%	198,195			0.0%
Rooms Sold	179,064				182,298			1.8%	183,874			0.9%
Occupancy	90.3%	102.0%			92.0%	104.4%		1.8%	92.8%	105.1%		0.9%
ADR	$ 217.88	96.6%			$ 241.07	96.5%		10.7%	$ 247.42	93.6%		2.6%
Rooms RevPAR	$ 196.67	98.5%			$ 221.74	100.7%		12.7%	$ 229.54	98.3%		3.5%
Total RevPAR	$ 232.22				$ 259.19			11.6%	$ 272.24			5.0%
Operating Revenue	Amount	$ POR	$ PAR	Margin	Amount	$ POR	$ PAR	Margin	Amount	$ POR	$ PAR	Margin
Rooms	38,979,329	217.88	196.67	84.7%	43,946,999	241.07	221.74	85.5%	45,493,860	247.42	229.54	84.3%
Food & Beverage	6,492,795	36.26	32.76	14.1%	6,612,811	36.28	33.37	12.9%	7,438,289	40.45	37.53	13.8%
Telecom	179,214	1.00	0.90	0.4%	162,974	0.89	0.82	0.3%	156,562	0.85	0.79	0.3%
Minor Operating	159,257	0.89	0.80	0.3%	143,440	0.79	0.72	0.3%	138,115	0.75	0.70	0.3%
Rents & Other	214,410	1.20	1.08	0.5%	504,472	2.77	2.55	1.0%	649,844	3.53	3.28	1.2%
Spa	-	-	-	0.0%	-	-	-	0.0%	79,448	0.43	0.40	0.1%
Parking	-	-	-	0.0%	-	-	-	0.0%	-	-	-	0.0%
Total Operating Revenue	46,025,005	257.03	232.22	100.0%	51,370,696	281.80	259.19	100.0%	53,956,118	293.44	272.24	100.0%
Departmental Expenses												
Rooms	12,543,525	70.05	63.29	32.2%	13,287,165	72.89	67.04	30.2%	14,212,661	77.30	71.71	31.2%
Food & Beverage	7,275,995	40.63	36.71	112.1%	7,313,474	40.12	36.90	110.6%	7,910,103	43.02	39.91	106.3%
Minor Operating	119,698	0.67	0.60	75.2%	96,771	0.53	0.49	67.5%	94,444	0.51	0.48	68.4%
Rents & Other	-	-	-	0.0%	-	-	-	0.0%	-	-	-	0.0%
Spa	-	-	-	0.0%	-	-	-	0.0%	331,017	1.80	1.67	416.6%
Parking	-	-	-	0.0%	-	-	-	0.0%	-	-	-	0.0%
Total Departmental Expenses	19,939,218	111.35	100.60	43.3%	20,697,410	113.54	104.43	40.3%	22,548,425	122.63	113.77	41.8%
Total Departmental Profit	26,085,787	145.68	131.62	56.7%	30,673,286	168.26	154.76	59.7%	31,407,693	170.81	158.47	58.2%
Undistributed Operating Expenses												
Administrative & General	4,241,387	23.69	21.40	9.2%	5,184,350	28.44	26.16	10.1%	5,423,094	29.49	27.36	10.1%
Information & Telecommunication Systems	119,290	0.67	0.60	0.3%	187,506	1.03	0.95	0.4%	600,077	3.26	3.03	1.1%
Sales & Marketing	3,402,255	19.00	17.17	7.4%	3,539,832	19.42	17.86	6.9%	3,456,915	18.80	17.44	6.4%
Utilities	1,162,085	6.49	5.86	2.5%	1,227,115	6.73	6.19	2.4%	1,256,078	6.83	6.34	2.3%
Property Operation & Maintenance	2,133,996	11.92	10.77	4.6%	2,288,126	12.55	11.54	4.5%	2,488,333	13.53	12.55	4.6%
Royalty (Rooms)	2,044,712	11.42	10.32	4.4%	2,267,668	12.44	11.44	4.4%	683,613	3.72	3.45	1.3%
Royalty (Food & Beverage)		-	-	0.0%	-		-	0.0%		-	-	0.0%
Marketing Fee	1,559,173	8.71	7.87	3.4%	1,757,880	9.64	8.87	3.4%	1,819,754	9.90	9.18	3.4%
Franchise Fees (Royalty & Marketing)	3,603,886	20.13	18.18	7.8%	4,025,548	22.08	20.31	7.8%	2,503,368	13.61	12.63	4.6%
Total Undistributed Expenses	14,662,929	81.89	73.98	31.9%	16,452,487	90.25	83.01	32.0%	15,727,863	85.54	79.36	29.1%
Gross Operating Profit	11,422,858	63.79	57.63	24.8%	14,220,799	78.01	71.75	27.7%	15,679,830	85.27	79.11	29.1%
Management Fees	797,819	4.46	4.03	1.7%	303,000	1.66	1.53	0.6%	271,500	1.48	1.37	0.5%
Incentive Management Fees		-	-	0.0%		-	-	0.0%		-	-	0.0%
Income Before Non-Operating Income & Expenses	10,625,039	59.34	53.61	23.1%	13,917,799	76.35	70.22	27.1%	15,408,330	83.80	77.74	28.6%
Non-Operating Income & Expenses												
Real Estate Taxes	572,681	3.20	2.89	1.2%	1,742,928	9.56	8.79	3.4%	1,892,027	10.29	9.55	3.5%
Insurance	482,733	2.70	2.44	1.0%	536,709	2.94	2.71	1.0%	499,927	2.72	2.52	0.9%
Total Non-Operating Income & Expenses	1,055,414	5.89	5.33	2.3%	2,279,637	12.51	11.50	4.4%	2,391,954	13.01	12.07	4.4%
EBITDA	9,569,625	53.44	48.28	20.8%	11,638,162	63.84	58.72	22.7%	13,016,376	70.79	65.67	24.1%
FF&E Reserve	1,841,000	10.28	9.29	4.0%	2,054,828	11.27	10.37	4.0%	2,158,245	11.74	10.89	4.0%
Net Operating Income	7,728,625	43.16	39.00	16.8%	9,583,334	52.57	48.35	18.7%	10,858,131	59.05	54.79	20.1%

NOTE: This analysis is based on assumptions made by Interstate with respect to current economic conditions in the marketplace and projections of these conditions in the future. While we believe the [illegible] representation or guarantee that the results will be achieved. The projections are only estimates and market conditions and unforeseen circumstances may make adherence to them impractical.

San Francisco Hilton Financial District proforma rs 1 13 17

1/23/2017 3:18 PM

3

INTERSTATE HOTELS & RESORTS

Hilton San Francisco Financial District

543 Rooms

	Dec 2016 TTM Amount	Index	Growth	Year ends on: 12/31/17 YEAR 1 Projection Amount	Index	Growth	12/31/18 YEAR 2 Projection Amount	Index	Growth	12/31/19 YEAR 3 Projection Amount	Index	Growth	12/31/20 YEAR 4 Projection Amount	Index	Growth	12/31/21 YEAR 5 Projection Amount	Index	Growth
Comp Set																		
Occupancy	89.2%		1.0%	88.4%		-1.0%	87.5%		-1.0%	88.4%		1.0%	88.4%		0.0%	88.4%		0.0%
ADR	$ 272.49		3.0%	$ 285.48		4.8%	$ 296.47		3.5%	$ 305.81		3.5%	$ 314.99		3.0%	$ 324.44		3.0%
RevPAR	$ 243.06		4.1%	$ 252.36		3.8%	$ 258.59		2.5%	$ 270.31		4.5%	$ 278.42		3.0%	$ 286.77		3.0%
Property																		
Rooms Available	198,715		0.3%	199,655		0.5%	202,393		1.4%	203,670		0.6%	204,228		0.3%	203,670		-0.3%
Rooms Sold	184,295		0.2%	179,690		-2.5%	182,154		1.4%	183,303		0.6%	183,805		0.3%	183,303		-0.3%
Occupancy	92.7%	104.0%	0.0%	90.0%	101.8%	-3.0%	90.0%	102.8%	0.0%	90.0%	101.8%	0.0%	90.0%	101.8%	0.0%	90.0%	101.8%	0.0%
ADR	$ 252.96	92.8%	2.2%	$ 280.40	98.2%	10.9%	$ 290.19	98.2%	3.5%	$ 303.35	99.2%	4.5%	$ 312.45	99.2%	3.0%	$ 321.82	99.2%	3.0%
Rooms RevPAR	$ 234.51	96.5%	2.2%	$ 252.36	100.0%	7.6%	$ 261.17	101.0%	3.5%	$ 273.02	101.0%	4.5%	$ 281.21	101.0%	3.0%	$ 289.64	100.6%	3.0%
Total RevPAR	$ 276.85		1.7%	$ 304.30		9.9%	$ 314.66		3.4%	$ 328.11		4.3%	$ 337.96		3.0%	$ 348.09		3.0%

Operating Revenue	Dec 2016 TTM Amount	$ POR	$ PAR	Margin	YEAR 1 Amount	$ POR	$ PAR	Margin	YEAR 2 Amount	$ POR	$ PAR	Margin
Rooms	46,599,555	252.86	234.51	84.7%	50,385,539	280.40	252.37	82.9%	52,859,259	290.19	261.17	83.0%
Food & Beverage	6,980,662	37.88	35.13	12.7%	7,367,290	41.00	36.90	12.1%	7,692,363	42.23	38.01	12.1%
Telecom	78,646	0.42	0.39	0.1%	89,845	0.50	0.45	0.1%	93,574	0.51	0.46	0.1%
Minor Operating	129,784	0.70	0.65	0.2%	134,768	0.75	0.68	0.2%	140,714	0.77	0.70	0.2%
Rents & Other	540,680	2.93	2.72	1.0%	359,380	2.00	1.80	0.6%	375,237	2.06	1.85	0.6%
Spa	88,525	0.48	0.45	0.2%	-		-	0.0%	-	-	-	0.0%
Parking	598,810	13.45	3.01	1.1%	2,416,831	13.45	12.11	4.0%	2,523,470	13.85	12.47	4.0%
Total Operating Revenue	55,015,114	298.52	276.85	100.0%	60,754,052	338.10	304.30	100.0%	63,684,619	349.62	314.66	100.0%
Departmental Expenses												
Rooms	13,990,677	75.92	70.41	30.0%	14,008,399	77.96	70.16	27.8%	14,456,652	79.37	71.43	27.3%
Food & Beverage	7,791,477	42.28	39.21	111.6%	7,514,636	41.82	37.64	102.0%	7,846,211	43.07	38.77	102.0%
Minor Operating	258,069	1.40	1.30	198.8%	87,599	0.49	0.44	65.0%	35,178	0.19	0.17	25.0%
Rents & Other	-	-	-	0.0%	-	-	-	0.0%	-	-	-	0.0%
Spa	281,733	1.53	1.42	318.3%	-	-	-	318.3%	-	-	-	318.3%
Parking	91,139	2.05	0.46	15.2%	604,208	3.36	3.03	25.0%	630,868	3.46	3.12	25.0%
Total Departmental Expenses	22,413,315	121.82	112.79	40.7%	22,214,841	123.63	111.27	36.6%	22,968,909	126.10	113.49	36.1%
Total Departmental Profit	32,601,799	176.90	164.06	59.3%	38,539,210	214.48	193.03	63.4%	40,715,790	223.52	201.17	63.9%
Undistributed Operating Expenses												
Administrative & General	5,076,702	27.55	25.55	9.2%	4,580,855	25.49	22.94	7.5%	4,229,113	23.22	20.90	6.6%
Information & Telecommunication Systems	860,702	4.67	4.33	1.6%	604,503	3.36	3.03	1.0%	619,815	3.40	3.06	1.0%
Sales & Marketing	3,459,574	18.77	17.41	6.3%	3,128,834	17.41	15.67	5.2%	3,013,068	16.54	14.89	4.7%
Utilities	1,286,365	6.98	6.47	2.3%	1,211,648	6.74	6.07	2.0%	1,241,940	6.82	6.14	2.0%
Property Operation & Maintenance	2,528,669	13.72	12.73	4.6%	2,453,249	13.65	12.29	4.0%	2,514,580	13.80	12.42	3.9%
Royalty (Rooms)	3,016,043	16.37	15.18	5.5%	1,698,771	9.45	8.51	2.8%	2,062,000	11.32	10.19	3.2%
Royalty (Food & Beverage)	-	-	-	0.0%	-	-	-	0.0%	-	-	-	0.0%
Marketing Fee		-	-	0.0%	2,015,438	11.22	10.09	3.3%	2,114,370	11.61	10.45	3.3%
Franchise Fees (Royalty & Marketing)	3,016,043	16.37	15.18	5.5%	3,714,208	20.67	18.60	6.1%	4,176,370	22.93	20.63	6.6%
Total Undistributed Expenses	16,228,275	88.06	81.67	29.5%	15,693,297	87.34	78.60	25.8%	15,794,886	86.71	78.04	24.8%
Gross Operating Profit	16,373,524	88.84	82.40	29.8%	22,845,913	127.14	114.43	37.6%	24,921,023	136.81	123.13	39.1%
Management Fees	235,600	1.28	1.19	0.4%	1,032,819	5.75	5.17	1.7%	1,082,639	5.94	5.35	1.7%
Incentive Management Fees		-	-	0.0%		-	-	0.0%	207,511	1.14	1.03	0.3%
Income Before Non-Operating Income & Expenses	16,138,024	87.57	81.21	29.3%	21,813,094	121.39	109.25	35.9%	23,630,874	129.73	116.76	37.1%
Non-Operating Income & Expenses												
Real Estate Taxes	1,942,097	10.54	9.77	3.5%	2,035,896	11.33	10.20	3.4%	2,076,014	11.40	10.26	3.3%
Insurance	441,211	2.39	2.22	0.8%	451,294	2.51	2.26	0.7%	462,576	2.54	2.29	0.7%
Total Non-Operating Income & Expenses	2,383,308	12.93	11.99	4.3%	2,487,190	13.84	12.46	4.1%	2,539,190	13.94	12.55	4.0%
EBITDA	13,754,716	74.63	69.22	25.0%	19,325,905	107.55	96.80	31.8%	21,091,684	115.79	104.21	33.1%
FF&E Reserve	2,210,658	12.00	11.12	4.0%	2,430,162	13.52	12.17	4.0%	2,547,385	13.98	12.59	4.0%
Net Operating Income	11,544,058	62.64	58.09	21.0%	16,895,743	94.03	84.62	27.8%	18,544,299	101.81	91.63	29.1%

Operating Revenue	YEAR 3 Amount	$ POR	$ PAR	Margin	YEAR 4 Amount	$ POR	$ PAR	Margin	YEAR 5 Amount	$ POR	$ PAR	Margin
Rooms	55,604,978	303.35	273.02	83.2%	57,429,976	312.45	281.21	83.2%	58,991,319	321.82	289.64	83.2%
Food & Beverage	7,973,112	43.50	39.15	11.9%	8,234,796	44.80	40.32	11.9%	8,458,675	46.15	41.53	11.9%
Telecom	96,989	0.53	0.48	0.1%	100,173	0.54	0.49	0.1%	102,896	0.56	0.51	0.1%
Minor Operating	145,850	0.80	0.72	0.2%	150,637	0.82	0.74	0.2%	154,732	0.84	0.76	0.2%
Rents & Other	388,932	2.12	1.91	0.6%	401,697	2.19	1.97	0.6%	412,618	2.25	2.03	0.6%
Spa	-	-	-	0.0%	-	-	-	0.0%	-	-	-	0.0%
Parking	2,615,570	14.27	12.84	3.9%	2,701,415	14.70	13.23	3.9%	2,774,658	15.14	13.62	3.9%
Total Operating Revenue	66,825,429	364.56	328.11	100.0%	69,018,693	375.50	337.95	100.0%	70,895,098	386.76	348.09	100.0%
Departmental Expenses												
Rooms	14,636,799	80.95	72.86	26.7%	15,177,026	82.57	74.31	26.4%	15,438,287	84.22	75.80	26.2%
Food & Beverage	8,132,575	44.37	39.93	102.0%	8,399,492	45.70	41.13	102.0%	8,627,848	47.07	42.36	102.0%
Minor Operating	36,462	0.20	0.18	25.0%	37,659	0.20	0.18	25.0%	38,683	0.21	0.19	25.0%
Rents & Other	-	-	-	0.0%	-	-	-	0.0%	-	-	-	0.0%
Spa	-	-	-	318.3%	-	-	-	318.3%	-	-	-	318.3%
Parking	653,892	3.57	3.21	25.0%	675,354	3.67	3.31	25.0%	693,714	3.78	3.41	25.0%
Total Departmental Expenses	23,661,729	129.09	116.18	35.4%	24,289,531	132.15	118.93	35.2%	24,798,533	135.29	121.76	35.0%
Total Departmental Profit	43,163,700	235.48	211.93	64.6%	44,729,162	243.35	219.02	64.8%	46,096,565	251.48	226.33	65.0%
Undistributed Operating Expenses												
Administrative & General	4,373,559	23.86	21.47	6.5%	4,495,963	24.46	22.01	6.5%	4,612,136	25.16	22.65	6.5%
Information & Telecommunication Systems	635,106	3.46	3.12	1.0%	650,963	3.54	3.19	0.9%	667,258	3.64	3.28	0.9%
Sales & Marketing	3,114,723	16.99	15.29	4.7%	3,201,475	17.42	15.68	4.6%	3,284,078	17.92	16.12	4.6%
Utilities	1,272,688	6.94	6.25	1.9%	1,304,613	7.10	6.39	1.9%	1,337,433	7.30	6.57	1.9%
Property Operation & Maintenance	2,577,444	14.06	12.66	3.9%	2,641,880	14.37	12.94	3.8%	2,707,927	14.77	13.30	3.8%
Royalty (Rooms)	2,185,557	11.92	10.73	3.3%	2,267,682	12.34	11.10	3.3%	2,337,942	12.75	11.48	3.3%
Royalty (Food & Beverage)	-	-	-	0.0%	-	-	-	0.0%	-	-	-	0.0%
Marketing Fee	2,224,199	12.13	10.92	3.3%	2,297,199	12.50	11.25	3.3%	2,359,653	12.87	11.59	3.3%
Franchise Fees (Royalty & Marketing)	4,409,756	24.06	21.65	6.6%	4,564,881	24.84	22.35	6.6%	4,697,595	25.63	23.06	6.6%
Total Undistributed Expenses	16,383,576	89.38	80.44	24.5%	16,859,996	91.73	82.55	24.4%	17,306,428	94.41	84.97	24.4%
Gross Operating Profit	26,780,125	146.10	131.49	40.1%	27,869,165	151.62	136.46	40.4%	28,790,137	157.06	141.36	40.6%
Management Fees	1,136,032	6.20	5.58	1.7%	1,173,316	6.38	5.75	1.7%	1,205,217	6.57	5.92	1.7%
Incentive Management Fees	185,910	1.01	0.91	0.3%	108,904	0.59	0.53	0.2%	92,097	0.50	0.45	0.1%
Income Before Non-Operating Income & Expenses	25,458,182	138.89	125.00	38.1%	26,586,944	144.65	130.18	38.5%	27,492,824	149.99	134.99	38.8%
Non-Operating Income & Expenses												
Real Estate Taxes	2,118,146	11.56	10.40	3.2%	2,160,509	11.75	10.58	3.1%	2,203,719	12.02	10.82	3.1%
Insurance	474,141	2.59	2.33	0.7%	485,994	2.64	2.38	0.7%	498,144	2.72	2.45	0.7%
Total Non-Operating Income & Expenses	2,592,287	14.14	12.73	3.9%	2,646,503	14.40	12.96	3.8%	2,701,863	14.74	13.27	3.8%
EBITDA	22,865,896	124.74	112.27	34.2%	23,940,440	130.25	117.22	34.7%	24,790,960	135.25	121.72	35.0%
FF&E Reserve	2,673,017	14.58	13.12	4.0%	2,760,748	15.02	13.52	4.0%	2,835,804	15.47	13.92	4.0%
Net Operating Income	20,192,879	110.16	99.15	30.2%	21,179,693	115.23	103.71	30.7%	21,955,156	119.78	107.80	31.0%

se projections are reasonable, Interstate makes no

NOTE: This analysis is based on assumptions made by Interstate with respect to current economic conditions in the marketplace and projections of those conditions in the future. While we believe these projections are reasonable, Interstate makes no representation or guarantee that the results will be achieved. The projections are only estimates and market conditions and unforeseen circumstances may make adherence to them impractical.

San Francisco Hilton Financial District proforma to 1 13 17

1/23/2017 3:16 PM

4

INTERSTATE HOTELS & RESORTS

Hilton San Francisco Financial District
Supply & Demand (1)

MARKET	Year Open	2013 Actual	2014 Actual	2015 Actual	Nov-16 TTM	2017 Year 1	2018 Year 2	2019 Year 3	2020 Year 4	2021 Year 5
						Fiscal Year Ending in December				
Hilton San Francisco Financial District	1970	543	543	543	543	543	543	543	543	543
The Stanford Court San Francisco	1973	393	393	393	393	393	393	393	393	393
Grand Hyatt San Francisco	1973	660	660	660	660	660	660	660	660	660
Hyatt Regency San Francisco	1973	804	804	804	804	804	804	804	804	804
Hilton Parc 55 San Francisco	1984	1,024	1,024	1,024	1,024	1,024	1,024	1,024	1,024	1,024
Hilton San Francisco Union Square	1964	1,919	1,919	1,919	1,919	1,919	1,919	1,919	1,919	1,919
The Park Central San Francisco	1983	681	681	681	681	681	681	681	681	681
Le Meridien San Francisco	1989	360	360	360	360	360	360	360	360	360
Omni San Francisco Hotel	2002	362	362	362	362	362	362	362	362	362
Comp Set Rooms		6,203	6,203	6,203	6,203	6,203	6,203	6,203	6,203	6,203
Total Rooms		6,746	6,746	6,746	6,746	6,746	6,746	6,746	6,746	6,746
Comp Set Room Nights		2,264,095	2,264,095	2,264,095	2,264,095	2,264,095	2,264,095	2,264,095	2,270,298	2,264,095
Total Room Nights		2,462,290	2,462,290	2,462,290	2,462,833	2,462,290	2,462,290	2,462,290	2,469,036	2,462,290
	Change in Supply				0.0%	0.0%			0.3%	-0.3%
Comp Set Occupied Room Nights		2,005,988	1,994,668	1,999,196	2,019,573	2,001,618	1,981,602	2,001,418	2,006,902	2,001,418
Total Occupied Room Nights		2,185,052	2,176,964	2,183,070	2,203,868	2,179,994	2,159,978	2,179,794	2,185,766	2,179,794
	Change in Demand		-0.4%	0.3%	1.0%	-1.1%	-0.9%	0.9%	0.3%	-0.3%
Comp set Occupancy		88.6%	88.1%	88.3%	89.2%	88.4%	87.5%	88.4%	88.4%	88.4%
	Change in Occ %		-0.6%	0.2%	1.0%	-1.0%	-1.0%	1.0%	0.0%	0.0%
Comp set ADR		$ 225.33	$ 249.85	$ 264.45	$ 272.49	$ 285.48	$ 295.47	$ 305.81	$ 314.99	$ 324.44
	Change in ADR		10.9%	5.8%	3.0%	4.8%	3.5%	3.5%	3.0%	3.0%
Comp set RevPAR		$ 199.64	$ 220.12	$ 233.51	$ 243.06	$ 252.38	$ 258.61	$ 270.33	$ 278.44	$ 286.80
	Change in RevPAR		10.3%	6.1%	4.1%	3.8%	2.5%	4.5%	3.0%	3.0%
SUBJECT PROPERTY										
Room Nights		198,195	198,195	198,195	198,738	198,195	198,195	198,195	198,738	198,195
	Change in Supply				0.3%	-0.3%			0.3%	-0.3%
Occupied Room Nights		179,064	182,296	183,874	184,295	178,376	178,376	178,376	178,864	178,376
	Change in Demand		1.8%	0.9%	0.2%	-3.2%	0.0%	0.0%	0.3%	-0.3%
Occupancy		90.3%	92.0%	92.8%	92.7%	90.0%	90.0%	90.0%	90.0%	90.0%
	Change in Occ%		1.8%	0.9%	0.0%	-2.9%	0.0%	0.0%	0.0%	0.0%
	Penetration	102.0%	104.4%	105.1%	104.0%	101.8%	102.8%	101.8%	101.8%	101.8%
Rate		$ 217.68	$ 241.07	$ 247.42	$ 252.86	$ 280.43	$ 290.21	$ 303.37	$ 312.48	$ 321.85
	Change in ADR		10.7%	2.6%	2.2%	10.9%	3.5%	4.5%	3.0%	3.0%
	Penetration	96.6%	96.5%	93.6%	92.8%	98.2%	98.2%	99.2%	99.2%	99.2%
RevPAR		$ 196.67	$ 221.74	$ 229.54	$ 234.48	$ 252.38	$ 261.19	$ 273.04	$ 281.23	$ 289.66
	Change in RevPAR		12.7%	3.5%	2.2%	7.6%	3.5%	4.5%	3.0%	3.0%
	Penetration	98.5%	100.7%	98.3%	96.5%	100.0%	101.0%	101.0%	101.0%	101.0%

1. Source: Dec 2016 STR Report.

San Francisco Hilton Financial District proforma tn 1 13 17

1/23/2017 3:18 PM

5

INTERSTATE HOTELS & RESORTS

Interstate Comparable Properties
2015 T12 BudCast

	#1	#2	#3	#4	#5	#6	IHR Comp Average	Current T12 Results	Projected Results - Year 1
Rooms	329	480	496	531	469	436	457	543	543
Occ%	79.80%	82.00%	97.30%	88.90%	83.90%	85.30%	86.20%	92.74%	90.00%
ADR	148.19	110.35	191.22	235.64	163.28	185.55	172.37	252.86	$ 280.40
Room Revenue	14,237,719	15,890,086	33,792,000	40,702,073	23,521,561	25,245,891	25,564,888	46,599,995	50,385,939
F&B Revenue	9,660,565	7,574,130	4,264,861	3,070,417	6,677,550	7,232,622	6,413,358	6,980,662	7,367,290
F&B Rev. POR	100.55	52.60	24.13	17.78	46.35	53.16	49.09	37.88	41.00
Other Revenue	1,320,720	230,642	2,102,207	3,556,255	1,111,780	1,871,048	1,698,775	747,122	583,993
Total Revenue	22,549,004	23,694,857	40,159,067	47,328,744	31,310,891	34,349,561	33,232,021	55,015,114	60,754,052
Rooms Expense	2,722,048	4,306,729	10,759,342	12,486,236	6,068,263	4,761,084	6,850,617	13,990,877	14,008,399
Rooms Exp. POR	28.33	29.91	60.88	72.29	42.12	34.99	44.75	75.92	77.96
F&B Expense	4,967,668	4,611,593	4,820,634	3,246,213	5,099,040	4,004,705	4,458,309	7,791,477	7,514,636
F&B Exp % of FB Rev.	51.42%	60.89%	113.03%	105.73%	76.36%	55.37%	77.13%	111.62%	102.00%
A&G $	1,792,318	2,003,097	2,528,506	2,929,419	2,771,231	2,467,268	2,415,307	5,076,702	4,580,855
A&G Exp. % of Rev.	7.95%	8.45%	6.30%	6.19%	8.85%	7.18%	7.49%	9.23%	7.54%
A&G Exp POR	18.65	13.91	14.31	16.96	19.24	18.13	16.87	27.55	25.49
A&G Exp PAR	14.88	11.40	13.93	15.07	16.14	15.46	14.48	25.55	22.94
I&T $	139,227	278,089	616,324	801,442	544,923	581,109	493,519	860,702	604,503
I&T Exp. % of Rev.	0.62%	1.17%	1.53%	1.69%	1.74%	1.69%	1.41%	1.56%	1.00%
I&T Exp POR	1.45	1.93	3.49	4.64	3.78	4.27	3.26	4.67	3.36
I&T Exp PAR	1.16	1.58	3.40	4.12	3.17	3.64	2.85	4.33	3.03
S&M $	1,536,094	1,540,167	1,592,947	2,221,367	2,452,604	2,220,706	1,927,314	3,459,574	3,128,834
S&M Exp. % of Rev.	6.81%	6.50%	3.97%	4.69%	7.83%	6.47%	6.05%	6.29%	5.15%
S&M Exp POR	15.99	10.70	9.01	12.86	17.02	16.32	13.65	18.77	17.41
S&M Exp PAR	12.76	8.77	8.77	11.43	14.29	13.92	11.66	17.41	15.67
Util. $	551,446	791,894	861,569	961,271	803,312	685,555	775,841	1,286,365	1,211,648
Utilities Exp. % of Rev	2.45%	3.34%	2.15%	2.03%	2.57%	2.00%	2.42%	2.34%	1.99%
Utilities Exp. POR	5.74	5.50	4.88	5.57	5.58	5.04	5.38	6.98	6.74
R&M $	875,396	840,008	1,773,304	2,090,412	945,254	1,850,833	1,395,868	2,528,889	2,453,249
Repairs Exp. % of Rev	3.88%	3.55%	4.42%	4.42%	3.02%	5.39%	4.11%	4.60%	4.04%
Repairs POR	9.11	5.83	10.03	12.10	6.56	13.60	9.54	13.72	13.65
Repairs PAR	7.27	4.78	9.77	10.76	5.51	11.60	8.28	12.73	12.29
GOP %	33.90%	32.20%	38.40%	41.10%	33.60%	42.60%	36.97%	29.76%	37.60%
Annual Available Room	120414	175680	181536	194346	171654	159576		198715	199655
Annual Occupied Rooms	96078	143995	176721	172730	144059	136059		184295	179690

San Francisco Hilton Financial District proforma tn 1 13 17 1/23/2017 3:18 PM

6

EXHIBIT C

Form of Daily Cash Management Excel Spreadsheet

1

943-Justice Investors (Hilton San Fran)
Accounts Payable Aging Report

#943- Hilton San Francisco Financial District Vendors

Vendor	0-30	31-60	61-90	91+	Total
A2Z	0.00	2,845.17	0.00	0.00	2,845.17
ACCO Engineered Systems	4,434.22	3,642.00	0.00	0.00	8,076.22
Aire-Master of the North Bay	120.00	120.00	0.00	0.00	240.00
AIRGAS NCN	88.59	0.00	0.00	0.00	88.59
All Things Meetings Inc.	1,015.00	0.00	0.00	0.00	1,015.00
American Hotel Register Co.	0.00	0.00	0.00	0.00	0.00
American Refrigeration Supplies Inc.	0.00	286.33	0.00	0.00	286.33
AT & T Mobility #287262173083	2,681.30	0.00	0.00	0.00	2,681.30
AT & T Wi-Fi Services	1,981.00	0.00	0.00	0.00	1,981.00
Bespoke Travel, LLC	0.00	554.73	0.00	0.00	554.73
Blue Eagle Products, Inc	0.00	168.37	0.00	0.00	168.37
Blue Ribbon Supply Company	7.07	0.00	0.00	0.00	7.07
Bon Air Service, Inc.	540.75	0.00	0.00	0.00	540.75
Boston Properties	350.00	0.00	0.00	0.00	350.00
California Beverage Systems, Inc	172.71	0.00	0.00	0.00	172.71
Captivate LLC; Attn: Accounts Receivable	0.00	3,932.12	0.00	0.00	3,932.12
CBF, Inc.	638.65	118.98	0.00	0.00	757.63
ChemsearchFE	712.32	1,136.66	0.00	0.00	1,848.98
Cintas Corporation	0.00	786.23	0.00	0.00	786.23
Cintas Corporation #464	1,803.83	2,905.03	0.00	0.00	4,708.86
Clear Blue Energy Corp	0.00	2,580.00	0.00	0.00	2,580.00
Comcast 900011866	2,027.07	2,058.00	0.00	0.00	4,085.07
Consider It Done	532.00	0.00	0.00	0.00	532.00
Cvent, Inc.	0.00	0.00	10,321.00	0.00	10,321.00
DBI Beverage San Francisco	521.15	0.00	0.00	0.00	521.15
DIRECTV #005003666 Flyte Bar	391.98	0.00	0.00	0.00	391.98
Doris Grover	116.25	0.00	0.00	0.00	116.25
Dow Jones & Company	0.00	381.02	0.00	0.00	381.02
Ecolab Food Safety Specialties	731.36	0.00	0.00	0.00	731.36
Ecolab Pest Elimination Division	1,808.18	1,808.18	0.00	0.00	3,616.36
EDC Technologies,Inc.	400.00	0.00	0.00	0.00	400.00
Electro Imaging Systems, INC	1,795.68	0.00	0.00	0.00	1,795.68
Electro Imaging Systems, Inc	90.83	0.00	0.00	0.00	90.83
Encore Oils	100.00	0.00	0.00	0.00	100.00
Expedia Travel	500.00	0.00	0.00	0.00	500.00
FedEx - Acct#1175-5837-1	46.48	0.00	0.00	0.00	46.48
FedEx - Acct#6734-5372-4	30.91	0.00	0.00	0.00	30.91
Financial District Hardware	236.41	885.17	0.00	0.00	1,121.58
Golden Gate Meat Company, INC.	2,026.49	1,679.67	0.00	0.00	3,706.16
Gourmet Foods, Inc	9,996.58	4,179.32	0.00	0.00	14,175.90
Grainger	0.00	1,730.89	473.48	0.00	2,204.37
Granite Telecommunications	1,484.57	1,444.87	0.00	0.00	2,929.44
Guest Supply, LLC	31,631.08	3,007.83	0.00	0.00	34,638.91
Gym Precision Inc.	145.00	0.00	0.00	0.00	145.00
HD Supply Facilities Maintenance	0.00	610.96	367.32	0.00	978.28
Hilton Hawaiian Village	0.00	0.00	1,375.39	0.00	1,375.39
Hilton Hotels Corporation	296,475.34	305,779.14	1,510.30	0.00	603,764.78
Hilton San Francisco	497.19	0.00	0.00	0.00	497.19
Industrial Plumbing Supply	4,337.84	1,670.00	0.00	0.00	6,007.84
InterCity Metro Cleaners INC.	3,886.62	0.00	0.00	0.00	3,886.62
International Pastry	112.70	0.00	0.00	0.00	112.70
J. Spargo & Associates, Inc	17,702.10	0.00	0.00	0.00	17,702.10
JC Technologies Inc.	49.50	0.00	0.00	0.00	49.50
JEZ Enterprises	870.00	0.00	0.00	0.00	870.00
Judgebuilt	1,135.00	0.00	0.00	0.00	1,135.00
Karcher North America, Inc	0.00	576.67	0.00	0.00	576.67
KONE INC.	15,379.60	16,841.46	2,725.70	0.00	34,946.76
Law Office of Peter Michaels	0.00	0.00	4,082.50	0.00	4,082.50
Leader Printing & Graphic Inc	174.00	0.00	0.00	0.00	174.00
M&M Baking Products, Inc	1,183.30	966.90	0.00	0.00	2,150.20
M3 Accounting Services, Inc.	800.73	0.00	0.00	0.00	800.73
Matagrano, Inc	800.70	0.00	0.00	0.00	800.70
McMaster-Carr Supply Co.	473.55	0.00	0.00	0.00	473.55
Milestone Internet Marketing	1,409.65	1,409.65	0.00	0.00	2,819.30
Mission Linen Supply - Acct#238665	858.72	1,529.36	0.00	0.00	2,388.08

2

943-Justice Investors (Hilton San Fran)
Accounts Payable Aging Report

#943- Hilton San Francisco Financial District Vendors

Vendor	0-30	31-60	61-90	91+	Total
Mission Linen Supply - Acct#278603	1,119.90	567.00	0.00	0.00	1,686.90
Modus eDiscovery, Inc	0.00	894.35	0.00	0.00	894.35
Mr. Bathtub, Inc	0.00	3,562.00	1,700.00	0.00	5,262.00
Natalini Flowers by Crispy	376.25	732.50	0.00	0.00	1,108.75
Newport Fish Co.	2,083.11	415.16	0.00	0.00	2,498.27
Nor1, Inc	1,323.45	1,797.30	0.00	0.00	3,120.75
Northern California World Trade Center	0.00	2,682.00	0.00	0.00	2,682.00
Office Depot	164.95	1,249.35	0.00	0.00	1,414.30
Onyx Meetings & Events	0.00	1,345.00	0.00	0.00	1,345.00
Open Table, Inc	372.60	0.00	0.00	0.00	372.60
Ovation Travel Group	2,399.00	0.00	0.00	0.00	2,399.00
Pacific Seafood	13,025.05	2,836.43	0.00	0.00	15,861.48
Pan-O-Rama Bakery	990.02	536.25	0.00	0.00	1,526.27
Parc 55 San Francisco a Hilton Hotel	192.14	0.00	0.00	0.00	192.14
Peninsulators, Inc.	1,840.00	1,040.00	0.00	0.00	2,880.00
Perkins Cole LLP	0.00	0.00	0.00	19,283.50	19,283.50
Peterson Communications Groups	1,160.00	1,160.00	0.00	0.00	2,320.00
Pitney Bowes Global Fin. Svc.	0.00	1,052.68	0.00	0.00	1,052.68
Plant Domaine	840.00	4,621.03	0.00	0.00	5,461.03
Playnetwork, Inc.	86.86	87.09	0.00	0.00	173.95
Positive Promotions, Inc	0.00	202.30	0.00	0.00	202.30
ProfitSword, LLC	1,450.00	0.00	0.00	0.00	1,450.00
PSAV Presentation Services	7,032.38	7,869.06	53,104.34	6,984.12	74,989.90
R.W. Smith & Co.	0.00	864.08	0.00	0.00	864.08
Randstad	1,390.92	0.00	0.00	0.00	1,390.92
Recology Sunset Scavenger	7,539.17	0.00	0.00	0.00	7,539.17
Reed Smith LLP	0.00	0.00	0.00	550.00	550.00
Regency Enterprises Inc.	300.93	1,265.07	0.00	0.00	1,566.00
Reliable Travel Orlando	0.00	0.00	1,291.20	0.00	1,291.20
Royal Cup Inc.	991.57	987.81	0.00	0.00	1,979.38
Saflok	0.00	1,022.86	0.00	0.00	1,022.86
San Francisco Chronicle #138090	31.25	31.25	0.00	0.00	62.50
San Francisco Fine Bakery	3,190.36	0.00	0.00	0.00	3,190.36
San Francisco Specialty Produce	7,949.19	0.00	0.00	0.00	7,949.19
SESAC	0.00	7,883.00	0.00	0.00	7,883.00
SF Specialty Food Co	2,691.40	1,463.89	0.00	0.00	4,155.29
Sharon Stitzel	73.10	0.00	0.00	0.00	73.10
Sidley Austin LLP	106,046.93	0.00	9,400.50	0.00	115,447.43
SimplexGrinnell, LP	3,892.36	4,364.36	0.00	0.00	8,256.72
Sonifi Solutions Inc.	13,884.40	10,087.91	0.00	0.00	23,972.31
Southern Wine & Spirits	7,378.02	0.00	0.00	0.00	7,378.02
STR Inc.	1,325.00	0.00	0.00	0.00	1,325.00
SupplyWorks	481.01	0.00	0.00	0.00	481.01
Sweet Production, Inc.	2,627.85	2,915.55	0.00	0.00	5,543.40
The Bernheim Law Firm	44,123.06	0.00	0.00	0.00	44,123.06
The Macellaro Firm	0.00	0.00	26,556.61	0.00	26,556.61
The Marlin Company	189.88	0.00	0.00	0.00	189.88
The Rainmaker Group Las Vegas, LLC	0.00	1,400.00	0.00	0.00	1,400.00
The Regal Press, Inc.	0.00	943.68	0.00	0.00	943.68
TravelCLICK, Inc	0.00	3,405.00	0.00	4,970.00	8,375.00
Truly Goods Foods	231.22	0.00	0.00	0.00	231.22
U S A Today	397.00	377.15	0.00	0.00	774.15
U.S. Travel Association	7,150.00	0.00	0.00	0.00	7,150.00
United California Access & Security Systems	0.00	937.30	0.00	0.00	937.30
US Food Service	37,698.55	7,022.84	0.00	0.00	44,721.39
VDA	0.00	0.00	0.00	12,180.00	12,180.00
Warman Security	0.00	443.06	0.00	0.00	443.06
Washington Bakery & Restaurant	4,571.50	3,080.50	0.00	0.00	7,652.00
West Coast Linen Services	0.00	0.00	0.00	0.00	0.00
Western Machinery Electric	973.23	0.00	0.00	0.00	973.23
Whaley Parts & Supply	0.00	3,050.57	909.57	0.00	3,960.14
Wine Warehouse	1,277.00	0.00	0.00	0.00	1,277.00
Young's Market Company	1,953.00	0.00	0.00	0.00	1,953.00
Grand Total	**708,117.61**	**449,830.09**	**113,817.91**	**43,967.62**	**1,315,733.23**

3

Hilton San Francisco Financial District
DAILY CASH UPDATE
1-Feb-17

Available Balance Wells Fargo			$	1,896,319.71	
Less Outstanding checks					
AP Checks Issued		(611,876.38)			
Ap Checks on hold		-			
Payroll Checks Issued		(1,012.16)			
				(612,888.54)	
Total Available for Disbursements				1,283,431.17	
Cash/Credit Card In Transit					
VS/MC	01/23/17	64,188.66			
AMEX	1/21/17 - 1/23/17	64,483.42			
			$	128,672.08	
GL/AR & AP Balance					
GL/AR Balance		740,479.09			
AP Balance		(1,315,733.23)			
				(575,254.14)	
				Total	*$ 836,849.11*

4

Wells Fargo
<u>Projected Occupancy</u>
Available Bank Balance
<u>Estimated Cash from Revenue</u>
GCR/Cash Deposits
Credit Card Revenue
Net Direct - Hilton Adv Res
Transfer from Kearny St. Parking
United/Continental/Virgin/XL
Other/Misc. Transfers
Group Check outs -CC Mop
A/R Payments
Total cash receipts
<u>Less Outstanding Checks/Withdrawals</u>
Bank Fees on 8th business day
Payroll
Accounts Payable
AP Large Checks
Kearny ST. Parking
Legal
Justice - Loan/Distribution
Leasing Company 6th
Insurance - Alliant, IPFS, Nationwide
Occupancy Tax
State Board of Equalization Sales Tax
CTTC (due Aug 10th)
TID
Intergroup
Portsmouth
Evon
Payroll & Gross Receipts Tax
Union H&W - Local 2
Union H&W - Other
Hilton Hotels Corp - Fees
Prism - Fees & Insurance
Ace Parking - monthly revenue
Ace Wages & Salaries
Ace Reimbursement Invoice
Justice CEP
Total cash disbursements
Available Cash Balance

5

DATE	02-Jan-17	04-Jan-17	05-Jan-17	06-Jan-17	09-Jan-17	10-Jan-17	11-Jan-17	12-Jan-17	13-Jan-17	17-Jan-17	18-Jan-17	19-Jan-17
UNITED COMMERCIAL BANK # 0063616353	Mon	Wed	Thu	Fri	Mon	Tue	Wed	Thu	Fri	Tue	Wed	Thu
BEGINNING BALANCE	1,957,700.76	1,624,360.27	1,714,478.00	1,638,938.43	1,739,548.73	1,311,810.11	1,113,237.26	832,229.21	909,897.49	1,032,655.46	1,825,322.25	1,354,457.53
DEPOSITS												
Transfers To/From Cash Mger - 636163537												
GCR/CASH DEPOSITS	3,313.55	2,877.68		6.54		2,828.54	29.88		1,763.05	16,829.97	2,157.12	
NET DIRECT - Hilton Adv Res				63,340.92					70,970.56			
TRAVELSCAPE/EXPEDIA												
Kearny St. Parking	26,000.00				29,000.00							
Credit Memo/Owners Contri.												
VIRGIN					174,522.54			154,248.79				223,977.20
MISC WIRE TRANSFERS			5,704.74	406.41	3,000.00			1,248.35			2,286.00	
TOTAL DEPOSITS	29,313.55	2,877.68	5,704.74	63,753.87	206,522.54	2,828.54	29.88	155,497.14	72,733.61	16,829.97	4,443.12	223,977.20
WITHDRAWALS												
Transfers To/From Cash Mger - 636163537.												
Loan												
Other	10,916.65											
BANK SERVICES							1,474.51	77,345.49				
Evon Monthly Pymt.					825,000.00							
A/P CHECKS CLEARED	661,446.15		153,701.98	38,936.50	15,799.26	32,277.83	70,015.04	11,725.39	117,755.25	152,055.30	524,232.86	91,324.42
PAYROLL CHECKS CLEARED	29,840.09	7,205.13	4,754.28	1,632.89	2,263.19	318,326.74	234,602.71	22,458.89	19,352.71	28,500.49	3,365.72	1,029.94
Adp Processing Fees												
401k - The Standard	11,492.37											
Ascentium Lease Rent				9,086.33								
Board of Equalization												
MB Financial Loan Bank												
TOTAL WITHDRAWALS	713,695.26	7,205.13	158,456.26	49,655.72	843,062.45	350,604.57	306,092.26	111,529.77	137,107.96	180,555.79	527,598.58	92,354.36
American Express	45,589.21	13,197.19	28,430.58	17,753.67	80,581.95	32,446.33	5,228.81	24,554.25	39,657.40	505,783.67	12,090.87	37,549.73
Visa Mastercard - Post Integration	306,260.42	81,909.79	48,781.37	68,811.27	129,045.42	116,630.44	19,825.52	9,305.12	147,474.92	450,608.94	42,226.18	8,299.66
Chargeback	(808.41)	(661.80)		(52.79)	(826.08)	126.41		(158.46)			(2,026.31)	(2,841.35)
CC Fee												
TOTAL CREDIT CARDS	351,041.22	94,445.18	77,211.95	86,512.15	208,801.29	149,203.18	25,054.33	33,700.91	187,132.32	956,392.61	52,290.74	43,008.04
CURRENT BALANCE	1,624,360.27	1,714,478.00	1,638,938.43	1,739,548.73	1,311,810.11	1,113,237.26	832,229.21	909,897.49	1,032,655.46	1,825,322.25	1,354,457.53	1,529,088.41
Checks deposited, not posted												
Plus Checks not deducted												
Total Balalnce Per Bank	*1,624,360.27*	*1,714,478.00*	*1,638,938.43*	*1,739,548.73*	*1,311,810.11*	*1,113,237.26*	*832,229.21*	*909,897.49*	*1,032,655.46*	*1,825,322.25*	*1,354,457.53*	*1,529,088.41*
Total Cash Manager Balance												
AVAILABLE BALANCE	1,624,360.27	1,714,478.00	1,638,938.43	1,739,548.73	1,311,810.11	1,113,237.26	832,229.21	909,897.49	1,032,655.46	1,825,322.25	1,354,457.53	1,529,088.41
PAYROLL												
BEGINNING BALANCE	(35,800.41)	(19,467.95)	(12,262.82)	(7,508.54)	(5,875.65)	(3,612.46)	(264,017.72)	(29,415.01)	(6,956.12)	(37,603.41)	(9,102.92)	(5,737.20)
PAYROLL CHECKS ISSUED	25,000.00					578,732.00			50,000.00			
PAYROLL CHECKS PRESENTED	41,332.46	7,205.13	4,754.28	1,632.89	2,263.19	318,326.74	234,602.71	22,458.89	19,352.71	28,500.49	3,365.72	1,029.94
CHECKS OUTSTANDING	(19,467.95)	(12,262.82)	(7,508.54)	(5,875.65)	(3,612.46)	(264,017.72)	(29,415.01)	(6,956.12)	(37,603.41)	(9,102.92)	(5,737.20)	(4,707.26)
A/P Disbursement												
BEGINNING BALANCE	(863,538.35)	(202,092.20)	(293,502.40)	(222,019.80)	(183,083.30)	(167,284.04)	(479,678.04)	(409,663.00)	(991,604.63)	(1,011,614.58)	(1,410,165.28)	(938,165.19)
A/P CHECKS ISSUED	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
A/P CHECKS PRESENTED	661,446.15	-	153,701.98	38,936.50	15,799.26	32,277.83	70,015.04	11,725.39	117,755.25	152,055.30	524,232.86	91,324.42
CHECKS OUTSTANDING	(202,092.20)	(293,502.40)	(222,019.80)	(183,083.30)	(167,284.04)	(479,678.04)	(409,663.00)	(991,604.63)	(1,011,614.58)	(1,410,165.28)	(938,165.19)	(860,419.77)

6

DATE	20-Jan-17 Fri	23-Jan-17 Mon	24-Jan-17 Tue	25-Jan-17 Wed	26-Jan-17 Thu	27-Jan-17 Fri	30-Jan-17 Mon	31-Jan-17 Tue	TOTALS
UNITED COMMERCIAL BANK # 0063616353									
BEGINNING BALANCE	1,529,088.41	1,433,866.27	1,758,515.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71	1,957,700.76
DEPOSITS									
Transfers To/From Cash Mger - 636163537									-
GCR/CASH DEPOSITS	32.54	1,807.22							31,646.09
NET DIRECT - Hilton Adv Res	28,458.72								162,770.20
TRAVELSCAPE/EXPEDIA									-
Kearny St. Parking									55,000.00
Credit Memo/Owners Contri.									-
VIRGIN									552,748.53
MISC WIRE TRANSFERS		(6,000.00)							6,645.50
TOTAL DEPOSITS	28,491.26	(4,192.78)	0.00	0.00	0.00	0.00	0.00	0.00	808,810.32
WITHDRAWALS									-
Transfers To/From Cash Mger - 636163537									-
Loan									-
Other									10,916.65
BANK SERVICES									78,820.00
Evon Monthly Pymt.									825,000.00
A/P CHECKS CLEARED	189,201.90	90,603.99							2,149,075.87
PAYROLL CHECKS CLEARED	17,682.48	6,012.62							697,027.88
Adp Processing Fees									-
401k - The Standard									11,492.37
Ascentium Lease Rent									9,086.33
Board of Equalization									-
MB Financial Loan Bank									-
TOTAL WITHDRAWALS	206,884.38	96,616.61	0.00	0.00	0.00	0.00	0.00	0.00	3,781,419.10
									-
American Express	27,048.98	110,319.76	88,814.71						1,069,047.11
Visa Mastercard - Post Integration	56,458.92	315,086.28	48,708.75						1,849,433.00
Chargeback	(336.92)	52.79	280.54						(7,252.38)
CC Fee									-
TOTAL CREDIT CARDS	83,170.98	425,458.83	137,804.00	0.00	0.00	0.00	0.00	0.00	2,911,227.73
CURRENT BALANCE	1,433,866.27	1,758,515.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71
Checks deposited, not posted									
Plus Checks not deducted									
Total Balance Per Bank	*1,433,866.27*	*1,758,515.71*	*1,896,319.71*	*1,896,319.71*	*1,896,319.71*	*1,896,319.71*	*1,896,319.71*	*1,896,319.71*	*1,896,319.71*
Total Cash Manager Balance									
AVAILABLE BALANCE	1,433,866.27	1,758,515.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71	1,896,319.71
PAYROLL									
BEGINNING BALANCE	(4,707.26)	12,975.22	(1,012.16)	(1,012.16)	(1,012.16)	(1,012.16)	(1,012.16)	(1,012.16)	
PAYROLL CHECKS ISSUED		20,000.00							
PAYROLL CHECKS PRESENTED	17,682.48	6,012.62	-	-	-	-	-	-	
CHECKS OUTSTANDING	12,975.22	(1,012.16)	(1,012.16)	(1,012.16)	(1,012.16)	(1,012.16)	(1,012.16)	(1,012.16)	
A/P Disbursement									
BEGINNING BALANCE	(860,419.77)	(671,217.87)	(611,876.38)	(611,876.38)	(611,876.38)	(611,876.38)	(611,876.38)	(611,876.38)	
A/P CHECKS ISSUED									
A/P CHECKS PRESENTED	189,201.90	90,603.99	-	-	-	-	-	-	
CHECKS OUTSTANDING	(671,217.87)	(611,876.38)	(611,876.38)	(611,876.38)	(611,876.38)	(611,876.38)	(611,876.38)	(611,876.38)

7

Hilton San Francisco Financial District
Outstanding AP checks

Check Date	Vendor	Check No.	Issues	Cleared	Outstanding	Date Released	Date Cleared
9/29/2015	Thelema Dietler	006318	26.26	-	26.26	10/05/15	
3/9/2016	Thelema Dietler	007709	84.31	-	84.31	3/10/2016	
4/5/2016	Victoria Grover	007938	18.16	-	18.16	4/6/2016	
4/13/2016	Thuy Nguyen	008049	41.47	-	41.47	4/15/2016	
5/10/2016	Carlson Wagonlit Travel	008319	6,385.20	-	6,385.20	5/12/2016	
10/13/2016	California Travel and Tourism Commission (CTTC)	009699	18,921.64	18,921.64		10/14/16	
10/14/2016	TEG Holdings, Inc. dba The Encompass Group	009759	212.50	212.50		10/17/16	
10/25/2016	Riemer Reporting Service	009851	197.10	197.10		10/25/16	
11/10/2016	AT & T 415 773-0967	009921	2,090.52	2,090.52		11/10/2016	
11/10/2016	AT & T 8018-101-0374	009922	105.37	105.37		11/10/2016	
11/10/2016	AT & T 8080-23145-93	009923	822.73	822.73		11/10/2016	
11/10/2016	Bay City Ex, Inc.	009924	51.69	51.69		11/10/2016	
11/10/2016	California Travel and Tourism Commission (CTTC)	009925	18,921.64	18,921.64		11/10/2016	
11/10/2016	Cintas Corporation #4434305-0001	009927	1,347.28	1,347.28		11/10/2016	
11/10/2016	DIRECTTV #021779913 Hilton The Cloud	009928	196.98	196.98		11/10/2016	
11/10/2016	DIRECTV #005003666 Flyte Bar	009929	1,974.98	1,974.98		11/10/2016	
11/10/2016	Dow Jones & Company	009931	381.02	381.02		11/10/2016	
11/10/2016	FedEx - Acct#1175-5837-1	009932	284.79	284.79		11/10/2016	
11/10/2016	FedEx - Acct#6734-5372-4	009933	49.89	49.89		11/10/2016	
11/10/2016	International Pastry	009939	110.00	110.00		11/10/2016	
11/10/2016	Lily Toy	009943	51.01	51.01	-	11/10/2016	01/13/17
11/10/2016	Norl, Inc	009951	1,404.45	1,404.45		11/10/2016	
11/10/2016	Paula Gruendi	009954	22.94	22.94		11/10/2016	01/06/17
11/10/2016	Playnetwork, Inc.	009958	87.09	87.09		11/10/2016	
11/10/2016	Quench	009960	98.85	98.85		11/10/2016	
11/10/2016	San Francisco Chronicle	009965	93.75	93.75		11/10/2016	
11/10/2016	SF Specialty Food Co	009968	855.93	855.93		11/10/2016	
11/10/2016	SimplexGrinnell, LP	009970	3,892.36	3,892.36		11/10/2016	
11/10/2016	Sita Vaughan	009971	401.30	401.30		11/10/2016	
11/10/2016	The Marlin Company	009975	190.31	190.31		11/10/2016	
11/10/2016	U S A Today	009976	377.15	377.15		11/10/2016	
11/10/2016	CaliforniaChoice Benefit Administrators	009979	32,166.12	32,166.12		11/10/2016	
11/14/2016	Liberty Mutual Insurance	009992	1,829.00	1,829.00		11/15/16	
11/14/2016	Morrow Technologies Corp	009993	609.28	609.28		11/15/16	
11/14/2016	Anthony Mansour	009996	1,000.00	1,000.00		11/15/16	
11/14/2016	Wine Warehouse	009999	380.04	380.04		11/15/16	
11/14/2016	Young's Market Company	010000	473.39	473.39		11/15/16	
11/14/2016	Quench	010002	98.85	98.85		11/15/16	
11/15/2016	Chad Fife	010003	3,216.56	3,216.56		11/15/16	
11/18/2016	Tech Hospitality Inc.	010008	13,113.75	13,113.75		11/18/16	
11/18/2016	Levi Strauss & Company	010034	1,142.50	-	1,142.50	11/18/16	
11/29/2016	Independent Tax Representatives, LLC	010066	26,747.86	26,747.86		11/29/16	01/06/17
11/29/2016	Alatur JTB Eventos e Incentivos	010067	2,290.55	2,290.55		11/29/16	01/19/17
11/29/2016	Pitney Bowes Global Fin. Svc.	010084	Void			11/29/16	
12/7/2016	Scott Levkoff Productions	010140	200.00	-	200.00	12/08/16	
12/9/2016	Alatur JTB Eventos e Incentivos	010157	3,436.61	3,436.61		12/9/2016	01/19/17
12/14/2016	California Travel and Tourism Commission (CTTC)	010166	18,921.64	18,921.64		12/14/2016	01/23/17
12/14/2016	SPRINT	010201	758.61	758.61		12/14/2016	01/03/17
12/20/2016	Cintas Corporation #4434305-0001	010230	31.90	31.90		12/20/2016	01/03/17
12/20/2016	Cintas Corporation #464	010231	1,224.33	1,224.33		12/20/2016	01/05/17
12/20/2016	D D Sign Company, Inc.	010233	984.18	984.18		12/20/2016	01/03/17
12/20/2016	E Wightman & Co	010238	748.35	748.35		12/20/2016	01/06/17
12/20/2016	EDC Technologies,Inc.	010239	400.00	400.00		12/20/2016	01/03/17
12/20/2016	Funk Kay Hardware, Inc. dba Financial District	010240	216.29	216.29		12/20/2016	01/03/17
12/20/2016	Hospitality Softnet, Inc.	010249	469.00	469.00		12/20/2016	01/05/17
12/20/2016	Kelly-Moore Paint Co., Inc	010252	311.29	311.29		12/20/2016	01/03/17
12/20/2016	Noel Asmar Uniforms Inc.	010259	172.55	172.55		12/20/2016	01/09/17
12/20/2016	Office Depot	010260	1,023.80	1,023.80		12/20/2016	01/03/17
12/20/2016	Peterson Communications Groups	010263	1,160.00	1,160.00		12/20/2016	01/03/17
12/20/2016	Secretary of State	010276	20.00	20.00		12/20/2016	01/06/17
12/21/2016	David Shawn	010278	283.74	283.74		12/21/2016	01/03/17
12/21/2016	Internal Revenue Service	010279	3,388.00	3,388.00	-	12/21/2016	01/11/17
12/21/2016	Scaffold Inspection & Testing Co.	010284	2,712.00	-	2,712.00	12/21/2016	
12/21/2016	Calvin Ernest	010286	144.00	144.00		12/21/2016	01/09/17
12/21/2016	Sharon Stitzel	010289	707.95	707.95		12/21/2016	01/03/17
12/21/2016	Office Depot	010291	1,027.81	1,027.81		12/21/2016	01/03/17
12/27/2016	San Francisco Tax Collector	010294	535,594.01	535,594.01		12/27/2016	01/03/17
12/27/2016	San Francisco Tax Collector (TID)	010295	34,754.23	34,754.23		12/27/2016	01/03/17
12/27/2016	San Francisco Tax Collector (TID)	010297	43,442.79	43,442.79		12/27/2016	01/03/17
12/27/2016	SFCB&SE - Local 2	010298	7,146.78	7,146.78		12/27/2016	01/05/17
12/28/2016	ACCO Engineered Systems	010299	1,856.37	1,856.37		12/28/2016	01/09/17

8

Hilton San Francisco Financial District
Outstanding AP checks

Check Date	Vendor	Check No.	Issues	Cleared	Outstanding	Date Released	Date Cleared
12/28/2016	Airo-Master of the North Bay	010300	480.00	480.00		12/28/2016	01/06/17
12/28/2016	American Empire	010301	5,908.00	5,908.00		12/28/2016	01/05/17
12/28/2016	American Express GBT - Meeting & Events	010302	1,493.40	-	1,493.40	12/28/2016	
12/28/2016	American Express Meeting & Events	010303	665.70	665.70		12/28/2016	01/19/17
12/28/2016	American Health Lawyers Association	010304	254.15	254.15		12/28/2016	01/12/17
12/28/2016	AT & T 8018-101-0374	010305	104.66	104.66		12/28/2016	01/09/17
12/28/2016	AT & T 8080-23145-93	010306	780.73	780.73		12/28/2016	01/09/17
12/28/2016	AT&T #415-984-0780 117	010307	216.76	216.76		12/28/2016	01/09/17
12/28/2016	Batteries Plus	010308	314.18	314.18		12/28/2016	01/12/17
12/28/2016	Beekley Corporation	010309	858.23	858.23		12/28/2016	01/09/17
12/28/2016	Blue Ribbon Supply Company	010310	437.50	437.50		12/28/2016	01/05/17
12/28/2016	Boston Children's Hospital	010311	4,669.90	4,669.90		12/28/2016	01/19/17
12/28/2016	Boston Properties	010312	400.00	400.00		12/28/2016	01/10/17
12/28/2016	Brink's, Incorporated	010313	581.11			12/28/2016	01/09/17
12/28/2016	Cavalier Mills	010314	1,189.74	1,189.74		12/28/2016	01/10/17
12/28/2016	Certegy Check Services, Inc	010315	156.00	156.00		12/28/2016	01/06/17
12/28/2016	Chase International Trading	010316	109.84	109.84		12/28/2016	01/05/17
12/28/2016	ChemsearchFE	010317	712.32	712.32		12/28/2016	01/06/17
12/28/2016	Cintas Corporation #464	010318	1,224.33	1,224.33		12/28/2016	01/11/17
12/28/2016	City Maps Inc.	010319	8,093.21	-	8,093.21	12/28/2016	
12/28/2016	Clairvoyix	010320	990.00	990.00		12/28/2016	01/06/17
12/28/2016	Cole Hardware dba Cole Fox Hardware	010321	20.10	20.10		12/28/2016	01/06/17
12/28/2016	Consider it Done	010322	532.00	532.00		12/28/2016	01/06/17
12/28/2016	Dow Jones & Company	010323	387.76	387.76		12/28/2016	01/09/17
12/28/2016	Down to the details	010324	672.90	672.90		12/28/2016	01/09/17
12/28/2016	Ecolab Food Safety Specialties	010325	177.18	177.18		12/28/2016	01/10/17
12/28/2016	EcoSure	010326	429.50	429.50		12/28/2016	01/12/17
12/28/2016	EDC Technologies,Inc.	010327	800.00	800.00		12/28/2016	01/10/17
12/28/2016	FedEx - Acct#1175-5837-1	010328	118.32	118.32		12/28/2016	01/06/17
12/28/2016	FedEx - Acct#6734-5372-4	010329	85.48	85.48		12/28/2016	01/06/17
12/28/2016	Galaxy Tour	010330	595.70	-	595.70	12/28/2016	
12/28/2016	Giants Enterprise	010331	1,210.00	1,210.00		12/28/2016	01/06/17
12/28/2016	Hobart Service	010332	128.77	128.77		12/28/2016	01/06/17
12/28/2016	Hokubei USA Inc	010333	518.00	-	518.00	12/28/2016	
12/28/2016	Hospitality Softnet, Inc.	010334	584.00	584.00		12/28/2016	01/13/17
12/28/2016	Intercontinental Mark Hopkins	010335	580.86	580.86		12/28/2016	01/13/17
12/28/2016	International Pastry	010336	110.00	110.00		12/28/2016	01/17/17
12/28/2016	Johnny G Adventures	010337	270.40	-	270.40	12/28/2016	
12/28/2016	Karcher North America, Inc	010338	578.52	578.52		12/28/2016	01/06/17
12/28/2016	Kelly-Moore Paint Co., Inc	010339	595.72	595.72		12/28/2016	01/13/17
12/28/2016	M3 Accounting Services, Inc.	010340	641.52	641.52		12/28/2016	01/06/17
12/28/2016	Malagrano, Inc	010341	334.70	334.70		12/28/2016	01/05/17
12/28/2016	Natilini Flowers	010342	163.13	163.13		12/28/2016	01/05/17
12/28/2016	Pan-O-Rama Bakery	010343	321.55	321.55		12/28/2016	01/05/17
12/28/2016	Playnetwork, Inc.	010344	87.09	87.09		12/28/2016	01/09/17
12/28/2016	R.W. Smith & Co.	010345	431.44	431.44		12/28/2016	01/06/17
12/28/2016	Randstad	010346	238.00	238.00		12/28/2016	01/09/17
12/28/2016	RoomBlocker	010347	918.90	918.90		12/28/2016	01/10/17
12/28/2016	Round The Clock Pest Control Inc.	010348	240.00	240.00		12/28/2016	01/09/17
12/28/2016	Royal Cup Inc.	010349	452.88	452.88		12/28/2016	01/06/17
12/28/2016	Splendido Voyage	010350	1,383.30	-	1,383.30	12/28/2016	
12/28/2016	STR Inc.	010351	1,595.00	1,595.00		12/28/2016	01/12/17
12/28/2016	SupplyWorks	010352	391.43	391.43		12/28/2016	01/05/17
12/28/2016	Synergy Enterprises, Inc	010353	4,860.00	4,860.00		12/28/2016	01/06/17
12/28/2016	The Box Lunch Company	010354	414.00	414.00		12/28/2016	01/05/17
12/28/2016	The Regal Press, Inc.	010355	1,307.71	1,307.71		12/28/2016	01/09/17
12/28/2016	Travel Pets Inc./TravelPets.com	010356	35.00	35.00		12/28/2016	01/09/17
12/28/2016	United California Glass & Door	010357	210.00	-	210.00	12/28/2016	01/05/17
12/28/2016	Western Machinery Electric	010358	551.04	551.04		12/28/2016	01/10/17
12/28/2016	Young's Market Company	010359	791.76	791.76		12/28/2016	01/09/17
12/28/2016	Chinese Culture Foundation	010360	5,661.33	5,661.33		12/28/2016	01/10/17
12/28/2016	San Francisco Tax Collector	010361	35,552.04	35,552.04		12/28/2016	01/03/17
12/28/2016	San Francisco Tax Collector (TID)	010362	2,881.95	2,881.95		12/28/2016	01/03/17
12/28/2016	WageWorks, Inc	010363	135.00	-	135.00	12/28/2016	
12/28/2016	Copower	010364	5,822.08	5,822.08		12/28/2016	01/05/17
12/28/2016	PLIC - SBD GRAND ISLAND	010365	513.69	513.69		12/28/2016	01/10/17
12/28/2016	San Francisco Tax Collector	010366	37,193.00	37,193.00		12/28/2016	01/05/17
12/28/2016	San Francisco Tax Collector (TID)	010367	2,315.56	2,315.56		12/28/2016	01/03/17
12/28/2016	DBI Beverage San Francisco	010368	612.10	612.10		12/28/2016	01/05/07
12/28/2016	Southern Wine & Spirits	010369	4,544.47	4,544.47		12/28/2016	01/05/17
12/29/2016	Hilton San Francisco	010370	2,054.26	2,054.26		12/29/2016	01/09/17

9

Hilton San Francisco Financial District
Outstanding AP checks

Check Date	Vendor	Check No.	Issues	Cleared	Outstanding	Date Released	Date Cleared
12/29/2016	OMNI San Francisco Hotel	010371	1,579.00	1,579.00		12/29/2016	01/09/17
12/29/2016	Paro 55 San Francisco a Hilton Hotel	010372	361.00	361.00		12/29/2016	01/10/17
12/29/2016	The Rubin Group Inc.	010373	4,015.00	4,015.00		12/29/2016	01/13/17
12/29/2016	Hilton San Francisco	010374	681.24	681.24		12/29/2016	01/09/17
1/4/2017	JC Technologies Inc.	010375	3,010.13	3,010.13		1/4/2017	01/09/17
1/4/2017	The Intergroup Corporation	010376	53,315.07	53,315.07		1/4/2017	01/05/17
1/4/2017	Portsmouth Square Inc	010377	35,085.00	35,085.00		1/4/2017	01/05/17
1/5/2017	Sysco Guest Supply	010378	13,719.05	13,719.05		1/5/2017	01/11/17
1/5/2017	JAMS, Inc	010379	250.00	250.00		1/5/2017	01/11/17
1/5/2017	Oakland Athletics' Community Fund	010380	1,000.00	1,000.00		1/5/2017	01/18/17
1/5/2017	Pacific Seafood	010381	9,355.24	9,355.24		1/5/2017	01/11/17
1/5/2017	San Francisco Specialty Produce	010382	10,457.62	10,457.62		1/5/2017	01/11/17
1/5/2017	San Francisco Tax Collector	010383	500.00	500.00		1/5/2017	01/11/17
1/5/2017	SFPUC - Water Department	010384	22,065.95	22,065.95		1/5/2017	01/10/17
1/5/2017	US Food Service	010385	24,371.52	24,371.52		1/5/2017	01/11/17
1/5/2017	San Francisco Tax Collector	010386	500.00	500.00		1/5/2017	01/11/17
1/10/2017	4imprint, Inc.	010387	5,813.99	5,813.99		1/10/2017	01/17/17
1/10/2017	911 PC HELP	010388	501.50	501.50		1/10/2017	01/17/17
1/10/2017	A2Z	010389	2,133.30	2,133.30		1/10/2017	01/13/17
1/10/2017	ACCO Engineered Systems	010390	15,788.86	15,788.86		1/10/2017	01/13/17
1/10/2017	AIRGAS NCN	010391	85.95	85.95		1/10/2017	01/17/17
1/10/2017	American General	010392	6,250.00	6,250.00		1/10/2017	01/18/17
1/10/2017	AT & T Mobility #287262173083	010393	2,683.32	2,683.32		1/10/2017	01/18/17
1/10/2017	AT & T Wi-Fi Services	010394	1,981.00	1,981.00		1/10/2017	01/17/17
1/10/2017	Bay City Ex, Inc.	010395	51.69	51.69		1/10/2017	01/18/17
1/10/2017	California Hydronics Corporation	010396	5,447.78	5,447.78		1/10/2017	01/12/17
1/10/2017	Captivate LLC; Attn: Accounts Receivable	010397	3,932.12	-	3,932.12	1/10/2017	
1/10/2017	CBF, Inc.	010398	9,036.00	9,036.00		1/10/2017	01/19/17
1/10/2017	Chad Fife	010399	1,287.26	1,287.26		1/10/2017	01/13/17
1/10/2017	Cintas Corporation	010400	1,081.37	1,081.37	-	1/10/2017	01/20/17
1/10/2017	Cintas Corporation #464	010401	7,572.78	7,572.78		1/10/2017	01/23/17
1/10/2017	Danfeng Xu	010402	27.83	-	27.83	1/10/2017	
1/10/2017	DBI Beverage San Francisco	010403	513.40	513.40		1/10/2017	01/13/17
1/10/2017	DIRECTV #005003666 Flyte Bar	010404	1,974.98	1,974.98		1/10/2017	01/23/17
1/10/2017	Ecolab Pest Elimination Division	010405	1,808.18	1,808.18		1/10/2017	01/17/17
1/10/2017	Electro Imaging System Inc -HR- Acct#016-0922138	010406	755.82	755.82		1/10/2017	01/17/17
1/10/2017	Electro Imaging Systems, INC	010407	1,799.81	1,799.81	-	1/10/2017	01/20/17
1/10/2017	FedEx - Acct#1175-5837-1	010408	615.96	615.96		1/10/2017	01/17/17
1/10/2017	FedEx - Acct#6734-5372-4	010409	42.78	42.78		1/10/2017	01/17/17
1/10/2017	George P. Johnson Company	010410	52,569.37	52,569.37		1/10/2017	01/13/17
1/10/2017	Golden Gate Meat Company, INC.	010411	176.32	176.32		1/10/2017	01/13/17
1/10/2017	Gourmet Foods, Inc	010412	6,000.15	6,000.15		1/10/2017	01/17/17
1/10/2017	Granite Telecommunications	010413	1,425.99	1,425.99		1/10/2017	01/17/17
1/10/2017	Sysco Guest Supply	010414	11,306.25	11,306.25		1/10/2017	01/13/17
1/10/2017	Hilton San Francisco	010415	733.64	733.64		1/10/2017	01/17/17
1/10/2017	Hyatt Corporation dba Hyatt Regency San Francisco	010416	557.68	-	557.68	1/10/2017	
1/10/2017	Industrial Plumbing Supply	010417	3,530.86	3,530.86		1/10/2017	01/17/17
1/10/2017	InterCity Metro Cleaners INC.	010418	3,863.78	3,863.78	-	1/10/2017	01/11/17
1/10/2017	JEZ Enterprises	010419	842.78	842.78		1/10/2017	01/17/17
1/10/2017	KONE INC.	010420	37,195.74	37,195.74		1/10/2017	01/20/17
1/10/2017	Luis Marcos	010421	42.28	-	42.28	1/10/2017	
1/10/2017	M&M Baking Products, Inc	010422	1,387.60	1,387.60		1/10/2017	01/13/17
1/10/2017	McMaster-Carr Supply Co.	010423	518.24	518.24		1/10/2017	01/17/17
1/10/2017	Megan Brandt	010424	10.74	10.74		1/10/2017	01/13/17
1/10/2017	Mission Linen Supply - Acct#238665	010425	4,184.46	4,184.46		1/10/2017	01/17/17
1/10/2017	Mission Linen Supply - Acct#278603	010426	1,530.22	1,530.22		1/10/2017	01/17/17
1/10/2017	Morrow Technologies Corp	010427	609.28	609.28		1/10/2017	01/17/17
1/10/2017	National Tour Association	010428	2,120.00	2,120.00		1/10/2017	01/18/17
1/10/2017	Newport Fish Co.	010429	138.00	138.00		1/10/2017	01/17/17
1/10/2017	North Tower Environmental	010430	4,950.00	-	4,950.00	1/10/2017	
1/10/2017	Northern California World Trade Center	010431	2,993.80	-	2,993.80	1/10/2017	
1/10/2017	Office Depot	010432	892.03	892.03		1/10/2017	01/17/17
1/10/2017	Open Table, Inc	010433	480.60	480.60		1/10/2017	01/13/17
1/10/2017	Oracle America, Inc	010434	4,168.70	4,168.70		1/10/2017	01/13/17
1/10/2017	P G & E	010435	39,942.64	39,942.64		1/10/2017	
1/10/2017	Pacific Seafood	010436	3,795.86	3,795.86		1/10/2017	01/17/17
1/10/2017	Pan-O-Rama Bakery	010437	757.55	757.55		1/10/2017	01/17/17
1/10/2017	Penny Feng	010438	171.20	171.20		1/10/2017	01/13/17
1/10/2017	Petty Cash	010439	541.10	541.10		1/10/2017	01/18/17
1/10/2017	Plant Domaine	010440	1,890.00	1,890.00		1/10/2017	01/19/17
1/10/2017	Plasticard Locktech Int'l	010441	1,500.00	1,500.00		1/10/2017	01/18/17

10

Hilton San Francisco Financial District
Outstanding AP checks

Check Date	Vendor	Check No.	Issues	Cleared	Outstanding	Date Released	Date Cleared
1/10/2017	ProfitSword, LLC	010442	1,450.00	1,450.00		1/10/2017	01/17/17
1/10/2017	Quench	010443	132.57	132.57		1/10/2017	01/17/17
1/10/2017	R.W. Smith & Co.	010444	544.72	544.72		1/10/2017	01/17/17
1/10/2017	Recology Sunset Scavenger	010445	7,397.82	7,397.82		1/10/2017	01/19/17
1/10/2017	Red Cloud, Inc	010446	44.39	44.39		1/10/2017	01/17/17
1/10/2017	Royal Cup Inc.	010447	969.58	969.58		1/10/2017	01/18/17
1/10/2017	RR Donnelley	010448	820.83	820.83		1/10/2017	01/17/17
1/10/2017	Ruthie Jacinto	010449	98.40	98.40		1/10/2017	01/13/17
1/10/2017	Ryan Maru	010450	27.00	27.00		1/10/2017	01/13/17
1/10/2017	Ryan Terry	010451	94.92	94.92		1/10/2017	01/13/17
1/10/2017	San Francisco Fine Bakery	010452	8,108.13	8,108.13		1/10/2017	01/13/17
1/10/2017	San Francisco Specialty Produce	010453	3,965.35	3,965.35		1/10/2017	01/13/17
1/10/2017	SENTRY Control Systems	010454	1,732.57	1,732.57		1/10/2017	01/13/17
1/10/2017	SF Specialty Food Co	010455	1,752.32	1,752.32		1/10/2017	01/17/17
1/10/2017	SimplexGrinnell, LP	010456	3,892.36	3,892.36		1/10/2017	01/17/17
1/10/2017	Sonifi Solutions Inc.	010457	16,008.71	16,008.71		1/10/2017	01/18/17
1/10/2017	Southern Wine & Spirits	010458	3,637.92	3,637.92		1/10/2017	01/17/17
1/10/2017	SPRINT	010459	944.59	944.59		1/10/2017	01/23/17
1/10/2017	Sweet Production, Inc.	010460	2,360.55	2,360.55		1/10/2017	01/17/17
1/10/2017	Teamsters Local Union No. 665	010461	359.79	-	359.79	1/10/2017	
1/10/2017	TEG Holdings, Inc. dba The Encompass Group	010462	187.50	-	187.50	1/10/2017	
1/10/2017	The Rubin Group Inc.	010463	3,887.00	3,887.00		1/10/2017	01/19/17
1/10/2017	U S A Today	010464	496.25	496.25		1/10/2017	01/17/17
1/10/2017	US Food Service	010465	5,709.28	5,709.28	-	1/10/2017	01/12/17
1/10/2017	Victoria Grover	010466	32.56	32.56		1/10/2017	01/17/17
1/10/2017	Vortex Industries, Inc	010467	2,241.22	2,241.22		1/10/2017	01/17/17
1/10/2017	Washington Bakery & Restaurant	010468	4,370.75	4,370.75		1/10/2017	01/13/17
1/10/2017	Whaley Parts & Supply	010469	2,324.30	2,324.30		1/10/2017	01/17/17
1/10/2017	City Maps	010470	8,093.21	8,093.21		1/10/2017	01/17/17
1/10/2017	Paulo Vergara	010471	79.69	79.69		1/10/2017	01/17/17
1/10/2017	Petty Cash	010472	134.41	134.41		1/10/2017	01/18/17
1/10/2017	Lily Toy	010473	160.60	160.60		1/10/2017	01/13/17
1/10/2017	Infinite Creation	010474	600.00	600.00		1/10/2017	01/19/17
1/12/2017	Andrea Chang	010475	213.40	213.40		1/12/2017	01/13/17
1/12/2017	Astor Chocolate	010476	297.05	297.05		1/12/2017	01/17/17
1/12/2017	AT & T 415 773-0967	010477	2,101.67	2,101.67		1/12/2017	01/18/17
1/12/2017	Bank of America; BCD M&I	010478	7,678.00	-	7,678.00	1/12/2017	
1/12/2017	CaliforniaChoice Benefit Administrators	010479	36,050.55	36,050.55		1/12/2017	01/19/17
1/12/2017	Chad Fife	010480	3,163.94	3,163.94		1/12/2017	01/13/17
1/12/2017	CIC Peru Travel	010481	6,566.30	-	6,566.30	1/12/2017	
1/12/2017	Fox Travel	010482	3,443.20	-	3,443.20	1/12/2017	
1/12/2017	George Wilson	010483	87.09	-	87.09	1/12/2017	
1/12/2017	Hilton Hotels Corporation	010484	416,604.58	416,604.58		1/12/2017	01/18/17
1/12/2017	Industrial Plumbing Supply	010485	250.78	250.78		1/12/2017	01/19/17
1/12/2017	J.D. Griffin & Associates, PC	010486	7,447.50	7,447.50		1/12/2017	01/18/17
1/12/2017	Josh Sorosky	010487	1,012.50	1,012.50		1/12/2017	01/18/17
1/12/2017	Unite HERE Local 2	010488	10,609.75	10,609.75		1/12/2017	01/19/17
1/12/2017	Local 856	010489	1,149.00	1,149.00		1/12/2017	01/23/17
1/12/2017	OnTrack Performance Tools, LLC	010490	5,420.00	5,420.00		1/12/2017	01/23/17
1/12/2017	Onyx Payments	010491	829.90	-	829.90	1/12/2017	
1/12/2017	Oracle America Inc.	010492	47,238.48	47,238.48		1/12/2017	01/17/17
1/12/2017	Portsmouth Square Inc	010493	22,805.00	22,805.00		1/12/2017	01/18/17
1/12/2017	R.W. Smith & Co.	010494	2,020.45	2,020.45		1/12/2017	01/18/17
1/12/2017	Regency Enterprises,Inc. dba Regency Lighting	010496	602.48	602.48		1/12/2017	01/18/17
1/12/2017	San Francisco Travel Association	010497	6,495.00	6,495.00		1/12/2017	01/18/17
1/12/2017	SF Culinary Fund	010498	1,070.00	-	1,070.00	1/12/2017	
1/12/2017	SMG	010499	5,775.00	5,775.00		1/12/2017	01/18/17
1/12/2017	Splendido Voyage	010500	1,228.30	-	1,228.30	1/12/2017	
1/12/2017	StarCite, Inc.	010501	1,489.50	1,489.50		1/12/2017	01/19/17
1/12/2017	Swanson's Travel Corp	010502	2,824.50	-	2,824.50	1/12/2017	
1/12/2017	Synergy Enterprises, Inc	010503	550.00	550.00		1/12/2017	01/19/17
1/12/2017	CIC Peru Travel	010504	1,490.42	-	1,490.42	1/12/2017	
1/12/2017	Infinite Creation	010505	1,235.00	1,235.00		1/12/2017	01/19/17
1/12/2017	Constellation Brands	010506	3,974.40	-	3,974.40	1/12/2017	
1/13/2017	Sysco Guest Supply	010507	6,203.32	6,203.32		1/13/2017	01/18/17
1/13/2017	Matagrano, Inc	010508	1,224.80	1,224.80		1/13/2017	01/19/17
1/13/2017	Morris Distributing	010509	483.65	483.65		1/13/2017	01/20/17
1/13/2017	Office Depot	010510	4,897.65	-	4,897.65	1/13/2017	
1/13/2017	Pacific Seafood	010511	5,369.21	5,369.21		1/13/2017	01/19/17
1/13/2017	Petty Cash	010512	2,000.00	2,000.00		1/13/2017	01/18/17
1/13/2017	PSAV Presentation Services	010513	95,742.23	95,742.23		1/13/2017	01/20/17

11

Hilton San Francisco Financial District
Outstanding AP checks

Check Date	Vendor	Check No.	Issues	Cleared	Outstanding	Date Released	Date Cleared
1/13/2017	San Francisco Specialty Produce	010514	5,874.58	5,874.58		1/13/2017	01/18/17
1/13/2017	US Food Service	010515	14,031.97	14,031.97		1/13/2017	01/18/17
1/13/2017	DBI Beverage San Francisco	010516	671.25	671.25		1/13/2017	01/19/17
1/13/2017	Southern Wine & Spirits	010517	1,266.54	1,266.54		1/13/2017	01/20/17
1/17/2017	911 PC HELP	010518	501.50	501.50		1/17/2017	01/23/17
1/17/2017	Altour	010519	2,643.00	-	2,643.00	1/17/2017	
1/17/2017	ASCAP	010520	1,038.00	-	1,038.00	1/17/2017	
1/17/2017	Ascend Printing	010521	868.26	-	868.26	1/17/2017	
1/17/2017	AT & T 415 433-6484	010522	308.05	-	308.05	1/17/2017	
1/17/2017	AT & T #831-000-4782	010523	1,845.10	-	1,845.10	1/17/2017	
1/17/2017	AT & T 415 433-3493	010524	390.62	-	390.62	1/17/2017	
1/17/2017	AT & T 8018-101-0374	010525	104.22	-	104.22	1/17/2017	
1/17/2017	AT & T 8080-23145-93	010526	772.25	-	772.25	1/17/2017	
1/17/2017	AT&T #415-984-0780 117	010527	141.25	-	141.25	1/17/2017	
1/17/2017	AT&T 415-434-4017	010528	263.85	-	263.85	1/17/2017	
1/17/2017	AT&T acct#415 986 4055 - ACE Parking	010529	391.80	-	391.80	1/17/2017	
1/17/2017	Brink's, Incorporated	010530	1,192.74	-	1,192.74	1/17/2017	
1/17/2017	Certegy Check Services, Inc	010531	56.00	-	56.00	1/17/2017	
1/17/2017	Decker Electric	010532	9,990.00	-	9,990.00	1/17/2017	
1/17/2017	DIRECTTV #021779913 Hilton The Cloud	010533	201.98	-	201.98	1/17/2017	
1/17/2017	Experient	010534	3,715.60	-	3,715.60	1/17/2017	
1/17/2017	Marketshare	010535	3,480.94	-	3,480.94	1/17/2017	
1/17/2017	Peterson Communications Groups	010536	1,160.00	-	1,160.00	1/17/2017	
1/17/2017	Plaza Travel / An Adelman Company	010537	14,040.30	-	14,040.30	1/17/2017	
1/17/2017	Regency Enterprises,Inc. dba Regency Lighting	010538	992.18	-	992.18	1/17/2017	
1/17/2017	San Francisco Specialty Produce	010539	18,780.07	-	18,780.07	1/17/2017	
1/17/2017	Wedding Wire	010540	4,902.00	-	4,902.00	1/17/2017	
1/17/2017	Wells Fargo Corporate HR, attn: Shirley Yee	010541	10,857.83	-	10,857.83	1/17/2017	
1/17/2017	San Francisco Fine Bakery	010542	8,528.26	8,528.26		1/17/2017	01/23/17
1/17/2017	Hotel Credit Association	010543	108.00	108.00		1/17/2017	
1/17/2017	SFCB&SE - Day Care/Elder Care	010544	6,716.58	-	6,716.58	1/17/2017	
1/17/2017	SFCB&SE - Education Fund	010545	559.72	-	559.72	1/17/2017	
1/17/2017	SFCB&SE - Industry Bqt Comm	010546	419.79	-	419.79	1/17/2017	
1/17/2017	SFCB&SE - Legal Fund	010547	4,197.86	-	4,197.86	1/17/2017	
1/17/2017	SFCB&SE - Local 2	010548	363,562.08	-	363,562.08	1/17/2017	
1/17/2017	Stationary Engineers Local 39 Trust Fund	010549	35,456.15	35,456.15		1/17/2017	01/23/17
1/17/2017	Teamsters L856 Health & Welfare Fund	010550	40,740.00	-	40,740.00	1/17/2017	
1/17/2017	Teamsters Local Union No. 665	010551	203.93	-	203.93	1/17/2017	
1/17/2017	Western Conf.of Teamsters Pension Trust	010552	7,799.84	7,799.84		1/17/2017	01/23/17
1/17/2017	Sysco Guest Supply	010553	3,376.25	3,376.25		1/17/2017	01/23/17
1/17/2017	Petty Cash	010554	300.00	-	300.00	1/17/2017	
1/18/2017	BPM	010555	26,250.00	26,250.00		1/18/2017	01/20/17
1/18/2017	International Pastry	010556	110.00	-	110.00	1/18/2017	
1/18/2017	Judicate West	010557	3,945.00	3,945.00		1/18/2017	01/20/17
1/18/2017	M3 Accounting Services, Inc.	010558	659.21	-	659.21	1/18/2017	
1/18/2017	Na Lao	010559	180.00	-	180.00	1/18/2017	
1/18/2017	P G & E	010560	20,288.56	20,288.56		1/18/2017	01/20/17
1/18/2017	Franchise Tax Board	010561	800.00	-	800.00	1/18/2017	
1/19/2017	Hinman & Carmichael LLP	010562	1,260.00	-	1,260.00	1/19/2017	
1/19/2017	Bay Area Automotive Group Welfare Fund	010563	12,319.00	-	12,319.00	1/19/2017	
1/23/2017	The Bernheim Law Firm	010564	31,262.50		31,262.50	1/23/2017	
	Total Wells Fargo		2,866,698.56	2,254,241.07	611,876.38		

Check (611,876.38)

-

12

Subgroup: [53.010] Accounts Receivable - Trade
GUEST LEDGER	449,400.28
CITY LEDGER 1-30 DAYS	296,972.36
CITY LEDGER 31-60 DAYS	14,551.76
CITY LEDGER 61-90 DAYS
CITY LEDGER 91-120 DAYS
CITY LEDGER OVER 120 DAYS	12,000.00
A/R MISCELLANEOUS	14,110.33
Subtotal [53.010] Accounts Receivable - Trade	787,034.73

Subgroup: [53.020] Allowance for Doubtful Accounts
ALLOW FOR DOUBTFUL ACCOUNTS	(60,862.64)
Subtotal [53.020] Allowance for Doubtful Accounts	(60,862.64)
Subgroup: [53.030] Other Receivables
EMPLOYEE ADVANCES	14,307.00
Subtotal [53.030] Other Receivables	14,307.00

Total [53] Accounts Receivable	740,479.09

13

EXHIBIT D

Centralized Accounting Services

Centralized Accounting Services include the following:

Property Accounting Services

•	Accounts Receivable
o	Billing and Collection
•	Accounts Payable
o	Market Basket purchase orders
•	Treasury
o	General Cashier
•	House banks
•	Daily Deposits
•	Over/Short reconciliation
o	Daily Cash report
•	Payroll
o	Time clock edits and processing
o	Processing of vacation, sick time
•	General Ledger
o	Journal Entry support
•	Forecasting
•	Budgeting
•	Reporting

Shared Accounting Services

•	Accounts Payable
o	Set up of vendors
o	Invoice auditing
o	Printing and Processing
•	Treasury
o	Credit Card Processor review
o	Bank Reconciliations
•	Payroll
o	Processing of weekly payroll
o	Quarterly tax filings
o	Annual tax filings
o	W-2s and year-end reporting
•	General Ledger
o	Journal Entries
o	Reconciliation of E-Daily to PMS, Income Journal
o	City Ledger Review
o	Guest Ledger Review
o	Advance Deposit Review
o	Inventory validation and reconciliation
o	Franchise Fees payment and reconciliation
o	Management Fee payment and reconciliation
o	Accruals
o	Financial Statements preparation
•	Sales & Use Tax
o	Preparation of Returns
o	Filing of Returns including payment
o	Coordination for audits.

1